UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(No. ___)

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☐ Soliciting Material Pursuant to §240.14a-12

Energy Fuels Inc.
(Name of Registrant as specified in its charter)

Not Applicable
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ENERGY FUELS INC.

MANAGEMENT INFORMATION CIRCULAR
April 7, 2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2020

LETTER FROM THE INDEPENDENT CHAIR

DEAR FELLOW SHAREHOLDERS,

On behalf of Energy Fuels' Board of Directors, I am pleased to invite you to the 2020 annual meeting of shareholders, to be held on May 27, 2020 by way of a live audio webcast with integrated slides and real-time balloting.

We at Energy Fuels believe the health and safety of our employees, directors and shareholders are of the utmost importance and, in light of the growing risks emerging from the novel coronavirus pandemic, have made the difficult decision to break from convention and host an entirely virtual meeting of shareholders in 2020. However, we are optimistic that a virtual format will enable a broader range of meaningful shareholder participation by providing you with a level of convenience and accessibility never before offered. Our Management Information Circular, which you will find starting on page 1, offers useful information regarding this year's items of business, as well as details on how to attend and participate in the virtual Meeting, and how to cast your vote by form of proxy or virtually during the Meeting.

WHO WE ARE

Energy Fuels has been the leading U.S. producer of both uranium and vanadium since 2017, and, from 2006 to date, Energy Fuels' assets have produced approximately 34% of all U.S. uranium produced during that period. In fact, Energy Fuels' current assets produced more than two times the total uranium produced by all other U.S uranium companies combined over that period, other than Cameco Corporation, which was the largest U.S. producer.

While we are proud of this achievement within the domestic uranium industry, we are even prouder of our records of safety and environmental sustainability. Uranium is the fuel for carbon-free, emission-free baseload nuclear power - one of the cleanest forms of energy in the world. The very heart of our business - uranium production - helps address global climate change, reduces air pollution, and makes the world a healthier and cleaner place.

Beyond uranium, Energy Fuels also produces vanadium in the U.S, as market conditions warrant. We have significant high-grade vanadium resources in several of our uranium mines near the Colorado-Utah border. Vanadium, which today is mainly used in the steel, aerospace, and chemical industries, also contributes to environmental sustainability, as this critical mineral is seeing considerable interest in next generation batteries that store energy generated from renewable sources. Moreover, our 1.8 million pounds of 2019 vanadium production came from tailings recycling at the White Mesa Mill.

Over the years, Energy Fuels has consolidated some of the best properties in the U.S. uranium mining space, becoming a leader in U.S. uranium production thanks to thoughtful strategies designed to boost future production scalability, reduce production costs, increase resource holdings, and provide opportunities for cash flow diversification. Our portfolio is truly unique, featuring more production capacity, licensed mines and processing facilities, and in-ground uranium resources than any other U.S. producer. We also boast diverse cash-flow generating opportunities, including vanadium production, uranium recycling, and the potential for rare earths processing and assisting in government-led efforts to cleanup abandoned uranium mines ("AUM") on the Navajo Nation and in the four-corners area of the U.S.

We demonstrate our commitment to environmental protection, not only through extensive environmental monitoring and compliance, but also through our uranium and vanadium recycling programs. In addition to producing uranium from our mines, we recycle other companies' uranium-bearing wastes (known as alternate feed materials) for the extraction of uranium that would otherwise be lost through disposal. And in 2019, for the first time, we produced high-purity vanadium product by recycling existing tailings solutions at our White Mesa Mill. We are not aware of any other vanadium producer having done this! We're a company that cares, and we believe it shows in everything we do.

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As a Board, we strive to achieve the highest levels of accountability and sound corporate governance practices in our management team. This is the foundational pillar to everything we do and is essential for the long-term success of the Corporation and for maximizing shareholder value.

VISION

The Corporation's vision - what we stand for and what we are striving every day to accomplish - is to:

• Maintain our position as the leading U.S. producer of uranium, not only today but also as markets improve in the future;

• Maintain our position as the leading U.S. primary producer of vanadium, not only today but also as markets improve in the future; and

• To continue our commitment to environmental stewardship and safety, including producing fuel for carbon-free, emission-free nuclear energy; recycling waste materials from other facilities for the recovery of valuable uranium and other metals and rare earths, which would otherwise be lost to direct disposal; and expanding our contributions to the clean-up of legacy Cold War era sites in the U.S. We are proud to play a growing part in global efforts to combat global climate change, reduce air pollution, and promote environmental responsibility.

CORE VALUES

In every facet of business, our core values are:

• Environmental Stewardship

Safety, health and protection of the environment are of paramount importance to Energy Fuels. We are committed to the highest standards of corporate responsibility and environmental protection. We operate our facilities in a manner that puts the safety of our workers, contractors, communities, environment, and principals of sustainable development above all else. Whenever issues of safety conflict with other corporate objectives, safety shall be the first consideration.

• Governance

Energy Fuels is committed to the highest standards of corporate governance and practice with strict adherence to all applicable laws and regulations. We review our practices on a regular basis to ensure that our standards are up-to-date and in full compliance with the industry's evolving rules, regulations, and best practices, including:

- Majority Director Independence;

- Strong Board Composition and Increased Diversity;

- Ethical Business Conduct;

- Proper Trading Practices; and

- Financial, Mining and Environmental Sustainability Expertise.

• U.S. National & Economic Security

The White Mesa Mill produces two minerals on the U.S. government's list of minerals deemed critical to U.S. national and economic security. This facility is the only operating conventional uranium mill in the U.S., and the only primary vanadium production facility in the U.S. The White Mesa Mill is also potentially capable of extracting rare earth elements and other critical metals. Energy Fuels believes the U.S. government recognizes the importance of the White Mesa Mill, and its other ISR uranium facilities and mines, to U.S. national and economic security. Therefore, to the extent practicable, we intend to maintain and operate our facilities in a manner that promotes U.S. objectives.

At Energy Fuels we are committed to the following principles:

• building and operating our facilities in compliance with, and meeting or exceeding, the standards in all applicable laws and regulations of the jurisdictions in which we operate;

• adopting and adhering to standards that are protective of human health and the environment at all of our facilities;

• considering environmental and social issues which may impact our stakeholders, including minority groups, local landholders, and the communities in which we operate;

• encouraging the ongoing development of sound programs of sustainability in all communities in which we operate;

• keeping radiation health and safety hazards and environmental risks as low as reasonably achievable; and

• always striving for and being committed to the very best outcomes possible in every situation we face.

2019 SUCCESSES

We are proud to share with you some of Energy Fuels' key successes in 2019:

• The Corporation maintained a strong working capital position, finishing the year with approximately $40 million in working capital, including inventories of 515,000 pounds of uranium and 1.6 million pounds of vanadium for sale at potentially higher prices in the future;

• During 2019, the White Mesa Mill recovered approximately 1.8 million pounds of high-purity V2O5 from existing tailings pond solutions;

• On July 12, 2019, in response to the Section 232 investigation into uranium imports into the U.S. - a process which was initiated by Energy Fuels in 2018 - the President of the United States issued a memorandum, in which he acknowledged he has "significant concerns regarding the impact of uranium imports on the national security with respect to domestic mining," and concluded that "a fuller analysis of national security considerations with respect to the entire nuclear fuel supply chain is necessary at this time." In his memorandum, he established the U.S Nuclear Fuel Working Group, comprised of members of his cabinet and other high-level government officials, to study U.S. nuclear fuel production, including uranium mining, in order "to develop recommendations for reviving and expanding domestic nuclear fuel production" and to "reinvigorate the entire nuclear fuel supply chain, consistent with United States national security and nonproliferation goals;" and

• On February 10, 2020, the President published his Budget for fiscal year 2021 (October 1, 2020 through September 30, 2021). The President's Budget "Supports Nuclear Fuel Cycle Capabilities," and seeks congressional appropriations of $150 million per year over the next 10 years (totaling $1.5 billion over that timeframe) for uranium purchases to establish a Uranium Reserve for the United States to "provide additional assurances of availability of uranium in the event of a market disruption." The President's Budget states that "this action addresses immediate challenges to the production of domestic uranium and reflects the Administration's Nuclear Fuel Working Group (NFWG) priorities."

In addition, the Board welcomed new director Alex G. Morrison in August 2019. We are extremely pleased to have a person with Mr. Morrison's knowledge and experience serve on the Board and as a member of the Audit Committee.

CLEAN ENERGY AND A COMMITMENT TO SAFETY

We are proud of our record of environmental stewardship. The uranium we responsibly produce is helping address some of the most daunting health and environmental issues facing the world today - air pollution and climate change. We are proud to play a growing part in this global effort.

Equally important, we do everything in an environmentally responsible manner. We work hard every day to ensure our operations minimize impacts to the environment, including water, air, wildlife, soil, and cultural resources. We are good neighbors in the communities in which we operate, an accountable and responsive partner to shareholders, and conscientious stewards of the planet. We take the environmental impact of uranium mining seriously, and we're committed to minimizing impacts through a commitment to high standards, meeting or exceeding regulatory requirements, recycling uranium alternate feed materials and vanadium, and continuing our efforts to participate in EPA-led programs to clean up Cold War-era abandoned uranium mines.

It is in light of these continued efforts and successes that we urge you to take the time to participate in this year's Proxy vote, where your input as a shareholder is greatly valued. The Board and I thank you for your continued support.

Sincerely,

/s/ J. Birks Bovaird

J. Birks Bovaird, Chair

ENERGY FUELS INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 27, 2020

TO THE HOLDERS OF COMMON SHARES:

Notice is hereby given that an annual meeting (the "Meeting") of the holders of common shares of Energy Fuels Inc. (the "Corporation") will be held by way of a live audio webcast at https://web.lumiagm.com/131967582 using the password "fuels2020" (case sensitive) on Wednesday, May 27, 2020 at 10:00 a.m. (Denver time) for the following purposes:

1. to elect directors of the Corporation;

2. to appoint the auditors of the Corporation and to authorize the directors to fix the remuneration of the auditors;

3. to vote on a non-binding, advisory proposal to approve the compensation of the named executive officers ("Say-on-Pay"); and

4.-6. to vote on one of three non-binding, advisory proposals regarding the frequency of future non-binding shareholder advisory votes on Say-on-Pay proposals ("Say-on-Frequency").

The health and safety of the Corporation's employees, directors and shareholders are of the utmost importance and, in light of the growing risks emerging from the COVID-19 pandemic, the Corporation will be hosting an entirely virtual annual meeting of shareholders in 2020.

The Meeting will be conducted as a virtual meeting of shareholders by way of a live audio webcast through the Lumi/AST Virtual AGM platform (the "Virtual Platform"). You can attend the Meeting online at https://web.lumiagm.com/131967582 by clicking "I have a control number" and then enter your unique 13-digit control number located on your form of proxy and the password "fuels2020" (case-sensitive). You will have the ability to submit questions during the Meeting via the Meeting website.

If you choose to vote at the virtual Meeting rather than through the use of the provided form of proxy and below instructions, or should you desire to vote at the virtual Meeting after completing and submitting the form of proxy, thereby overriding your selections contained therein, you are able to do so through the Virtual Platform by voting on the left-hand side of the screen or as otherwise directed during the Meeting, which will become available to you when the voting portion of the Meeting opens. Your results will be instantaneously tabulated and included in the final Scrutineer's Report, which will become available to the Corporation once the voting portion of the virtual Meeting has closed. See "Instructions for the Virtual Meeting" on page 4 of the Circular for detailed instructions on how to vote at the virtual Meeting.

The accompanying Management Information Circular (the "Circular") provides additional information relating to the matters to be dealt with at the Meeting, including detailed instructions for the virtual Meeting, and forms a part of this Notice.

The Corporation has elected to use the notice-and-access provisions under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (the "Notice-and-Access Provisions") and the applicable rules of the United States Securities and Exchange Commission (the "SEC") for the Meeting. The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to shareholders by allowing the Corporation to post the Circular and any additional materials online. Shareholders will still receive this Notice of Meeting and a form of proxy and may choose to receive a paper copy of (i) the Circular; (ii) the Corporation's Annual Report on Form 10-K, together with any document, or the pertinent pages of any document, incorporated therein by reference, and/or (iii) the Corporation's audited financial statements for the most recently completed financial year, together with the report of the auditor thereon, and any interim financial statements of the Corporation subsequent to the financial statements for the Corporation's most recently completed financial year. The Corporation will not use the procedure known as "stratification" in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the Circular to some shareholders with this notice package. In relation to the Meeting, all shareholders will receive the required documentation under the Notice-and-Access Provisions, which will not include a paper copy of the Circular.

Please review the Circular carefully and in full prior to voting, as the Circular has been prepared to help you make an informed decision on the matters to be acted upon. The Circular is available on the website of the Corporation's transfer agent, AST Trust Company (Canada) at www.meetingdocuments.com/astca/EFR, and under the Corporation's SEDAR profile at www.sedar.com and on EDGAR at www.sec.gov. Any shareholder who wishes to receive a paper copy of the Circular should contact AST Trust Company (Canada) at 1-888-433-6443 or fulfilment@astfinancial.com. Shareholders may also use the toll-free number noted above to obtain additional information about the Notice-and-Access Provisions.

Shareholders who cannot attend the virtual Meeting may vote by proxy. Instructions on how to complete and return the proxy are provided with the form of proxy and are described in the Circular. To be valid, proxies must be received by AST Trust Company (Canada) by mail at P. O. Box 721, Agincourt, Ontario, Canada, M1S 0A1 or by fax to 1-866-781-3111 (toll-free) or 416-368-2502 or by email to proxyvote@astfinancial.com, or by telephone to 1-888-489-5760, or by internet voting through https://www.astvotemyproxy.com, no later than 12:00 p.m. (Toronto time) on May 25, 2020, or if the Meeting is adjourned, no later than 12:00 p.m. (Toronto time) on the second business day preceding the day to which the Meeting is adjourned.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 9:00 a.m. (Denver time) on May 27, 2020. The Meeting will begin promptly at 10:00 a.m. (Denver time) on May 27, 2020. If you encounter any difficulties with the Virtual Platform on the day of the Meeting, please go to https://go.lumiglobal.com/faq for frequently asked questions and click on the support button for assistance or please call AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America). Support will be available starting at 7 am (Denver time) on May 27, 2020 and will remain available until the Meeting has finished.

Dated at Lakewood, Colorado, USA this 7th day of April 2020.

BY ORDER OF THE BOARD

/s/ Mark S. Chalmers
President and Chief Executive Officer

v

MANAGEMENT INFORMATION CIRCULAR OF ENERGY FUELS INC.
(the "Circular")

MANAGEMENT INFORMATION CIRCULAR

The information contained in this management information circular ("Circular") is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Energy Fuels Inc. (the "Corporation") to be held by way of a live audio webcast through the Lumi/AST Virtual AGM platform (the "Virtual Platform") at https://web.lumiagm.com/131967582, password "fuels2020" (case-sensitive), on Wednesday, May 27, 2020 at 10:00 a.m. (Denver time) (the "Meeting"), and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

The health and safety of the Corporation's employees, directors and shareholders are of the utmost importance and, in light of the growing risks emerging from the novel coronavirus ("COVID-19") pandemic, the Corporation will be hosting an entirely virtual annual meeting of shareholders in 2020.

The Meeting will be conducted solely as a virtual meeting of shareholders via a live audio webcast through the Virtual Platform. You can attend the Meeting online at https://web.lumiagm.com/131967582 by clicking "I have a control number" and entering your unique 13-digit control number located on your form of proxy, followed by the password "fuels2020" (case-sensitive). You will have the ability to submit questions during the Meeting via the Virtual Platform. See "Instructions for the Virtual Meeting," below. It is expected that the solicitation will be made primarily by mail on or about April 16, 2020, but proxies may also be solicited personally by directors, officers or regular employees of the Corporation. The solicitation of proxies by this Circular is being made by or on behalf of management of the Corporation. The total cost of the solicitation will be borne by the Corporation.

Except as otherwise indicated, information in this Circular is given as of April 7, 2020.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the form of proxy accompanying this Circular are officers and/or directors of the Corporation ("Management Nominees"). A shareholder of the Corporation has the right to appoint a person other than the persons specified in such form of proxy and who need not be a shareholder of the Corporation to attend and act for the shareholder and on the shareholder's behalf at the Meeting. Such right may be exercised by striking out the names of the persons specified in the proxy, inserting the name of the person to be appointed in the blank space provided in the proxy, signing the proxy and returning it in the reply envelope in the manner set forth in the accompanying Notice of Meeting.

Shareholders who wish to appoint a person other than the Management Nominees identified in the form of proxy or voting instruction form (including a non-registered shareholder who wishes to appoint themselves to attend the virtual Meeting) must carefully follow the instructions in the attached Circular and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, AST Trust Company (Canada) ("AST"), after submitting the form of proxy or voting instruction form. Failure to register the proxyholder with AST will result in the proxyholder not receiving a control number to participate in the virtual Meeting and only being able to attend as a guest. Guests will be able to listen to the virtual Meeting but will not be able to vote.

You must complete the additional step of registering the proxyholder by calling AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America) by no later than 12:00 pm (Toronto time) on May 25, 2020.

A shareholder of the Corporation who has given a proxy may revoke it by an instrument in writing, including another completed form of proxy, executed by the shareholder or the shareholder's attorney authorized in writing, deposited at the registered office of the Corporation, or at the offices of AST by mail to P.O. Box 721, Agincourt, Ontario, Canada, M1S 0A1 or by fax to 1-866-781-3111 (toll-free) or 416-368-2502 or by email to proxyvote@astfinancial.com, or by telephone to 1-888-489-5760, or by internet voting through https://www.astvotemyproxy.com, up to 12:00 p.m. (Toronto time) on the second business day preceding the date of the Meeting, or any adjournment thereof.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The Management Nominees named in the enclosed form of proxy will vote the common shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. If a shareholder of the Corporation specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such instructions, such shares will be voted in favor of each of the matters referred to herein, except that for items 4.-6., such shares will be voted in favor of item 6., the vote on a non-binding, advisory "Say-On-Frequency" proposal to approve a three (3)-year frequency of the Corporation's Say-on-Pay vote, and will be voted against items 4. and 5.

The enclosed form of proxy confers discretionary authority upon the Management Nominees named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, which may properly come before the Meeting. At the date of this Circular, the management of the Corporation knows of no such amendments, variations, or other matters to come before the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgement of the named proxy holder.

VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares owned by a person (a "non-registered owner") are registered either (a) in the name of an intermediary (an "Intermediary") that the non-registered owner deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada ("CDS"), or The Depository Trust Company in the United States) of which the Intermediary is a participant.

In accordance with applicable laws, non-registered owners who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own ("Non-Objecting Beneficial Owners," or "NOBOs") will receive by mail: (i) a voting information form which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "Voting Instruction Form"); (ii) a letter from the Corporation with respect to the notice and access procedure; and (iii) the request for financial statements form (collectively, the "Notice and Access Package"). The Circular and the Notice of Meeting may be found at and downloaded from www.meetingdocuments.com/astca/EFR.

NOBOs who have standing instructions with the Intermediary for physical copies of the Circular will receive by mail the Notice and Access Package, the Circular and the Notice of Meeting.

Intermediaries are required to forward the Notice and Access Package to non-registered owners who have advised their Intermediary that they object to the Intermediary providing their ownership information ("Objecting Beneficial Owners," or "OBOs") unless an OBO has waived the right to receive them. Often, Intermediaries will use service companies to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

(a) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

(b) be given a Voting Instruction Form which the Intermediary must follow. The OBO should properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the common shares they beneficially own. Should a non-registered owner who receives either form of proxy wish to vote at the virtual Meeting if a ballot is called, the non-registered owner should strike out the persons named in the form of proxy and insert the non-registered owner's name in the blank space provided. Non-registered owners should carefully follow the instructions of their Intermediary including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

Management of the Corporation does not intend to pay for Intermediaries to forward the Notice and Access Package to OBOs. An OBO will not receive the Notice and Access Package unless the Intermediary assumes the cost of delivery.

BROKER NON-VOTES

In the United States, brokers and other intermediaries holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the securities at their discretion on routine matters, but not on non-routine matters. Other than the proposal for the appointment of KPMG LLP as our auditors for the fiscal year ended December 31, 2020, all of the other matters to be voted on at the Meeting are non-routine matters and brokers may not vote the securities held in street name for their customers in relation to these items of business without direction from their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any securities represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors or any other matter to be voted on at the Meeting, except to the extent that the failure to vote for an individual nominee results in another individual receiving a larger proportion of votes cast for the election of directors. For purposes of the Corporation's majority voting policy, a broker non-vote is not considered to be a vote withheld.

DISTRIBUTION OF MEETING MATERIALS TO NON-OBJECTING BENEFICIAL OWNERS

The Notice and Access Package is being sent to both registered and non-registered owners of the securities using notice and access pursuant to applicable laws. Electronic copies of the Circular and the Notice of Meeting may be found and downloaded from www.meetingdocuments.com/astca/EFR. If you are a NOBO, and the Corporation or its agent has sent the Notice and Access Package directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

The Corporation (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice and Access Package to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of the Corporation consists of an unlimited number of common shares ("Common Shares"), an unlimited number of preferred shares issuable in series, and an unlimited number of Series A preferred shares. On November 5, 2013, the Corporation consolidated the then outstanding common shares on the basis of one post-consolidation share for every fifty pre-consolidation shares (the "Consolidation"). All share information in this Circular for periods prior to Consolidation have been adjusted to give effect to the Consolidation. No fractional common shares were issued pursuant to the Consolidation. As of April 3, 2020, the Corporation had issued and outstanding 114,996,077 Common Shares and no preferred shares.

The Corporation will make a list of all persons who are registered holders of Common Shares as of the close of business on April 6, 2020 (the "Record Date") and the number of Common Shares registered in the name of each person on that date. Each shareholder as of the Record Date is entitled to one vote for each Common Share registered in his or her name as it appears on the list on all matters which come before the Meeting.

To the knowledge of the directors and Senior Executive Officers (as defined herein) of the Corporation, as of April 3, 2020, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation entitled to be voted at the Meeting. See "Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters," below.

INSTRUCTIONS FOR THE VIRTUAL MEETING

This year, the Meeting will be in a completely virtual format. There will be no physical Meeting location. The Meeting will be conducted by way of a live audio webcast through the Virtual Platform with integrated slides and real-time balloting.

Instructions on Voting at the Meeting:

Registered shareholders and duly appointed proxyholders will be able to attend the virtual Meeting and vote in real time, provided they are connected to the internet and follow the instructions in this Circular. Non-registered shareholders who have not duly appointed themselves as proxyholder will be able to attend the virtual Meeting as guests but will not be able to vote at the virtual Meeting.

Shareholders who wish to appoint a person other than the Management Nominees identified in the form of proxy or voting instruction form (including a non-registered shareholder who wishes to appoint themselves to attend the virtual Meeting) must carefully follow the instructions in this Circular and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, AST, after submitting the form of proxy or voting instruction form. Failure to register the proxyholder with AST will result in the proxyholder not receiving a control number to participate in the virtual Meeting and only being able to attend as a guest. Guests will be able to listen to the virtual Meeting but will not be able to vote.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 9:00 a.m. (Denver time) on May 27, 2020. The Meeting will begin promptly at 10:00 a.m. (Denver time) on May 27, 2020.

How to Vote:

You have two ways to vote your shares:

• by submitting your form of proxy or other voting instruction form as per instructions indicated; or

• during the Meeting by online ballot, when called for, through the Virtual Platform.

Registered shareholders and duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder) that attend the Meeting online will be able to vote by completing a ballot online, when called for, during the Meeting through the Virtual Platform.

Guests (including non-registered shareholders who have not duly appointed themselves as proxyholder) can log into the Meeting as set out below. Guests will be able to listen to the Meeting but will not be able to vote during the Meeting.

To Access and Vote at the Virtual Meeting:

• Step 1: Log into the Virtual Platform online at https://web.lumiagm.com/131967582

• Step 2: Follow these instructions:

Registered shareholders: Click "I have a control number" and then enter your unique 13-digit control number and password "fuels2020" (case-sensitive). The 13-digit number located on the form of proxy received from AST is your control number. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.

Duly appointed proxyholders: Click "I have a control number" and then enter your unique 13-digit control number and the password "fuels2020" (case sensitive). Proxyholders who have been duly appointed and registered with AST as described in this Circular will receive a control number by email from AST after the proxy voting deadline has passed.

Guests: Click "Guest" and then complete the online form.

It is your responsibility to ensure internet connectivity for the duration of the Meeting and you should allow ample time to log into the Virtual Platform before the Meeting begins.

Non-Registered Shareholders/Appointees Obtaining a Control Number to Vote During the Meeting:

You must complete the additional step of registering the proxyholder by calling AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America) by no later than 12:00 pm (Toronto time) on May 25, 2020. Failing to register your proxyholder online will result in the proxyholder not receiving a control number, which is required to vote at the Meeting.

Non-registered shareholders who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting but will be able to participate as a guest.

Submission of Questions

You may submit questions during the Meeting if in receipt of a Control Number. Once logged into the Virtual Platform at https://web.lumiagm.com/131967582, you may type and submit any questions you have where indicated.

Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints and at management's discretion. Questions regarding personal matters or questions that are not pertinent to Meeting matters will not be answered.

If you encounter any difficulties with the Virtual Platform on the day of the Meeting, please go to  https://go.lumiglobal.com/faq for frequently asked questions and click on the support button for assistance or  please call AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America). Support will be available starting at 7 am (Denver time) on May 27, 2020 and will remain available until the Meeting has finished.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Proposal 1 - Election of Directors

The board of directors of the Corporation (the "Board") may consist of a minimum of three and a maximum of fifteen directors, who are elected annually. The Board is currently composed of eight directors, and management is proposing that eight directors be elected at the Meeting.

The Corporation has adopted an advance notice requirement in its bylaws for nominations of directors by shareholders. Among other things, the advance notice requirement fixes a deadline by which shareholders must submit to the Corporation a notice of director nominations prior to any annual or special meeting of shareholders at which directors are to be elected and sets forth the information that a shareholder must include in the notice for it to be valid. As of the date hereof, the Corporation has not received notice of any director nominations in connection with the Meeting. As the date to receive notice for a director nomination has passed, no director nominations may be made other than those set out in this Circular.

Shareholders will vote for the election of each individual director separately. The Corporation has adopted a majority voting policy for the election of directors whereby, in an uncontested election, any nominee who receives a greater number of shares withheld from voting than shares voted in favor of his or her election is expected to tender his or her resignation to the Board, to take effect upon acceptance by the Board. The Board will, within 90 days of the Meeting, determine whether to accept any such offer to resign and such resignation will be accepted other than in extraordinary circumstances.

The following table provides the names of and information for the nominees for election as directors of the Corporation (the "Nominees"). The persons named in the enclosed form of proxy intend to vote "FOR" the election of each of the Nominees. Management does not contemplate that any of the Nominees will be unable to serve as a director. All directors so elected will hold office until the next annual meeting of shareholders or until their successors are elected or appointed, unless their office is vacated earlier in accordance with the bylaws of the Corporation or the provisions of the Business Corporations Act (Ontario). Unless otherwise indicated, the address of each director in the table set forth below is: care of Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, Colorado, USA 80228.

Name and Municipality of Residence	Office Held	Director Since(1)	Principal Occupation, if different than Office Held	Age
J. Birks Bovaird(2) Toronto, Ontario, Canada	Chair and Director	2006	Consultant, providing advisory services to natural resource companies	72
Mark S. Chalmers(4) Arvada, Colorado, USA	President, Chief Executive Officer and Director	2018	Same	62
Benjamin Eshleman III(3)(5) Corpus Christi, Texas, USA	Director	2017	Self-employed businessman; President and Chief Executive Officer of Mesteña, LLC	64
Barbara A. Filas(3)(4) Grand Junction, Colorado, USA	Director	2018	Professor of Practice, Mining Engineering Department, Colorado School of Mines; Partner, Filas Engineering and Environmental Services LLC	64
Bruce D. Hansen(2)(5) Golden, Colorado, USA	Director	2007	Chief Executive Officer of General Moly Inc.	62
Dennis L. Higgs(4) Vancouver, British Columbia, Canada	Director	2015	Self-employed businessman; Chairman and Director, Nevada Exploration Inc.	62
Robert W. Kirkwood(3)(5) Casper, Wyoming, USA	Director	2017	Co-owner and Managing Member, Kirkwood Oil & Gas, LLC	61
Alexander G. Morrison(2) Castle Pines, Colorado, USA	Director	2019	Director, Energy Fuels Inc.; Director, Taseko Mines Limited; Director, Gold Resource Corporation; Director, Gold Standard Ventures	56

Notes:

(1) Directors are elected annually and hold office until a successor is elected at a subsequent annual meeting of the Corporation, unless a director's office is earlier vacated in accordance with the by-laws of the Corporation or the provisions of the Business Corporations Act (Ontario).

(2) Member of the Audit Committee.

(3) Member of the Governance and Nominating Committee.

(4) Member of the Environment, Health and Safety Committee.

(5) Member of the Compensation Committee.

Information about each Nominee, including present principal occupation, business or employment and the principal occupations, businesses or employments within the five preceding years, is set out below.

J. Birks Bovaird

For a majority of his career, Mr. Bovaird's focus has been the provision and implementation of corporate financial consulting and strategic planning services. He was previously the Vice President of Corporate Finance for one of Canada's major accounting firms. He is Chairman of GTA Financecorp Inc., a reporting issuer in good standing, currently not listed, as well as a member of the audit and compensation committees. He is an independent director of Noble Mineral Exploration Inc. where he is a member of the audit committee and chair of the compensation committee. He also serves as an independent director and member of the audit committee of Interactive Capital Partners Corporation, which is a reporting issuer whose common shares are not currently trading. Additionally, he acts as Chairman of the Board of Buccaneer Gold Corp., a reporting issuer in good standing, not listed. Finally, Mr. Bovaird acts as Chairman of the Board of Star Navigation Systems Group Ltd., an aviation communication systems company. Mr. Bovaird has previously been involved with numerous public resource companies, both as a member of management and as a director. He is a graduate of the Canadian Director Education Program and holds an ICD.D designation.

Mark S. Chalmers

Mr. Chalmers is currently the President and Chief Executive Officer of the Corporation, a position he has held since February 1, 2018. From July 1, 2017 to January 31, 2018, Mr. Chalmers was President and Chief Operating Officer of the Corporation and, from July 1, 2016 to July 1, 2017 was Chief Operating Officer of the Corporation. From 2011 to 2015, Mr. Chalmers served as Executive General Manager of Production for Paladin Energy Ltd., a uranium producer with assets in Australia and Africa, including the Langer Heinrich and Kayelekera mines where, as head of operations, he oversaw sustained, significant increases in production while reducing operating costs. He also possesses extensive experience in in situ recovery ("ISR") uranium production, including management of the Beverley Uranium Mine owned by General Atomics (Australia), and the Highland mine owned by Cameco Corporation (USA). Mr. Chalmers has also consulted to several of the largest players in the uranium supply sector, including BHP Billiton, Rio Tinto, and Marubeni, and until recently served as the Chair of the Australian Uranium Council, a position he held for 10 years. Mr. Chalmers is a registered professional engineer and holds a Bachelor of Science in Mining Engineering from the University of Arizona.

Benjamin Eshleman III

Mr. Eshleman is currently the President and Chief Executive Officer of Mesteña, LLC, a privately held energy company headquartered in Corpus Christi, Texas. As President and Chief Executive Officer, he is responsible for the oil, gas, and uranium leasing activities under 200,000 mineral acres located in South Texas. Mesteña built, operated, and mined several million pounds of uranium through its Alta Mesa plant in the mid-2000s. Mr. Eshleman also sits on the board of the Texas and Southwestern Cattle Raisers Association, a well-known business association advocating landowner rights. Mr. Eshleman is a 1979 graduate of Menlo College, with a Bachelor of Science in Business Administration.

Barbara A. Filas

Ms. Filas currently serves as the Nominations Chair and Chair of the Board of Governors for the National Mining Hall of Fame and Museum in Leadville, Colorado and is a part-time Professor of Practice at the Colorado School of Mines in Golden, Colorado. From 2003 to 2009, Ms. Filas served as the President and Chief Executive of Knight Piésold and Co., a leading global mining and environmental consulting firm, where she held various roles of increasing responsibility from 1989 to 2009. From 2011 to 2013, Ms. Filas served as the President of Geovic Mining Corp., a publicly-traded mining company with an advanced cobalt, nickel and manganese exploration project in Cameroon, among other exploration ventures. From 2015 to 2016, she was a director of Moroccan Minerals Ltd., a private company that explored for copper, gold, and silver prospects in Morocco and Serbia. Ms. Filas' operational background includes hands-on experience with operating gold and coal mines and processing facilities; executive experience in consulting, public companies, and non-profits; and technical expertise in base and precious metals, coal, uranium and industrial metals in various engineering and environmental capacities. In addition, Ms. Filas was the first female President of the Society for Mining, Metallurgy and Exploration ("SME"), the world's largest technical mining organization. She is internationally recognized as a thought-leader on a variety of topics including mining, waste management, environmental and social responsibility, leadership, and sustainability, and she has experience in both developed and developing countries on six continents. Ms. Filas is a graduate of the University of Arizona, and a Licensed Professional Mining Engineer in Colorado and Nevada.

Bruce D. Hansen

Mr. Hansen is currently Chief Executive Officer and a director of General Moly Inc., a position he has held since 2007; in May 2017, Mr. Hansen additionally assumed the role of Chief Financial Officer of General Moly Inc. Prior to that, Mr. Hansen was Senior Vice-President, Operations Services and Development with Newmont Mining Corporation. He worked with Newmont for ten years holding increasingly senior roles, including Chief Financial Officer from 1999 to 2005. Prior to joining Newmont, Mr. Hansen spent 12 years with Santa Fe Pacific Gold, where he held increasingly senior management roles including Senior Vice President of Corporate Development and Vice President Finance and Development. Mr. Hansen is also a director and serves as the chair of the Audit Committee of ASA Gold and Precious Metals Ltd. Mr. Hansen holds a Master of Business Administration from the University of New Mexico and a Bachelor of Science Degree in Mining Engineering from the Colorado School of Mines. Mr. Hansen's vast financial expertise attained through his years of work in such management and executive positions, and most significantly through his roles as Chief Financial Officer of Newmont Mining Corporation from 1999 to 2005 and currently of General Moly Inc., qualifies him as a financial expert on the Corporation's Audit Committee.

Mr. Hansen's contributions to the Board include a highly specialized knowledge of the mining industry in which the Corporation operates, a strategic approach to decision-making, and an intimate knowledge of key market conditions affecting the success of the Corporation. Such contributions come from over 35 years of experience in various technical, financial, project development and executive management roles within the mining business. His current participation on three boards in the mining industry, especially in his capacity as a financial expert, is not considered by the Corporation to be a detriment, but rather an asset, as he is involved in corporate financial decision-making in relation to mining companies on a full-time basis, rendering his extensive knowledge current and relevant. See "Director Participation on Other Boards," below.

Dennis L. Higgs

Mr. Higgs has been involved in the financial and venture capital markets in Canada, the United States, and Europe for over thirty years. He founded his first junior exploration company in 1983 and took it public through an initial public offering in 1984. Since then, Mr. Higgs has been involved in the founding, financing, initial public listing, and building of several companies. Mr. Higgs was directly involved with the founding and initial public offering of Arizona Star Resource Corp. and the listing and financing of BioSource International Inc., both of which were the subject of take-over bids. Most recently, Mr. Higgs was one of the founding directors and subsequently Executive Chairman of Uranerz Energy Corporation before it was acquired by Energy Fuels. Mr. Higgs was Executive Chairman of the Board of Directors of Uranerz from February 1, 2006 until June 18, 2015. Mr. Higgs holds a Bachelor of Commerce degree from the University of British Columbia.

Robert W. Kirkwood

Mr. Kirkwood is a principal of the Kirkwood Companies, including Kirkwood Oil and Gas LLC, Wesco Operating, Inc., and United Nuclear LLC. Mr. Kirkwood has been with the Kirkwood Companies for over 35 years and has been involved in all aspects of oil and gas exploration and operations. From 2000 to date, the Kirkwood Companies have grown from less than 500 barrels of oil per day and 7 employees to over 3,000 barrels of oil per day and 60 employees with field offices in Ft. Washakie, Wyoming; Baggs, Wyoming; Moab, Utah; and Ely, Nevada. The Kirkwood Companies have identified, evaluated, negotiated and closed over $110,000,000 of production acquisitions in the Rocky Mountain States. Mr. Kirkwood is a 1982 graduate of the University of Wyoming, with a Bachelor of Science in Petroleum Engineering.

Alexander G. Morrison

Mr. Morrison is a mining executive and Certified Public Accountant with over 24 years of experience in the mining industry. Mr. Morrison currently serves as a director and a member of the Audit & Risk, Compensation and Nominating & Governance Committees of Taseko Mines Limited; as a director and member of the Audit (Chair), Compensation and Nominating and Governance Committees of Gold Resource Corporation; and as a director and member of the Compensation and Audit Committees of Gold Standard Ventures. In addition, he has held senior executive positions at a number of mining companies, most recently serving as Vice President and Chief Financial Officer of Franco-Nevada Corporation. Prior to that, Mr. Morrison held increasingly senior positions at Newmont Mining Corporation, including Vice President, Operations Services and Vice President, Information Technology; was Vice President and Chief Financial Officer of Novagold Resources Inc.; Vice President and Controller of Homestake Mining Company; and held senior financial positions at Phelps Dodge Corporation and Stillwater Mining Company. Mr. Morrison began his career with Pricewaterhouse Coopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University. Mr. Morrison is a Certified Public Accountant in Illinois and a Certified Public Accountant (CA) in British Columbia. Mr. Morrison's qualifications as a Certified Public Accountant, together with his vast financial expertise attained through his years of work in public accounting and through such management and executive positions, qualifies him as a financial expert on the Corporation's Audit Committee.

Director Participation on Other Boards

A number of the Corporation's Directors and proposed Nominees sit on boards of directors of other companies. The Corporation considers this to be a benefit to the Corporation, provided there are no significant conflicts of interest and the Director and proposed Nominee is able to devote the time and attention to his or her duties on the Board and any Board committees on which he or she sits (i.e., is not "overcommitted"). The Corporation believes sitting on boards of directors of other companies provides the Director and proposed Nominee with a broader spectrum of experiences relating to industry-specific and corporate governance matters.

Certain shareholder advisory firms have in the past classified Mr. Hansen as "overcommitted," as he sits on more than two public company boards (the Board, as well as the boards of General Moly Inc. and ASA Gold and Precious Metals Ltd.), while serving as an executive officer of a public company (President, Chief Executive Officer and Chief Financial Officer of General Moly Inc.). However, after careful evaluation of this matter in the 2019 circular released in advance of the Corporation's May 29, 2019 meeting of shareholders, and again in advance of this year's Meeting, the Board and management concluded that Mr. Hansen has the necessary time and resources to fulfill his duties as a member of the Board.

Notably, in 2019, advisory firm Glass Lewis concluded that "In light of [Energy Fuels'] disclosures, with special consideration to his [Hansen's] attendance record during his substantial tenure as a director of [Energy Fuels], we do not believe that these outside commitments preclude this director from dedicating the time necessary to fulfill the responsibilities required of directors at this time . . . ."

Mr. Hansen is a very highly regarded member of the Board, by all of the other Board members and senior management of the Corporation. With respect to Mr. Hansen's other directorships, General Moly Inc. is a development company with no revenue-generating operations and a current market cap of approximately $20 million. Because General Moly Inc.'s main office is located near the Corporation's own headquarters in Lakewood CO, Mr. Hansen has a frequent presence at the Corporation's office. ASA Gold and Precious Metals Ltd. is based in San Mateo, CA and is a closed-end mutual fund investing in resource company equities, with a current market cap of approximately $275 million. Each of General Moly Inc. and ASA Gold and Precious Metals Ltd. are publicly traded companies. As these companies are not in the uranium mining industry, Mr. Hansen's involvement with those companies does not give rise to any significant conflicts of interest relative to his duties on the Board. Further, during the past four years, Mr. Hansen has had a perfect attendance record for all meetings of the Board and the committees of the Corporation for which he is a member and the other two companies for which he is a director, which demonstrates that he has the necessary time to devote to his duties as a member of the Board.

As stated above, Mr. Hansen's contributions to the Board include a highly specialized knowledge of the mining industry in which the Corporation operates, a strategic approach to decision-making, and an intimate knowledge of key market conditions affecting the success of the Corporation. His current participation on three boards in the mining industry, especially in his capacity as a financial expert, is not a detriment to the Board, but rather an asset, as he is involved in corporate financial decision-making in relation to mining companies on a full-time basis.

Mr. Bovaird is a director of five public companies, other than the Corporation; however, he is not an executive officer of any public companies. Certain shareholder advisory firms could classify Mr. Bovaird as "overcommitted," as he sits on more than five public company boards. However, three of those companies are inactive: GTA Financecorp Inc. is a reporting issuer in good standing, currently not listed; Interactive Capital Partners Corporation is a reporting issuer whose common shares are not currently trading; and Buccaneer Gold Corp. is a reporting issuer in good standing, not listed. As a result, Mr. Bovaird's time commitment to those companies is minimal. Further, as those companies are not in the uranium mining industry, Mr. Bovaird's involvement with those companies does not give rise to any conflicts of interest relative to his duties on the Board. In addition, since January 1, 2016, Mr. Bovaird has missed only one Committee meeting and no Board meetings out of a total of 77 Board and Committee meetings for which he is a member that were held during that period (a 98.7% attendance record), which demonstrates that he has the necessary time to devote to his duties as a member of the Board. Mr. Bovaird has been Chair of the Board of the Corporation for over ten years and is considered by the Board and the Corporation's senior management to be a key contributor to and a valuable member of the Board.

Mr. Morrison is a director of three companies, other than the Corporation, but is not an executive officer of a public company. As a result, Mr. Morrison is not considered to be "overcommitted" by shareholder advisory firm criteria.

Cease Trade Orders, Bankruptcies and Legal Proceedings

We do not currently know of any legal proceedings against us involving our Nominees, executive officers or shareholders of more than 5% of our voting shares. Except as set out below, to the knowledge of the Corporation, no Nominee is, or has been in the last 10 years, (a) a director, chief executive officer or chief financial officer of a company that (i) while that person was acting in that capacity, was the subject of a cease trade order or similar order (including a management cease trade order) or an order that denied the relevant company access to any exemptions under securities legislation, for a period of more than 30 consecutive days, or (ii) after that person ceased to act in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while that person acted in such capacity, or (b) a director or executive officer of a company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.

Mr. Bovaird became an independent director of Interactive Capital Partners Corporation ("ICPC") on July 3, 2014 when such corporation was already the subject of a cease trade order issued on May 8, 2012 as a result of its failure to meet timely disclosure filing obligations. Mr. Bovaird was instrumental in resuscitating ICPC and having the cease trade order revoked on April 4, 2016.

No Nominee or officer of the Corporation is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries. Unless noted above, during the past ten years, no Nominee or executive officer of the Corporation has:

(a) filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b) been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's activities in any type of business, securities, trading, commodity or banking activities;

(d) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e) been found by a court of competent jurisdiction in a civil action or by the United States Securities and Exchange Commission (the "SEC"), or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f) been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of the Corporation. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and such 10% shareholders are required to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

The Corporation believes all transactions required to be reported pursuant to Section 16(a) were timely reported by the Corporation's officers, directors and greater than 10% shareholders, except as set out below:

Benjamin Eshleman III	1 late transaction(1)
Dennis L. Higgs	2 late transactions(2)

Notes:

(1) Form 3/A filed January 8, 2019 to report the inadvertent omission of 3,500 common shares held directly by Mr. Eshleman.

(2) Form 4/A filed January 16, 2019 to correct the inadvertent i) failure to report Mr. Higgs's exercise of 5,100 stock options on September 27, 2018, and ii) underreporting of common shares held directly by Mr. Higgs by 5,100.

Proposal 2 - Appointment of Auditors

The management of the Corporation has proposed the appointment of KPMG LLP of Denver, Colorado ("KPMG"), an independent registered public accounting firm, as the auditors of the Corporation to hold that position until the close of the next annual meeting of the Corporation or until a successor is appointed. It is proposed that the remuneration to be paid to the auditors be fixed by the Board through the Audit Committee.

The persons named in the form of proxy accompanying this Circular intend to vote "FOR" the reappointment of KPMG as the auditors of the Corporation for the ensuing year or until their successors are appointed and to authorize the directors of the Corporation to fix the remuneration of the auditors, unless the shareholder has specified in the form of proxy that the Common Shares represented by such proxy are to be withheld from voting in respect thereof. The Corporation expects that a representative of KPMG will be present at the Meeting and will be available to answer questions.

Proposal 3 - Non-Binding Advisory Vote on Named Executive Officer Compensation ("Say-on-Pay")

Background

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation Rule 14a-21(a)), the Corporation's shareholders will be asked at the Meeting to vote, on a non-binding advisory basis, on the compensation of the Corporation's Named Executive Officers ("NEOs") (sometimes hereinafter referred to as the "Say-on-Pay Proposal").

The vote on the Say-on-Pay Proposal gives the Corporation's shareholders the opportunity to express their views on the compensation paid to the NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as disclosed in this Proxy Statement. You are urged to read carefully the "Executive Compensation" section of this proxy statement, including the Summary Compensation Table below and other related compensation tables and narrative disclosure, for details regarding the compensation paid to the NEOs during fiscal year 2019 and other information with respect to their compensation for services on behalf of the Corporation.

The Board believes that the Corporation's compensation program for its executive officers, including the NEOs, is appropriate based upon the Corporation's performance, the performance and level of responsibility of each NEO and the market generally with respect to executive officer compensation. The Board also believes that the Corporation's executive compensation program, which for the Corporation's senior executive officers (the President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) (the "Senior Executive Officers") includes annual evaluations under a Long-Term Incentive Plan ("LTIP") and Short-Term Incentive Plan ("STIP"), aligns the interests of the Corporation's Senior Executive Officers with those of the Corporation's shareholders by compensating the Senior Executive Officers in a manner designed to advance both the short-and long-term interests of the Corporation and its shareholders.

Say-on-Pay Vote Recommendation

After careful consideration, the Board recommends a vote "FOR" the compensation of the NEOs by approving the following resolution:

"RESOLVED, that the compensation paid to the Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

Shareholders may vote for, against, or abstain from voting on the Say-on-Pay Proposal. The compensation of the NEOs in connection with the Say-on-Pay Proposal will be approved, on a non-binding advisory basis, if it receives the affirmative vote of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. Abstentions will effectively count as votes against the Say-on-Pay Proposal. Failures to vote will also effectively count as votes against the Say-on-Pay Proposal.

The vote on the Say-on-Pay Proposal is advisory only and will not be binding upon the Corporation or its Board or Compensation Committee. However, the Board and Compensation Committee take seriously shareholders' preferences as expressed in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

Proposals 4-6 - Non-Binding Advisory Vote on Frequency of Shareholder Votes on Executive Compensation ("Say-on-Frequency")

Background

The Board is providing our shareholders with a non-binding advisory vote on the frequency of shareholder votes on NEO compensation, or Say-on-Pay votes, such as that provided for in Proposal Three - Non-Binding Advisory Vote on Named Executive Officer Compensation. This non-binding advisory vote is required to be conducted every six years under Rule 14a-21(a), Section 14A of the Securities Exchange Act of 1934, as amended, pursuant to the Dodd-Frank Act. This Meeting constitutes the first instance in which the Corporation will hold a Say-on-Pay vote. The next required advisory vote on the frequency of future shareholder advisory votes on NEO compensation will occur no later than the 2026 Annual Meeting of Shareholders.

Shareholders may indicate whether they prefer that we hold a Say-on-Pay vote every one year, two years, or three years, or they may abstain from this vote. Abstentions will effectively count as votes against the Say-on-Frequency Proposal. Failures to vote will also effectively count as votes against the Say-on-Frequency Proposal.

Say-on-Frequency Vote Recommendation

After careful consideration, the Board recommends a vote "FOR" the three (3)-year frequency option.

Uranium company share prices are generally heavily dependent on actual and expected uranium prices, which have been variable, and which have resulted in significant variability in our share price. For example, in 2019 our share price ranged from $1.58-$3.64 per share, a factor of 2.3x over the year. Similarly, our share price ranged from $1.55-$3.64 per share in 2018 and $1.30-$2.43 per share in 2017. These factors have resulted in significant variations in pay for performance over those years, even though the business of the Corporation has not changed as significantly. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.

A Say-on-Pay vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of a prior advisory vote on executive compensation.

Shareholder Resolution for Consideration

Although the Board recommends a Say-on-Pay vote every three years, shareholders are not voting to approve or disapprove the Board's recommendation. Rather, shareholders are being asked to vote on the following resolution:

"RESOLVED, that the shareholders of Energy Fuels Inc. determine, on a non-binding advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Corporation's proxy statement for its annual meeting of shareholders, beginning with the 2020 Annual Meeting of Shareholders, is (i) every one (1) year, (ii) every two (2) years, or (iii) every three (3) years."

The Say-on-Frequency vote consists of three voting options denoted by proposals 4 (one (1)-year frequency), 5 (two (2)-year frequency) and 6 (three (3)-year frequency) on the form of proxy. Each voting option is mutually exclusive, meaning that shareholders should only vote "FOR" one option and should vote "AGAINST" or "ABSTAIN" for the other two options. The option of one (1)-year frequency, two (2)-year frequency, or three (3)-year frequency that receives the highest number of votes cast by our shareholders will reflect the frequency for future Say-on-Pay votes that has been selected by our shareholders. Abstentions will effectively count as votes against the Say-on-Frequency Proposal. Failures to vote will not have any impact on the Say-on-Frequency Proposal.

As this is an advisory vote, the outcome of the vote is not binding on the Corporation, and the Compensation Committee and the Board may decide that it is in the best interests of our shareholders to hold a Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders. However, the Compensation Committee and the Board value the opinions expressed by our shareholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

EXECUTIVE OFFICERS

As of April 3, 2020, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name and Municipality of Residence	Office Held	Officer Since	Age
Mark S. Chalmers Colorado, USA	President and Chief Executive Officer	2016	62
David C. Frydenlund Colorado, USA	Chief Financial Officer, General Counsel and Corporate Secretary	2012	62
W. Paul Goranson Colorado, USA	Chief Operating Officer	2015	58
Curtis H. Moore Colorado, USA	Vice President, Marketing and Corporate Development	2015	50
Matthew J. Tarnowski Colorado, USA	Chief Accounting Officer and Controller	2018	38

Mark S. Chalmers

Mr. Chalmers is currently the President and Chief Executive Officer of the Corporation, a position he has held since February 1, 2018. From July 1, 2016 to January 31, 2018, Mr. Chalmers was President and Chief Operating Officer of the Corporation, and from July 1, 2016 to July 1, 2017 was Chief Operating Officer of the Corporation. From 2011 to 2015, Mr. Chalmers served as Executive General Manager of Production for Paladin Energy Ltd., a uranium producer with assets in Australia and Africa, including the Langer Heinrich and Kayelekera mines where, as head of operations, he oversaw sustained, significant increases in production while reducing operating costs. He also possesses extensive experience in ISR uranium production, including management of the Beverley Uranium Mine owned by General Atomics (Australia), and the Highland mine owned by Cameco Corporation (USA). Mr. Chalmers has also consulted to several of the largest players in the uranium supply sector, including BHP Billiton, Rio Tinto, and Marubeni, and until recently served as the Chair of the Australian Uranium Council, a position he held for 10 years. Mr. Chalmers is a registered professional engineer and holds a Bachelor of Science in Mining Engineering from the University of Arizona.

David C. Frydenlund

Mr. Frydenlund is the Corporation's Chief Financial Officer, General Counsel and Corporate Secretary, a position he has held since March 2, 2018, and prior thereto was Senior Vice President, General Counsel and Corporate Secretary of the Corporation since June 2012. In addition to his responsibilities as Chief Financial Officer, Mr. Frydenlund's responsibilities include all legal matters relating to the Corporation's activities. His expertise extends to United States Nuclear Regulatory Commission, United States Environmental Protection Agency, State and Federal regulatory and environmental laws and regulations. From 1997 to July 2012, Mr. Frydenlund was Vice President Regulatory Affairs, Counsel, General Counsel and Corporate Secretary of Denison Mines Corp., and its predecessor International Uranium Corporation (IUC), and was also a director of IUC from 1997 to 2006 and Chief Financial Officer of IUC from 2000 to 2005. From 1996 to 1997, Mr. Frydenlund was a Vice President of the Lundin Group of international public mining and oil and gas companies, and prior thereto was a partner with the Vancouver law firm of Ladner Downs (now Borden Ladner Gervais LLP) where his practice focused on corporate, securities and international mining transactions law. Mr. Frydenlund holds a bachelor's degree in business and economics from Simon Fraser University, a master's degree in economics and finance from the University of Chicago and a law degree from the University of Toronto.

W. Paul Goranson

Paul Goranson is the Corporation's Chief Operating Officer, a position he has held since February 14, 2018, and prior thereto was the Corporation's Executive Vice President, Operations since February 1, 2017 and from June 18, 2015 to February 1, 2017 was the Corporation's Executive Vice President, ISR Operations. Mr. Goranson has over twenty-eight years of mining, processing and regulatory experience in the uranium extraction industry that includes both conventional and ISR mining. Prior to the acquisition of Uranerz Energy Corporation by the Corporation, Mr. Goranson served as President, Chief Operating Officer and a Director for Uranerz, where he was responsible for operations of the Nichols Ranch ISR Uranium Project. Prior to his time with Uranerz, Mr. Goranson was President of Cameco Resources, a wholly-owned U.S. subsidiary of Cameco Corporation. Mr. Goranson was responsible for executing the "Double U" growth strategy for Cameco's U.S. operations, including developing production expansion projects such as the North Butte ISR uranium recovery facility and the refurbishment of the Highland Central Processing Plant. While President of Cameco Resources, Mr. Goranson's responsibilities included executive leadership for the operations at the Smith Ranch-Highland, Crow Butte and North Butte ISR uranium recovery facilities. Prior to Cameco Resources, Mr. Goranson was Vice President of Mesteña Uranium LLC ("Mesteña") where he led the construction, start-up and operation of the Alta Mesa project. Prior to Mesteña, Mr. Goranson was the manager for radiation safety, regulatory compliance and licensing with Rio Algom Mining LLC, a division of BHP Billiton. Mr. Goranson is a registered Professional Engineer and holds a Master of Science in Environmental Engineering from Texas A&M University, Kingsville along with a Bachelor of Science in Natural Gas Engineering from Texas A&I University, Kingsville.

Curtis H. Moore

Mr. Moore is the Vice President of Marketing and Corporate Development for Energy Fuels Inc. He is in charge of product marketing for the Corporation, and is closely involved in mergers & acquisitions, investor relations, public relations, and corporate legal. He has been with the Corporation for over seven years, holding various roles of increasing responsibility. Prior to joining the Corporation, Mr. Moore worked in multi-family real estate development, government relations and public affairs, production homebuilding, and private law practice. Mr. Moore is a licensed attorney in the State of Colorado. He holds Juris Doctor and Master of Business Administration degrees from the University of Colorado at Boulder, and a Bachelor of Arts dual degree in Economics-Government from Claremont McKenna College in Claremont, California.

Matthew J. Tarnowski

Mr. Tarnowski is the Chief Accounting Officer and Controller of the Corporation, a position he has held since February 2018. Mr. Tarnowski has worked with Energy Fuels since June 2011, holding roles of increasing responsibility on the Corporation's finance team. Prior to his appointment as Chief Accounting Officer and Controller in 2018, Mr. Tarnowski was Controller of the Corporation, a position he held since June 2015. From June 2011 to June 2015 Mr. Tarnowski was the Corporation's Accounting Manager. Prior to joining the Corporation in June 2011, Mr. Tarnowski worked in the accounting department of DISH Network Corporation, in Englewood Colorado, and worked in internal audit for Lithia Motors, Inc., headquartered in Medford Oregon. Mr. Tarnowski holds a Bachelor of Science, Business Administration, in Finance from Colorado State University, Fort Collins.

EXECUTIVE COMPENSATION

Compensation Governance

The Corporation's Compensation Committee is made up of three directors, being Benjamin Eshleman III, Bruce D. Hansen, and Robert W. Kirkwood (Chair), each of whom is independent pursuant to Section 805(c) of the NYSE American Corporation Guide (the "Corporation Guide") and pursuant to applicable Canadian securities laws. Each of Messrs. Eshleman, Hansen, and Kirkwood has direct educational and work experience that is relevant to his responsibilities in executive compensation. The Compensation Committee has been delegated the task of reviewing and recommending to the Board, the Corporation's compensation policies, and reviewing such policies on a periodic basis to ensure they remain current, competitive and consistent with the Corporation's overall goals.

The Compensation Committee also has the authority and responsibility to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO"), evaluating the CEO's performance in light of those corporate goals and objectives, and making recommendations to the Board with respect to the CEO's compensation level (including salary, incentive compensation plans and equity-based plans) based on this evaluation, as well as making recommendations to the Board with respect to any employment, severance or change of control agreements for the CEO. The ultimate decision relating to the CEO's compensation rests with the Board, taking into consideration the Compensation Committee's recommendations, corporate and individual performance, and industry standards.

The Compensation Committee has also been delegated the task of reviewing and approving for executive officers, other than the CEO, all compensation (including salary, incentive compensation plans and equity-based plans) and any employment, severance or change of control agreements, although the ultimate decision relating to any stock option or other equity grants rests with the Board. The experience of Board and committee members who are also involved as management of, or board members or advisors to, other companies also factor into decisions concerning compensation.

Base salaries for a year are typically determined in January of that year. Cash bonuses and equity awards for a year are typically based on performance over the entire year and are paid or awarded in January of the following year.

In January 2019, for purposes of determining base salaries for 2019, and cash bonus and equity awards for 2018, the Corporation continued its engagement of the Harlon Group, a compensation consulting company to conduct a compensation study for employees, the executive officers, and the Board, and to provide data on equity incentive practices in the industry for the executive team and the Board. The compensation survey data utilized in the Harlon Group's review was from a benchmark analysis of the following public companies, collectively considered to be a peer group for the Corporation, utilizing 2017 data from their respective 2018 proxy statements (the information below relating to each of the peer companies is taken from such proxy statements or other publicly available information regarding such companies):

• Penn Virginia Corp. - (NASDAQ:PVAC) - an independent oil and gas company engaged in the exploration, development and production of oil, natural gas liquids (NGLs) and natural gas in various domestic onshore regions of the United States;

• Coeur Mining Inc. - (NYSE:CDE) - a diversified precious metals producer with five operations in North America consisting of two silver-gold mine complexes (Mexico and Nevada), one silver-zinc-lead mine (British Columbia) and two gold mines (Alaska and South Dakota), as well as a silver-gold exploration stage project in Mexico.

• NexGen Energy Ltd. - (NYSE:NXE; TSX:NXE) - a uranium exploration and development company with a portfolio of projects across the Athabasca Basin where it holds over 259,000 hectares of land;

• McEwen Mining, Inc. - (NYSE:MUX; TSX:MUX) - a mining and minerals production and exploration company focused on gold, silver and copper production in the Americas, with three operating gold mines;

• Silvercorp Metals Inc. - (NYSE American: SVM; TSX:SVM) - engaged in the exploration, development, and mining of silver from properties in China, including four silver-lead-zinc mines in the Ying Mining District in Henan Province, China, the BYP gold-lead-zinc mine in Hunan Province, China, and the GC silver-lead-zinc mine in Guangdong Province;

• Montage Resources Corp.- (NYSE:MR) - previously Eclipse Resources Corp., which merged with Blue Ridge Mountain Resources on February 28, 2019 (after the Corporation's January 2019 compensation decisions were made) to form Montage Resources, an oil and gas production company with approximately 227,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania;

• Isramco, Inc. - (NASDAQ:ISRL) - an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas properties located onshore in the United States and ownership of various royalty interests in oil and gas concessions located offshore Israel;

• Denison Mines Corp. - (TSX:DML; NYSE American: DNN) - engaged in the exploration and development of uranium deposits, with interests focused in the Athabasca Basin region of northern Saskatchewan, Canada;

• Evolution Petroleum Corp. - (NYSE:EPM) - engaged in the development and production of oil and gas reserves within known oil and gas resources by utilizing conventional technology onshore in the United States;

• Silverbow Resources, Inc. - (NYSE:SBOW) - an independent oil and natural gas exploration and production company focused on sustainable, efficient growth in reserves and production while contributing to the country's energy security;

• Abraxas Petroleum Corp. - (NASDAQ CM:AXAS) - an independent natural gas and crude oil exploitation and product company in San Antonio, Texas with operations located in the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States;

• NACCO Industries, Inc. - (NYSE:NC) - a public holding company for the North American Coal Corporation, which operates surface mines that supply coal primarily to power generation companies under long-term contracts while providing other value-added services to natural resource companies;

• Gold Resource Corp. - (NYSE American: GORO) - engaged in the exploration and production of gold and silver in Mexico and the U.S., including its flagship El Aquila project in the State of Oaxaca and exploration projects in Nevada;

• Uranium Energy Corp. (NYSE:UEC) - engaged in the exploration, extraction, and processing of in-situ uranium projects and titanium projects in the U.S. and Paraguay, including the Hobson processing plant and Palangana, Goliad, and Burke Hollow uranium projects in Texas, USA, the Reno Creek uranium project in Wyoming, USA, the Oviedo and Yuty uranium projects in Paraguay, and the Alto Parana titanium project in Paraguay;

• Adams Resources & Energy, Inc. - (NYSE:AE) - engaged in the business of crude oil marketing, transportation and storage in various crude oil and natural gas basins in the lower 48 states of the United States, with tank truck transportation of liquid chemicals and dry bulk into Canada and Mexico;

• Hallador Energy Co. - (NASDAQ:HNRG) - an exploration company in energy sourcing since 1951, it is now primarily engaged in coal development and transportation delivery, having the capacity to produce 10 million tons of coal annually for its customers in the mid-west and southeastern United States; and

• UR-Energy Inc. - (NYSE American: URG; TSX:URE) - engaged in the acquisition, evaluation, exploration, development, and operation of in-situ uranium projects, including the Lost Creek project and Shirley Basin property in Wyoming, USA.

This peer group (the "January 2019 Peer Group") was chosen to be representative of the pool from which the Corporation could expect to draw its management talent at the beginning of 2019, based on factors including industry representation, market capitalization, and similar levels of operational activity. Identifying peer companies with similar levels of operational activity, even in commodities other than uranium, was considered to be especially important in light of the fact that the Corporation has three production centers, including the only operating conventional uranium mill in the United States. Potential peer companies were additionally rated based on their similarity to the Corporation in the category of primary exchange of public listing of securities (Canada, Australia, USA).

In choosing the January 2019 Peer Group, the Harlon Group presented the Compensation Committee with a comparison of the performance of a broad pool of potential peers in relation to the Corporation over the past five-year period according to revenue, capital expenditures, net income, earnings per share, and cash flow. The Compensation Committee members additionally reviewed the list of potential peers using their own expertise and criteria developed through their experiences in tracking mining industry trends and companies in other metals and uranium mining. This resulted in the adoption of the above-listed January 2019 Peer Group. The companies in the January 2019 Peer Group had market capitalizations of between 40% and 250% of the Corporation's own market capitalization and together were deemed to be the most representative group of the Corporation's peers in the mining industry for use by the Compensation Committee in making its determinations and recommendations to the Board for executive compensation in January 2019.

The January 2019 Peer Group was used for compensation decisions made in January 2019, which included setting the base salaries for all NEOs for 2019.

Cash bonuses earned in 2019 and equity awards for 2019 were determined based on management's performance over 2019, as determined by the Compensation Committee in January 2020. The Compensation Committee retained the Harlon Group to help it re-evaluate the Corporation's peer group to be used in making the Corporation's January 2020 compensation decisions, taking into account any changes in the Corporation's market capitalization and other factors since January 2019, using the following primary criteria for selection:

(1) Peer companies will be chosen from the Corporation's 8-digit Global Industrial Classification Standard (GICS): 10102050 Coal and Consumable Fuels or from peer group companies with the following GICs: 10102020 Oil & Gas Exploration and Production; 15104020 Diversified Metals and Mining; 15104030 Gold, Precious Metals; and 15104040 Silver Producers;

(2) Market capitalization will be used as the primary classifier, with the peer group having a median market capitalization as close to the Corporation's market capitalization as practical;

(3) A preference will be given to U.S. domestic issuers, but foreign issuers may be included to the extent required to ensure an adequate mix of uranium companies and producing companies; and

(4) The number of companies included in the Peer Group should range from 14 to 24.

In addition to the foregoing primary selection criteria, the following additional screening criteria were applied:

• Focus on maintaining consistency in the Corporation's peer group over time, making adjustments only when necessary to maintain balance in the other criteria or account for unusual circumstances;

• Eliminate or otherwise adjust for companies that have a disproportionately high enterprise value;

• Eliminate companies that may be in unusual circumstances, such as filing for bankruptcy or privatizing;

• Eliminate companies that have compensation awards based on extraordinary circumstances, such as a recent merger, etc.; and

• Favor hard-rock mining companies over oil and gas and coal companies, to the extent possible.

Based on these primary and additional screening criteria, for purposes of making the January 2020 compensation decisions, the January 2019 Peer Group was retained, varying only by its exclusion of McEwen Mining, Inc. (outlier in CEO compensation reported), Coeur Mining Inc. (market cap exceeded ISS-recommended range relative to the Corporation), and Isramco, Inc. (underwent a merger and privatization in 2019), thus resulting in the following 14 companies (the "January 2020 Peer Group"):

• Penn Virginia Corp. - (NASDAQ:PVAC) - an independent oil and gas company engaged in the exploration, development and production of oil, natural gas liquids (NGLs) and natural gas in various domestic onshore regions of the United States;

• NexGen Energy Ltd. - (NYSE:NXE; TSX:NXE) - a uranium exploration and development company with a portfolio of projects across the Athabasca Basin where it holds over 259,000 hectares of land;

• Silvercorp Metals Inc. - (NYSE American: SVM; TSX:SVM) - engaged in the exploration, development, and mining of silver from properties in China, including four silver-lead-zinc mines in the Ying Mining District in Henan Province, China, the BYP gold-lead-zinc mine in Hunan Province, China, and the GC silver-lead-zinc mine in Guangdong Province;

• Montage Resources Corp. - (NYSE:MR) - previously Eclipse Resources Corp., which merged with Blue Ridge Mountain Resources on February 28, 2019 (after the Corporation's January 2019 compensation decisions were made) to form Montage Resources, an oil and gas production company with approximately 227,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania;

• Denison Mines Corp. - (TSX:DML; NYSE American: DNN) - engaged in the exploration and development of uranium deposits, with interests focused in the Athabasca Basin region of northern Saskatchewan, Canada;

• Evolution Petroleum Corp. - (NYSE:EPM) - engaged in the development and production of oil and gas reserves within known oil and gas resources by utilizing conventional technology onshore in the United States;

• Silverbow Resources, Inc. - (NYSE:SBOW) - an independent oil and natural gas exploration and production company focused on sustainable, efficient growth in reserves and production while contributing to the country's energy security;

• Abraxas Petroleum Corp. - (NASDAQ CM:AXAS) - an independent natural gas and crude oil exploitation and product company in San Antonio, Texas with operations located in the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States;

• NACCO Industries, Inc. - (NYSE:NC) - a public holding company for the North American Coal Corporation, which operates surface mines that supply coal primarily to power generation companies under long-term contracts while providing other value-added services to natural resource companies;

• Gold Resource Corp. - (NYSE American: GORO) - engaged in the exploration and production of gold and silver in Mexico and the U.S., including its flagship El Aquila project in the State of Oaxaca and exploration projects in Nevada;

• Uranium Energy Corp. (NYSE:UEC) - engaged in the exploration, extraction, and processing of in-situ uranium projects and titanium projects in the U.S. and Paraguay, including the Hobson processing plant and Palangana, Goliad, and Burke Hollow uranium projects in Texas, USA, the Reno Creek uranium project in Wyoming, USA, the Oviedo and Yuty uranium projects in Paraguay, and the Alto Parana titanium project in Paraguay;

• Adams Resources & Energy, Inc. - (NYSE:AE) - engaged in the business of crude oil marketing, transportation and storage in various crude oil and natural gas basins in the lower 45 states of the United Sates, with tank truck transportation of liquid chemicals and dry bulk into Canada and Mexico;

• Hallador Energy Co. - (NASDAQ:HNRG) - an exploration company in energy sourcing since 1951, it is now primarily engaged in coal development and transportation delivery, having the capacity to produce 10 million tons of coal annually for its customers in the mid-west and southeastern United States; and

• UR-Energy Inc. - (NYSE American: URG; TSX:URE) - engaged in the acquisition, evaluation, exploration, development, and operation of in-situ uranium projects, including the Lost Creek project and Shirley Basin property in Wyoming, USA.

Compensation decisions in January 2020 included: the determination of cash bonus awards earned in 2019 under the Corporation's Short Term Incentive Plan ("STIP") for performance in 2019; the determination of restricted stock unit ("RSU") grants for 2019 under the Corporation's Long Term Incentive Plan ("LTIP") for performance in 2019; as well as the determination of base salaries for 2020 (which will be reported in next year's proxy circular).

The following table sets forth the fees paid to consultants and advisors related to determining compensation for executive officers and directors for each of the two most recently completed financial years This resulted in the adoption of the above-listed January 2019 Peer Group and January 2020 Peer Group for use in the Corporation's January 2019 and 2020 compensation decisions.

Year	Executive Compensation-Related Fees(1)	All Other Fees(2)
Financial Year Ended December 31, 2019	US$19,052	Nil
Financial Year Ended December 31, 2018	US$18,635	Nil

Notes:

(1) The aggregate fees billed by each consultant or advisor, or any of its affiliates, for services related to determining compensation for any of the Corporation's directors or executive officers.

(2) The aggregate fees billed for all other services provided by each consultant or advisor, or any of its affiliates, that are not reported as "Executive Compensation Related Fees."

The Harlon Group was engaged on behalf of and took instructions from the Compensation Committee, not management in connection with the foregoing services. There were no conflicts of interest between the Compensation Committee and the Harlon Group identified during the financial year ended December 31, 2019, nor during any time in 2018 or 2020 where discussions related to compensation decisions were held.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2019 was a current or former officer or employee of the Corporation or engaged in certain transactions with the Corporation required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during the fiscal year ended December 31, 2019, nor during any time in 2018 or to date in 2020, which generally means that no executive officer of the Corporation served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Corporation's Compensation Committee.

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of the Corporation's compensation programs are to attract and retain the best possible executives having the expertise required for the uranium mining industry, and to motivate the executives to achieve goals consistent with the Corporation's business strategy, including with particularity the guiding principle of increasing shareholder value. The compensation program is designed to reward executives for achieving these goals, while providing continued incentives to develop rigorous new goals annually, to the extent market conditions allow in a volatile market driven primarily by commodity prices.

Elements of Compensation

The Corporation's compensation practices are intended to be competitive with those of its peers, and thus are designed to account for individual successes and failures within corporate management, so as to create accountability within the Corporation's executive team and provide an external metric against which its senior executives can gauge the quality and appropriateness of their decisions. During fiscal 2019, the three key elements used to compensate the executive officers of the Corporation were: (i) base salary; (ii) cash bonuses; and (iii) long-term incentives in the form of equity awards.

The Corporation had five NEOs for the financial year ended December 31, 2019:

Name	Title (Current)
Mark S. Chalmers	President and Chief Executive Officer ("CEO")
David C. Frydenlund	Chief Financial Officer ("CFO"), General Counsel and Corporate Secretary
W. Paul Goranson	Chief Operating Officer ("COO")
Curtis H. Moore	Vice President ("VP"), Marketing and Corporate Development
Matthew J. Tarnowski	Chief Accounting Officer ("CAO") and Controller

Among the NEOs, the Senior Executive Officers for the financial year ended December 31, 2019 were the President and CEO; the CFO, General Counsel and Corporate Secretary; and the COO.

Determination of Compensation

Base Salaries

Base salary is a fixed component of pay that compensates executives for fulfilling their roles and responsibilities and aids in attracting and retaining qualified executives.

Base compensation for the CEO is generally fixed by the Board on an annual basis at its regularly scheduled meeting in January for application in that year, based on recommendations from the Compensation Committee. In making its recommendations to the Board, the Compensation Committee evaluates those levels of compensation reported by the Corporation's current peer group approved by the Compensation Committee. Generally, base salary for the CEO is set relative to the base salaries paid to other CEOs in the current peer group; however, the Board, in its discretion, may also take into account any additional recommendations of the Compensation Committee, as well as the Board's own assessment of the performance of the Corporation overall, the Corporation's specific projects and the CEO's individual contribution to both in addition to any other factors or considerations deemed relevant.

Base compensation for the NEOs, other than the CEO, is generally fixed by the Compensation Committee on an annual basis at its regularly scheduled meeting in January for application in that year. As with the base salary for the CEO, base salaries for the NEOs, other than the CEO, are set relative to the levels of compensation reported by the Corporation's current peer group approved by the Compensation Committee. The Compensation Committee may also take into account its assessment of the performance of the Corporation overall, the Corporation's specific projects and the particular individual's contributions to that performance.

In January 2019, base salaries for 2019 were set by the Board, taking into account base salaries for comparable positions in the January 2019 Peer Group, and reflected a 14.3% increase for Mark S. Chalmers, the current President and CEO of the Corporation, to better align his base salary with the median peer group base salary for CEOs, and a 5.66% increase for both Mr. David C. Frydenlund and Mr. W. Paul Goranson, to better align their base salaries with the median peer group base salaries for CFO and COO, respectively, and to reflect their senior level of experience. The following table shows the base salaries of the current Senior Executive Officers as at December 31, 2018 and December 31, 2019:

Senior Executive Officer	2018 Salary as at December 31, 2018 (US$)	2019 Salary as at December 31, 2019 (US$)	Percentage Change
Mark S. Chalmers President and CEO	$350,000	$400,000	14.3%
David C. Frydenlund CFO, General Counsel and Corporate Secretary	$270,864	$287,116	6.0%
W. Paul Goranson COO	$270,864	$287,116	6.0%

Cash Bonuses

Along with the establishment of competitive base salaries and long-term incentives, one of the objectives of the executive compensation strategy is to encourage and recognize strong levels of performance by linking the overall performance and contributions of each NEO to the corporate objective of maximizing value for the Corporation's shareholders.

The cash bonus for the CEO for each financial year is approved by the Board, based on the overall financial performance of the Corporation, levels of bonuses provided by benchmark companies, any target bonus percentages of base salary set out in the CEO's employment agreement, and particularly the achievement of objective measures and individual performance of the CEO relative to pre-established performance goals for the year in question. Generally, the target cash bonus level is set at a competitive level relative to the cash bonuses paid within the current peer group as a percent of base salary, and the CEO's actual bonus is based on how well the CEO and the Corporation met the annual performance goals set by the Board in the Corporation's STIP as described under "Performance Goals," below. Ultimately, the cash bonus for the CEO is determined in the sole discretion of the Board, based on recommendations from the Compensation Committee.

The cash bonuses for the NEOs, other than the CEO, for each financial year are approved by the Compensation Committee, based on the overall financial performance of the Corporation, levels of bonuses provided by benchmark companies, any target bonus percentages of base salary set out in the individual NEO employment agreements, and particularly the achievement of objective measures and individual performance of the NEO, and based on recommendations and general input from the CEO. Generally, the target cash bonus levels for the NEOs, other than the CEO, are set at competitive levels relative to cash bonuses paid within the current peer group as a percent of base salary, and each Senior Executive Officer's actual bonus is based on how well the Senior Executive Officer and the Corporation met the annual performance goals set by the Board in the Corporation's STIP as described under "Performance Goals," below.

Generally, the cash bonus earned in a financial year is determined by the Board at its first meeting in January of the following year. The cash bonus in respect of each financial year of the Corporation may be paid in one or more instalments, as determined by the Board, or the Compensation Committee, as the case may be.

In addition, the Board may, from time to time, grant additional cash bonuses to one or more of the NEOs, in special circumstances, such as the successful completion of a major transaction.

Long-Term Incentives - Equity Compensation

Under the 2018 Amended and Restated Omnibus Equity Incentive Compensation Plan (the "Equity Incentive Plan"), which was originally approved by the Board on January 28, 2015 and ratified by the shareholders of the Corporation at the June 2015 Annual General and Special Meeting of shareholders, then amended and restated on March 29, 2018 and ratified by the shareholders of the Corporation at the May 30, 2018 Annual and General Special Meeting of shareholders, the Board may, in its discretion, grant from time to time Options, Stock Appreciation Rights ("SARs"), Restricted Stock and RSUs, Deferred Share Units, Performance Shares, Performance Units, and Full-Value Stock-Based Awards to employees, directors, officers and consultants of the Corporation and its affiliates.

The equity award for the CEO for each financial year is approved by the Board, based on the overall financial performance of the Corporation, levels of equity awards provided by benchmark companies, any target equity award percentages of base salary set out in the CEO's employment agreement, and particularly the achievement of objective measures and individual performance of the CEO relative to pre-established long-term performance goals for the year in question. Generally, the target equity award amount is set at a competitive level relative to the equity awards granted within the current peer group as a percent of base salary, and the CEO's actual equity award is based on how well the CEO and the Corporation met the annual long-term performance goals set by the Board in the Corporation's LTIP as described under "Performance Goals," below. Ultimately, the equity award for the CEO is determined in the sole discretion of the Board, based on recommendations from the Compensation Committee.

The equity awards for the NEOs, other than the CEO, for each financial year are approved by the Compensation Committee, based on the overall financial performance of the Corporation, levels of equity awards provided by benchmark companies, any target equity award percentages of base salary set out in the individual NEO employment agreements, and particularly the achievement of objective measures and individual performance of the NEO, and based on recommendations and general input from the CEO. Generally, the target equity award amounts for the NEOs, other than the CEO, are set at competitive levels relative to equity awards granted within the current peer group as a percent of base salary, and each Senior Executive Officer's actual equity award is based on how well the Senior Executive Officer and the Corporation met the annual long-term performance goals set by the Board in the Corporation's LTIP as described under "Performance Goals," below.

Equity incentives granted to NEOs may be made subject to specific vesting requirements, which may include vesting over a particular period of time or in response to the achievement of other performance-based metrics. Generally, equity awards for a financial year are determined by the Board at its first meeting in January the following year. In addition, the Board may, from time to time, grant additional equity awards to one or more of the NEOs, in special circumstances, such as the successful completion of a major transaction.

In 2019, under the LTIP, the Corporation relied on the grant of RSUs to align the NEOs' interests with shareholder value. Generally, the RSUs granted in January 2020 for performance in 2019 will vest as to 50% on January 27, 2021, will vest as to an additional 25% on January 27, 2022 and as to the remaining 25% on January 27, 2023. Upon vesting, each RSU entitles the holder to receive one Common Share for the payment of no additional consideration. The Corporation considers RSUs to be an excellent form of equity incentive, which allows the Corporation to achieve its performance-based incentive and retention goals. First, because the Corporation's performance is heavily dependent on commodity prices, and traditional performance measures such as earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, etc. have not been meaningful in the past, share price performance is one of the main measures of long-term performance for the Corporation. Because the RSUs vest over a three-year period, with the number of shares vesting each year set at the time of grant, the value of the shares at the time of vesting will be directly dependent on the Corporation's share price at the time of vesting. If management is successful in increasing the Corporation's share price over the three-year period, the value of the shares at each vesting date will have increased; however, if management is not successful in increasing share prices over that time period, the value of management's vested shares may decrease. The Corporation therefore considers RSUs to provide a very effective long-term share-performance-based form of equity incentive. In addition, because an executive will forfeit all unvested RSUs if he or she leaves the Corporation to take employment elsewhere, the unvested RSUs also help the Corporation satisfy its retention objectives.

In 2019, the Corporation made a special grant of SARs to its Senior Executive Officers and certain management personnel for performance in 2018, in recognition of the Corporation's outstanding share price performance in 2018 and in order to provide additional long-term performance-based equity incentives for its senior management. The SARs are purely performance based because they vest only upon the achievement of aggressive performance goals designed to significantly increase shareholder value. If those goals are not met, the SARs do not vest. These SARs were included in NEO compensation for 2018. For details, see "Additional Special SAR Grant for 2018" in the circular released in advance of the Corporation's May 29, 2019 meeting of shareholders.

No SARs were granted by the Board in January 2020 for performance in 2019.

Performance Goals

The Corporation is in an industry that is heavily dependent on the price of uranium. When uranium prices are high, uranium operations can be in full swing and development activities can be booming. However, when uranium prices are low, operations are generally curtailed, and properties and facilities are placed on standby or shut down. During those periods of low commodity prices, which the Corporation has experienced for the last several years, industry participants can face negative cash flows and losses, and are often tasked with minimizing those negative cash flows and losses, while at the same time maintaining their valuable assets in a state of readiness for a ramp-up when uranium prices recover. As a result of this heavy reliance on commodity prices and large fluctuations in cash flows and income and losses, typical performance metrics, such as earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, etc. are not meaningful to the Corporation at this time.

To address this issue, the Corporation implemented the STIP in January 2016 and the LTIP in January 2018, which are intended to set out meaningful performance criteria tailored specifically to the Corporation, in light of the general inability to rely on more standard performance indicators. The STIP sets short-term performance goals that are tied primarily to the Corporation meeting its annual budget, as set by the Board. Cash bonuses for Senior Executive Officers are awarded each year based on performance relative to the STIP performance goals for the year, as determined by the Board in January of the following year.

The LTIP sets long-term performance goals tailored specifically to the Corporation that have implications beyond the current year. Equity awards for Senior Executive Officers are awarded for each year based on performance relative to the LTIP performance goals for the year, as determined by the Board in January of the following year. The equity awards are typically in the form of RSUs that vest over a three-year period. Although performance goals are not contained in the RSUs themselves, the number of RSUs awarded for any year is based on the success of management in meeting the year's long-term performance goals. Further, because the RSUs vest over a three-year period, the RSUs provide an additional performance incentive for management, because the better the Corporation performs over the long term, the better the Corporation's share performance will be, and the higher the value of the RSUs will be when they vest in the future.

The Corporation has found that the STIP has been very effective in setting meaningful goals specific to the Corporation that can be managed by the Senior Executive Officers and objectively evaluated by the Board. The LTIP, although more recently implemented, is also proving to be very effective at setting meaningful long-term performance goals that can be objectively evaluated by the Board. The Corporation is very pleased with its executive incentive program and believes it encourages and recognizes strong levels of performance by linking the overall performance and contributions of each Senior Executive Officer to the corporate objective of maximizing value for the Corporation's shareholders.

STIP Goals and Performance

The purpose of the STIP is to align short-term (generally one year or less) performance of Senior Executive Officers with the Corporation's annual business plan and other specified criteria through awarding participants with cash bonuses that are a function of performance against STIP goals. How well Senior Executive Officers perform at achieving STIP goals determines whether the Senior Executive Officers' cash bonuses are at, above or below their target levels.

In January of each year, the Compensation Committee completes a STIP matrix including goals, metrics and weightings to serve as the basis for measuring short-term performance of the Corporation and the participants during and at the end of the year. The STIP matrix generally contains several objective criteria (such as criteria tied to successful implementation of the annual business plan for the year), as well as a subjective category. The objective performance goals generally apply equally to all Senior Executive Officers, recognizing the need for all top executives to work as a team to achieve corporate goals. The objective criteria serve as the short-term performance goals for the CEO and the top management group.

The performance metrics for the STIP objective performance goals are generally structured so that, if the senior management team performs as expected, the mid-level (100% of target) will be achieved for each of the objective performance goals and the target cash bonus level will be achieved. If performance is lower than expected for an objective performance goal, then the lower level (generally expected to be set at approximately 0-50% of target) will apply, and likewise if performance is greater than expected for the criteria, the higher level (generally expected to be set at approximately 150% of target) will apply.

The subjective evaluation for each participant is performed by the Compensation Committee, upon the recommendations and input of the CEO, and may take into consideration individual contributions and achievements of participants, workloads, reaction to market conditions over which the participant has no control, leadership, relationship with the Board, and other elements specific to the participant that warrant attention during the year. The target weighting of the subjective category generally does not exceed 20% of the total bonus amount for each participant, recognizing the need for all top executives to focus primarily on working as a team to achieve the objective corporate goals set for the CEO and the senior management team; however, the Compensation Committee may take a higher target weighting into consideration in unique circumstances where the Corporation's performance has been especially noteworthy or important in that year.

The Compensation Committee determines the target cash bonus level for each participant, generally to be set as a percentage of base salary at the same time it determines the STIP matrix, by referencing the cash bonuses awarded to those in comparable positions within the current peer group established by the Compensation Committee, which necessarily reflects the most recent year for which such data is publicly available. Those considerations must be considered in light of the target bonus percentages of base salary set out in the individual Senior Executive Officers' employment agreements. The actual cash bonus award could be lower or higher than the target bonus level depending on the Compensation Committee's actual evaluation of the performance metrics for the year, as well as any information for industry trends, price level adjustments or other factors that indicate the data for the year in comparison would understate or overstate the expected cash bonuses for those with comparable positions in the peer group during the performance year.

The STIP also applies an overriding health and safety factor, which serves to reduce or eliminate any cash bonuses otherwise payable if the Corporation fails to meet stipulated health and safety performance criteria. The Board also has the authority to vary from the STIP as it sees fit.

2019 STIP Goals and Performance

Cash bonuses earned in 2019 were based on management's performance in 2019 relative to the 2019 STIP performance goals. For 2019, the STIP performance goals were:

• Production

Under this performance goal, management was required to manage its production activities in 2019 to meet or exceed specified production requirements (15% weighting). Specifically, 100% of target required total value of uranium and vanadium production for 2019, valued at the annual budgeted prices of $27.50 per pound U3O8 and $18.50 per pound V2O5, to be between $41.9 million and $53.9 million; 150% of target required such value to exceed $53.9 million; 50% of target required such value to be less than $41.9 million but equal to or greater than $30.0 million; and 0% of target resulted if such value was less than $30.0 million;

• Net Recurring Cash Flow

Under this performance goal, management was required to manage its operating costs in 2019 to meet or exceed specified net recurring cash flow plus sustaining capital requirements while maintaining properties on standby for a potential future ramp-up in production (25% weighting). Specifically, 100% of target required net recurring cash flow plus sustaining capital requirements for 2019, to be between negative cash flows of ($9.4) million and ($3.4) million; 150% of target required such value to exceed ($3.4) million; 50% of target required such value to be less than ($9.4) million but equal to or greater than ($15.4) million; and 0% of target resulted if such value was less than ($15.4) million. It should be noted that production values included in these calculations were set at the budgeted value of $27.50 per pound U3O8 and $18.50 per pound V2O5, regardless of actual prices at year-end or at the time of the evaluation. These numbers also assume total production of 78,000 pounds U3O8 for the Corporation's account and total vanadium production of 2,474,626 pounds of V2O5, for the Corporation's account, as per the Corporation's budget for 2019. Appropriate adjustments were made to the numbers to reflect changes in production levels and as otherwise required to appropriately reflect changes in underlying assumptions;

• Working Capital

Under this performance goal, management was required to manage its working capital, including the use of any financings, to maintain a liquid working capital balance for 2019 within a specified range (20% weighting). Specifically, 100% of target required liquid working capital (defined as cash plus marketable securities plus accounts receivable plus the value to the Corporation of uranium and vanadium product inventory in salable form less accounts payable and accrued liabilities) to be between $40.0 million and $60.0 million; 150% of target required such value to exceed $60.0 million and the Corporation's outstanding Convertible Debentures to be converted or redeemed in full; 50% of target required such value to be less than $40.0 million but equal to or greater than $20.0 million; and 0% of target resulted if such value was less than $20.0 million;

• Scalability of Production

Under this performance goal, management was required to advance the Corporation's scalability of production, with metrics tied to achieving certain specified permitting and licensing benchmarks or milestones during the year (5% weighting). Specifically, the STIP specified 11 permits and permitting milestones for 2019. 100% of target required any three of the 11 permits or milestones to be obtained during the year; 150% of target required any four or more of such permits and milestones to be obtained during the year; 50% of target required any two of such permits and milestones to be obtained; and 0% of target resulted if fewer than two such permits and milestones were obtained during the year;

• Section 232 Petition

Under this performance goal, management was required to continue pursuing relief under the Corporation's joint Petition for Relief under Section 232 of the Trade Expansion Act of 1962 from imports of uranium products that threaten national security (the "Section 232 Petition") which it filed with the U.S. Department of Commerce ("DOC") in January 2018, and to meet specified benchmarks, (15% weighting). Specifically, 100% of target required the Corporation to continue pursuing relief under the Section 232 Petition; 150% of target required the DOC to have recommended a trade remedy to the President of the United States; and 0% of target resulted if the Corporation did not continue pursuing relief under the Section 232 Petition; and

• Subjective Component

Under this performance goal, each Senior Executive Officer is given a subjective evaluation specific to the Senior Executive Officer's particularized roles and responsibilities within the Corporation (20% weighting).

In situations such as the present, where the Corporation is not generating sufficient revenues to result in earnings, factors such as managing production, cash expenditures, overheads and working capital balances, maintaining valuable assets on standby and advancing other assets, all as set out in the Corporation's annual budget, are more important for guiding management and judging management's performance than broad corporate-level financial performance metrics.

In awarding cash bonuses earned in 2019 at its January 2020 meeting, the Compensation Committee evaluated how well management performed relative to each of its STIP performance goals for 2019, as described above. In performing this evaluation, the Compensation Committee concluded as follows:

• With respect to Production, during 2019 the Corporation produced and packaged 69,630 pounds of U3O8 for the Corporation's account, and 1,807,732 pounds of V2O5 for the Corporation's account. This goal focused on the total value of uranium and vanadium production for the period, calculated as the actual number of pounds of U3O8 produced during the year multiplied by the budgeted $27.50 per pound plus the actual number of lbs. of V2O5 produced during the year multiplied by the budgeted $18.50 per pound, regardless of the actual uranium and vanadium prices at the end of 2019 or at the time the calculation is performed. Based on this manner of valuation of production, the value of uranium produced was 1.9 million, and the total value of vanadium produced was 33.4 million, for a total value of production of 35.3 million. As the value of total production for the year was greater than or equal to $30.0 million but less than $41.9 million, 50% of target was achieved. As a result, a partial weighting of 7.5% was achieved for this performance goal, which fell short of the 15% target weighting;

• With respect to Net Recurring Cash Flow, the STIP goals were adjusted to reflect lower Mill and Nichols Ranch production, so as not to double count for the reduction in production evaluated in the previous performance goal. After making these adjustments, the goal of 100% of target, which originally required net recurring cash flow plus sustaining capital requirements for 2019 to be between negative cash flows of $9.4 million and $3.4 million, was changed to between negative cash flows of $10.3 to $16.3 million. Actual recurring cash flows for 2019 were calculated to be $11.7 million, which fell within that revised cash flow range. This resulted in 100% of target being achieved. As a result, a full weighting of 25% was achieved for this performance goal;

• With respect to Working Capital, the Liquid Working Capital Balance, defined as cash plus marketable securities plus accounts receivable plus the value to the Corporation of uranium and vanadium product inventory in salable form less accounts payable and accrued liabilities, as at December 31, 2019 was $34.3 million. As this amount is between $20 million and $40 million, 50% of target was achieved. As a result, a partial weighting of 10% was achieved for this performance goal, which fell short of the 20% target weighting;

• With respect to Scalability of Production, the following permits or milestones were obtained during 2019: (A) final approval and sign-off of the Texas Commission on Environmental Quality relating to the repair of the deep disposal well at the Corporation's Alta Mesa project; and (B) all approvals required for supplemental water management facilities at the Corporation's Canyon Mine. As these permits and milestones represent two of the 11 listed permit and milestone objectives, 50% of target was achieved. As a result, a partial weighting of 2.5% was achieved for this performance goal, which fell short of the 5% target weighting;

• With respect to the Section 232 Petition, on April 14, 2019 the U.S. Department of Commerce recommended a trade remedy to the President of the United States, who then appointed the U.S. Nuclear Fuel Working Group to "develop recommendations for reviving and expanding domestic nuclear fuel production." As the Department of Commerce recommended a trade remedy to the President of the United States, 150% of target was achieved. As a result, a weighting of 22.5% was achieved for this performance goal, which exceeded the 15% target weighting;

• With respect to the Subjective Component, 100% of target was achieved by all Senior Executive Officers, which resulted in a weighting of 20% for this performance goal for all Senior Executive Officers. In making this conclusion, the Compensation Committee considered the following factors (the "2019 Subjective Factors"):

o The Corporation filed its joint Section 232 Petition with the DOC in January 2018 and, on July 18, 2018, the DOC initialized the investigation. On April 14, 2019, the DOC completed its Section 232 Petition investigation, and submitted a report to the President of the United States containing the Secretary of Commerce's findings. In response, on July 12, 2019, the President issued his "Memorandum on the Effects of Uranium Imports on the National Security and Establishment of the United States Nuclear Fuel Working Group," in which he formed the U.S. Nuclear Fuel Working Group in order "to address the concern identified by the Secretary regarding domestic uranium production and to ensure a comprehensive review of the entire domestic nuclear supply chain." The Corporation has taken the lead on this initiative and, during 2019, this initiative reached the highest levels of government;

o During 2019, the Corporation continued its vanadium test-mining program and rehabilitation work at its La Sal Mines Complex. Results were very successful, having extracted approximately 11,000 tons of mineralized material during the course of the program while evaluating different mining approaches in previously mined-out areas that selectively target high-grade vanadium zones, thereby potentially increasing productivity and mined grades while decreasing mining costs per pound V2O5. Management believes these results indicate a new paradigm for vanadium mining on the Colorado Plateau and will better position the Corporation to get its uranium/vanadium mines back into production as market conditions warrant;

o During 2019, the Corporation ramped up and completed its vanadium pond return campaign at the White Mesa Mill, which had never been accomplished before at the Mill, and produced over 1.8 million pounds of high- quality saleable vanadium in 2019. Total pounds produced were somewhat lower than planned, but the quality of the product was higher than expected. The Corporation has retained most of the vanadium product in inventory, which it can sell into expected higher vanadium markets in the future;

o On June 10, 2019, the Corporation entered into a processing agreement with the owner of a formerly operating uranium mine in New Mexico. The owner is currently completing various cleanup and reclamation activities at the mine, including the removal and disposal of low-grade uranium ore located at the site. Beginning in Q2-2019 and continuing through year-end, the Corporation accepted delivery of over 6,000 tons of material. Revenues payable to the Corporation are expected to be between $700,000 and approximately $3,500,000 over the life of the project, depending on the amount of ore ultimately delivered to the White Mesa Mill. As additional consideration, the Corporation will retain title to any uranium (or other minerals) recovered from the ore for its own account, currently estimated to be approximately 8,000-70,000 lbs. of U3O8, valued at approximately $200,000-$1,750,000 at current uranium prices. Energy Fuels has proposed similar processing and disposal services to assist in the cleanup of Cold War era abandoned uranium mines on the Navajo Nation and other nearby lands. This agreement represents the first agreement for the processing and disposal of those types of clean-up materials at the White Mesa Mill. The ore is currently being stockpiled at the Mill for recovery in a future conventional mill processing campaign;

o The Corporation has maintained adequate liquidity and working capital levels in light of low commodity prices, finishing the year with over $36 million in liquid working capital (excluding the outstanding Convertible Debentures, which became current on December 31, 2019). The Corporation accomplished this by drawing down on its At-the-Market program ("ATM") in the amount of approximately $19.7 million in 2019, which had a lower cost of capital compared to other equity financing options;

o The Corporation renewed its existing ATM on December 30, 2019 by adding an additional $30 million to the amount of approximately $6.5 million then remaining on the previous ATM;

o As a result of the Corporation's strong cash and marketable securities position, the Corporation has been able to hold onto its uranium and vanadium inventories, which at the end of 2019 were approximately 500,000 pounds of U3O8 and 1.6 million pounds of V2O5. As a result, the Corporation was not forced to sell inventory at low commodity prices for cash needs; and

o During the course of 2019, the Corporation continued to operate with only three senior officers, which is fewer than the number of senior officers in previous years, notwithstanding the high activity level for the year.

There were also no health or safety factors to apply to reduce the foregoing results in the 2019 year. The Corporation had an outstanding safety record for 2019, with no lost-time accidents and no reportable medical aids at any of its facilities during the year.

Based on this analysis, the combined STIP performance weighting for 2019 was 87.5%. Accordingly, the cash bonuses awarded to Senior Executive Officers for their performance in 2019 were determined by the Compensation Committee at its January 2020 meeting to be 87.5% of each Senior Executive Officer's target cash bonus amount. The following table shows the resulting cash bonuses earned by the current Senior Executive Officers in 2019:

Senior Executive Officer	2019 Salary as at December 31, 2019 (US$)	Target Cash Bonus Percentage	Target Cash Bonus (US$)	STIP Performance Weighting	Actual Cash Bonus earned in 2019 (US$)
Mark S. Chalmers President and CEO	$400,000	50%	$200,000	87.5%	$175,000
David C. Frydenlund CFO, General Counsel and Corporate Secretary	$287,116	40%	$114,846	87.5%	$100,490
W. Paul Goranson COO	$287,116	40%	$114,846	87.5%	$100,490

The STIP applies only to the Senior Executive Officers. Cash bonuses to the other NEOs are determined at the discretion of the Compensation Committee based on the overall financial performance of the Corporation, levels of bonuses provided by benchmark companies, and individual performance of the NEO based on recommendations and general input from the CEO. Applying these criteria, the cash bonuses for the other NEOs for 2019 were set at 15% of base salary for Mr. Moore and 12% of base salary for Mr. Tarnowski.

LTIP Goals and Performance

The purpose of the LTIP, which was first adopted in January 2018, is to align performance of Senior Executive Officers with the Corporation's long-term (generally in excess of one year) goals and other specified criteria through awarding participants with equity awards in the form of RSUs that are a function of performance against LTIP goals. How well Senior Executive Officers perform at achieving LTIP goals determines whether the Senior Executive Officers' equity awards are at, above or below their target levels.

In January of each year, the Compensation Committee completes an LTIP matrix including goals, metrics and weightings to serve as the basis for measuring long-term performance of the Corporation and the participants during and at the end of the year. As with the STIP, the LTIP matrix generally contains several objective criteria as well as a subjective category. The objective performance goals generally apply equally to all Senior Executive Officers, recognizing the need for all top executives to work as a team to achieve corporate goals. The objective criteria serve as the long-term performance goals for the CEO and the top management group.

The performance metrics for the LTIP objective performance goals are generally structured so that, if the senior management team performs as expected, the mid-level (100% of target) will be achieved for each of the objective performance goals, and the target equity award level will be achieved. If performance is lower than expected for an objective performance goal, then the lower level (generally expected to be set at approximately 0-50% of target) will apply, and likewise if performance is greater than expected for the criteria, the higher level (generally expected to be set at approximately 150% of target) will apply.

The subjective evaluation for each participant is performed by the Compensation Committee, upon the recommendations of the CEO, and may take into consideration individual contributions and achievements of participants, workloads, reaction to market conditions over which the participant has no control, leadership, relationship with the Board, and other elements specific to the participant that warrant attention during the year. The target weighting of the subjective category generally does not exceed 20% of the total equity award amount for each participant, recognizing the need for all top executives to focus primarily on working as a team to achieve the objective long-term corporate goals set for the CEO and the senior management team; however, the Compensation Committee may take a higher weighting into consideration in unique circumstances where the Corporation's performance has been especially noteworthy or important in that year.

The Compensation Committee determines the target equity award level for each participant; generally, to be set as a percentage of base salary at the same time it determines the LTIP matrix. Generally, the Compensation Committee sets the target equity award percent for each participant for the year by reference to the equity amounts awarded to comparable positions in the current peer group established by the Compensation Committee for the most recent year for which data is publicly available, consistent with any target equity award percentages of base salary that may be set out in the individual NEO employment agreements. The actual value of equity awarded could be lower or higher than the target equity award level depending on the Compensation Committee's actual evaluation of the long-term performance metrics for the year, as well as any information for industry trends, price level adjustments etc. that would indicate that data for the comparison year would understate or overstate the expected equity awards for comparable positions in the peer group during the year.

The LTIP also applies an overriding health and safety factor, which serves to reduce or eliminate any equity awards otherwise payable if the Corporation fails to meet stipulated health and safety performance criteria. The Board also has the authority to vary from the LTIP as it sees fit.

The Corporation believes shareholder value is primarily driven by results, both in terms of financial strength and operating measures such as production, production capability, and mineral reserve and resource growth, as well as protection of public health, safety and the environment and good corporate governance. Each executive's performance is also evaluated against expectations for fulfilling the executive's individual responsibilities and goals within his or her particular employment functions and areas of expertise, which also reflects on the executive's contribution to the Corporation's success in meeting its long-term objectives.

2019 LTIP Goals and Performance

Equity awards earned in 2019 were based on management's performance in 2019 relative to the 2019 LTIP performance goals. For 2019, the LTIP performance goals were:

• Share Price Performance

Under this performance goal, management was required to achieve a share price performance in 2019 relative to the share price performance of other publicly traded uranium mining companies with comparable market capitalizations (35% weighting). Share price performance was determined by comparing the performance of the Corporation's common shares during 2019 to the performance of other publicly traded uranium companies with market capitalizations of US$50 million or greater over the same time period. Return to shareholders was measured as the percentage increase in the Corporation's share price over the 2019 calendar year. Specifically, 100% of target required the Corporation's share price performance during 2019 to be within 50% and up to 25% of the share price performance of all such publicly traded uranium companies; 150% of target required the Corporation's share price performance to be within the top 25% of the share price performance of all such publicly traded uranium companies; 50% of target required the Corporation's share price performance to be within 75% and up to 50% of the share price performance of all such publicly traded uranium companies; and 0% of target resulted if the Corporation's share price performance was less than 75% of the share price performance of all such publicly traded uranium companies;

• Obtaining Board Approval in December 2019 for a Budget for 2020

Under this performance goal, management was required to obtain Board approval in December 2019 for a budget for 2020 that met specified net recurring cash flow plus sustaining capital requirements while maintaining the Corporation's properties on standby for a potential future ramp-up of production (35% weighting). The combined total of net recurring cash flow and sustaining capital are considered to represent the ongoing cash burn of the Corporation, so this goal was intended to result in management preparing an annual budget for 2020, for approval by the Board, which limited expected ongoing cash burn to specific amounts, while maintaining its properties on standby. In determining the net recurring cash flow and sustaining capital for any budget, the assumed spot prices of uranium and vanadium during the year were assumed to be the spot price decks assumed in the budget, reasonably expected cash flows were used regardless of whether or not the cash flows were under contract at the time of approval of the budget, and no additional equity (including ATM) financing was assumed. Specifically, 100% of target required Board approval in 2019 of a budget for 2020 that resulted in an expected combined total for net recurring negative cash flow and sustaining capital for the Corporation in 2020 of equal to or greater than $18.7 million and less than or equal to $12.7 million; 150% of target required Board approval of such a budget that resulted in such negative cash flows of greater than $12.7 million; 50% of target required Board approval of such a budget that resulted in such negative cash flows of less than $18.7 million and greater than or equal to $24.7 million; and 0% of target resulted if the Board approved such a budget that resulted in such negative cash flows of less than $24.7 million;

• Securing Future Business Activities

Under this performance goal, management was required to secure additional activities that were expected to result in a net cash increment to the Corporation beyond 2020 (10% weighting). Specifically, 100% of target required the Corporation to pursue additional activities that were expected to result in a net cash increment to the Corporation beyond 2020; 150% of target required the Corporation to secure additional activities that were expected to result in a net cash increment to the Corporation beyond 2020 of $5 million or greater over any two-year period within the following five years; 0% of target resulted if the Corporation did not pursue any such additional activities; and

• Subjective Component

Under this performance goal, each Senior Executive Officer was given a subjective evaluation specific to the Senior Executive Officer's particularized roles and responsibilities within the Corporation (20% weighting).

As stated above, performance goals based on broad corporate-level financial performance metrics such as earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, are not meaningful to the Corporation's performance at this time. Instead, the Corporation sets long-term performance goals each year tailored specifically to the long-term objectives set by the Corporation each year. Share price performance over the year is considered to be a good long-term indicator for the Corporation, because it reflects the market's expectation of the Corporation's performance beyond the current year. However, because share price performance is highly linked to commodity price performance for companies such as the Corporation, this long-term performance goal has been set to compare the Corporation's share price performance relative to the share price performance of other comparable companies in the uranium industry (and not to the Corporation's peer group as a whole, which includes companies in different commodity industries), in order to standardize for commodity price fluctuations over the year. The long-term performance goal of obtaining approval in the current year for a satisfactory budget for the following year requires management to manage the Corporation in the current year so that the Corporation's expected activities in the following year meet specified criteria. Similarly, the long-term performance goal of obtaining business activities beyond the following year requires management to manage the Corporation in the current year to secure business activities for the second year beyond the current year. The Corporation believes these are the most meaningful long-term performance goals for the Corporation at this time.

In awarding equity awards in January 2020 for management's performance in 2019, the Compensation Committee evaluated how well management performed relative to each of its LTIP performance goals for 2019, as described above. In performing this evaluation, the Compensation Committee concluded as follows:

• With respect to Share Price Performance, 0% of target was achieved because the Corporation's share price performance over calendar year 2019 ranked tenth among twelve publicly traded uranium companies with a market capitalization above US$50 million during the year, thereby falling within the bottom 25% (or fourth quartile) of the group. This resulted in 0% of target being achieved. As a result, a weighting of 0% was achieved for this performance goal, which fell short of the 35% target weighting;

• With respect to obtaining Board approval in December 2019 for a budget for 2020, the Board approved a budget for 2020 with net recurring cash flows plus sustaining capital requirements that resulted in an expected combined total for net recurring negative cash flow and sustaining capital for the Corporation in 2020 of $20.5 million, while maintaining the Corporation's properties on standby. As this was less than $18.7 million and greater than or equal to $24.7 million, 50% of target was achieved. As a result, a weighting of 17.5% was achieved for this performance goal, which fell short of the 35% target weighting;

• With respect to securing additional activities that are expected to result in a net cash increment to the Corporation beyond 2020, the Corporation pursued additional activities that met expectations, such as securing the New Mexico mine low-grade ore processing contract and submitting offer letters in pursuit of new alternate feed processing opportunities. However, as of December 31, 2019, the Corporation had not secured additional activities through signed term sheets, letters of intent, purchase order, bid award, definitive agreement or other satisfactory evidence for purposes of the LTIP that would be expected to result in a net cash increment to the Corporation beyond 2020 of $5 million or greater over any two-year period within the next five years. As a result, 100%, of target was achieved. As a result, a weighting of 10% was achieved for this performance goal, which met the 10% target weighting; and

• With respect to the Subjective Component, 100% of target was achieved by all Senior Executive Officers, which resulted in a weighting of 20% for this performance goal for all Senior Executive Officers. In making this conclusion, the Compensation Committee considered the 2019 Subjective Factors described under 2019 STIP Goals and Performance above.

There were also no health or safety factors to apply to reduce the foregoing results in the 2019 year. As stated above, the Corporation had an outstanding safety record for 2019, with no lost-time accidents and no reportable medical aids at any of its facilities during the year.

Based on this analysis, the combined LTIP performance weighting for 2019 was 47.5%, which was significantly lower than the target 100% weighting. Accordingly, the equity awards granted to Senior Executive Officers for their performance in 2019 were determined by the Compensation Committee at its January 2020 meeting to be 47.5% of each Senior Executive Officer's target equity award amount. The following table shows the resulting equity awards (in the form of RSUs) to the Senior Executive Officers for 2019:

Senior Executive Officer	2019 Salary as at December 31, 2019 (US$)	Target Equity Award Percentage	Target Equity Award (US$ value of RSU grants)	LTIP Performance Weighting	Actual Equity Awarded for 2019 (US$ value of RSU grants)
Mark S. Chalmers President and CEO	$400,000	100%	$400,000	47.5%	$190,000
David C. Frydenlund CFO, General Counsel and Corporate Secretary	$287,116	80%	$228,893	47.5%	$108,724
W. Paul Goranson COO	$287,116	80%	$228,893	47.5%	$108,724

The LTIP applies only to the Senior Executive Officers. Equity awards to the other NEOs are determined at the discretion of the Compensation Committee based on the overall financial performance of the Corporation, levels of equity awards provided by benchmark companies, the level of responsibility of the executive as well as his or her impact or contribution to the longer-term operating performance of the Corporation, and individual performance of the NEO based on recommendations and general input from the CEO. Applying these criteria, the equity awards (in the form of RSUs) for the other NEOs for 2019 were set at 40% of base salary for Mr. Moore and 40% of base salary for Mr. Tarnowski.

Consideration of Risks Associated with Compensation Policies

The Compensation Committee considers the implications of risks associated with compensation policies and practices by working closely with the CEO. The CEO is tasked with ensuring that: (i) fair and competitive practices are followed regarding employee compensation at all levels of the Corporation; (ii) the compensation practices do not encourage an NEO or individual at a principal business unit or division to take inappropriate or excessive risk or that are reasonably likely to have a material adverse effect on the Corporation; and (iii) compensation policies and practices include regulatory, environmental compliance and sustainability as part of the performance metrics used in determining compensation. The CEO's recommendations on these matters are taken into consideration by the Compensation Committee when reviewing and recommending to the Board the Corporation's compensation policies.

The Corporation has in place an Insider Trading Policy, to be reviewed and approved by the Board annually, which includes a section on "Hedging Transactions" that restricts NEOs and directors from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Performance Graph

The performance graph below shows Energy Fuels' cumulative total 5-year return based on an initial investment of $100 in Energy Fuels common shares beginning on December 31, 2015, as compared with the Russell 2000 Index, NYSE MKT Natural Resources Index, NYSE Composite Index, NASDAQ Composite - Total Returns (collectively, the "Indices"), and a peer group(1) consisting of Cameco, NexGen Energy, Fission Uranium, Uranium Energy Corp, Ur-Energy, Paladin Energy, GoviEx Uranium, Denison Mines, Deep Yellow Ltd., Energy Resources of Australia, Boss Resources, Westwater Resources (f/k/a Uranium Resources Inc.), Vimy Resources, Peninsula Energy, UEX Corp., Laramide Resources and Azarga Uranium. The chart shows yearly performance marks over a five-year period. This performance chart assumes: (1) $100 was invested on December 31, 2015 in Energy Fuels common shares along with each of the Indices and the peer group's common stock; and (2) all dividends are reinvested. Dates on the chart represent the last trading day of the indicated fiscal year.

Notes:

(1) This peer group represents a broad range of companies operating within the U.S. uranium industry generally and is distinct from the more select peer group used for the Corporation's executive officer compensation decisions as reported annually in the Corporation's proxy circular, including the January 2019 Peer Group and January 2020 Peer Group.

	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
Energy Fuels Inc.(1)	$2.95	$1.64	$1.79	$2.85	$1.91
Value of $100 Investment	$100.00	$55.59	$60.68	$96.61	$64.75
NYSE Composite Index	$10,143.42	$11,056.90	$12,808.84	$11,374.39	$13,913.03
Value of $100 Investment	$100.00	$109.01	$126.28	$112.14	$137.16
Russell 2000 Index	$1,135.89	$1,357.13	$1,535.51	$1,348.56	$1,668.47
Value of $100 Investment	$100.00	$119.48	$135.18	$118.72	$146.89
NASDAQ Composite - Total Returns	$5,506.66	$6,173.43	$8,054.83	$7,929.97	$10,656.63
Value of $100 Investment	$100.00	$112.11	$146.27	$144.01	$193.52
NYSE MKT Natural Resources Index	$310.35	$368.31	$369.70	$328.48	$351.92
Value of $100 Investment	$100.00	$118.68	$119.12	$105.84	$113.39
Peer Group Value of $100 Investment	$100.00	$109.15	$134.90	$106.05	$79.88

Notes:

(1) All dollar amounts are in U.S. dollars.

The Corporation's compensation to executive officers has generally increased during the five most recently completed financial years, in part due to the competition among organizations operating in the natural resources sector to attract and retain the best possible executives, who are uniquely positioned through their experience and expertise to provide leadership during economic downturns and to maximize on any interim opportunities to increase shareholder value and boost production. However, in 2020, no increases were made from 2019 levels of executive and director compensation. The total cumulative shareholder return for an investment in the Common Shares decreased over the first three years of the same five-year period, due in part to the Fukushima natural disaster that occurred in March 2011 and the resulting decrease in uranium prices since that time. The total shareholder return started to increase again in 2018 with a 59% increase in the Corporation's share price as of the 2018 year-end. Then, in 2019, the Corporation's share price fell off by approximately 33% during the year, due in large part to the July 12, 2019 decision of the President of the United States to deny the Corporation's Section 232 Petition's request for trade relief and to instead form the U.S. Nuclear Fuel Working Group in order "to ensure a comprehensive review of the entire domestic nuclear supply chain."

Equity Incentive Awards

A 2013 stock option plan (the "2013 Option Plan") had been used for the grant of stock options prior to 2015. The Equity Incentive Plan was adopted in January 2015 and amended and re-approved by shareholders in 2018, and provides for the award of stock options, SARs, restricted stock and RSUs, deferred share units, performance shares, performance units, and stock-based units, at the discretion of the Board. The 2013 Option Plan was terminated upon adoption of the Equity Incentive Plan, and all stock options previously granted pursuant to the 2013 Option Plan which were then outstanding were incorporated into the Equity Incentive Plan and treated as Awards under the Equity Incentive Plan.

The Equity Incentive Plan describes all of the types of equity compensation that may be awarded by the Board and gives the Board broad discretion with respect to equity grants to all directors, officers, employees and consultants of the Corporation. The LTIP applies only to Senior Executive Officers and sets out the performance goals that must be met by senior management in connection with any such grant of equity.

In 2019, RSUs were granted to all Directors, Executive Officers and other senior management personnel, and stock options were granted to other Corporation employees.

As discussed above, equity awards are granted in consideration of the level of responsibility of the executive as well as his or her impact or contribution to the longer-term operating performance of the Corporation. All equity grants are approved by the Board, based on recommendations from the Compensation Committee. Generally, in determining the equity incentive awards to be granted to the NEOs, equity grants are set at competitive levels relative to equity awards granted by the peer group as a percent of base salary, consistent with any equity award targets that may be set out in the NEO's employment agreements, and recognizing the level of experience and seniority of the Corporation's senior management team, in order to provide incentive to improve the retention of executives. The Board may also take into account the Compensation Committee's recommendation to the Board and the Board's assessment of the performance of the Corporation overall, the Corporation's specific projects and the NEO's individual contribution to that performance. Equity incentives granted to NEOs may be made subject to specific vesting requirements which may include vesting over a particular period of time or in response to the achievement of performance-based metrics.

Summary Compensation Table

The following table shows the compensation earned by each of the Corporation's NEOs over the last three financial years. The compensation of the NEOs is paid and reported in U.S. dollars.

Non-Equity Incentive Plan Compensation (US$)
Name and Principal Position	Year	Salary (US$)	Share-Based Awards (US$)(1)	Option- Based Awards (US$)(2)	Annual Incentive Plans(3)	Long-Term Incentive Plans	Pension Value (US$)	All Other Compensation (US$)(4)(5)	Total Compensation (US$)
Mark S. Chalmers President and CEO(6)	2019 2018 2017	400,000 350,000 298,606	190,000 525,000 267,126	Nil 1,312,500 Nil	175,000 214,375 113,750	Nil Nil Nil	Nil Nil Nil	23,800 23,800 45,900	788,450 2,425,675 725,382
David C. Frydenlund CFO, General Counsel and Corporate Secretary(7)	2019 2018 2017	287,116 270,864 246,240	109,104 325,037 258,047	Nil 487,556 Nil	100,491 132,723 86,184	Nil Nil Nil	Nil Nil Nil	7,952 Nil Nil	504,663 1,216,180 590,471

Non-Equity Incentive Plan Compensation (US$)
Name and Principal Position	Year	Salary (US$)	Share-Based Awards (US$)(1)	Option- Based Awards (US$)(2)	Annual Incentive Plans(3)	Long-Term Incentive Plans	Pension Value (US$)	All Other Compensation (US$)(4)(5)	Total Compensation (US$)
W. Paul Goranson(8) Chief Operating Officer	2019 2018 2017	287,116 270,864 246,240	109,104 325,037 226,116	Nil 487,556 Nil	100,491 132,723 86,184	Nil Nil Nil	Nil Nil Nil	13,550 15,025 14,150	510.261 1,231,205 572,690
Curtis H. Moore, Vice President, Marketing and Corporate Development	2019 2018 2017	187,845 178,427 174,290	75,138 71,529 69,716	Nil 82,973 Nil	28,177 26,823 29,628	Nil Nil Nil	Nil Nil Nil	11,200 10,210 Nil	302,361 369,962 273,634
Matthew J. Tarnowski, Chief Accounting Officer and Controller(9)	2019 2018 2017	160,000 145,692 123,120	64,000 41,124 24,000	Nil 68,553 Nil	19,200 22,162 19,699	Nil Nil Nil	Nil Nil Nil	10,117 7,461 5,724	253,317 302,966 189,667

Notes:

(1) The share-based awards were comprised of RSUs, which were granted for 2017, 2018 and 2019. The fair value of each RSU award granted was calculated as the higher of (a) the closing trading price on the NYSE American on the last trading day prior to the date of grant of the RSU, or (b) the volume weighted average trading price on the NYSE American for the five trading days ending on the last trading day prior to the date of grant of the RSU. For 2017, the amounts reflect the value of RSUs granted in 2017 for performance in 2017. With the implementation of the Corporation's LTIP in January 2018, the amounts for 2018 reflect the value of RSUs granted in January 2019 for performance in 2018 and the amounts for 2019 reflect the value of RSUs granted in January 2020 for performance in 2019.

(2) Option-based awards granted for 2018 were in the form of SARs granted in January 2019 for performance in 2018. Each SAR granted for 2018 entitles the holder, on exercise, to a payment in cash or shares (at the election of the Corporation) equal to the difference between the market price of the Common Shares at the time of exercise and $2.92 (the market price at the time of grant) over a five-year period, but vest only upon the achievement of the following performance goals: as to one-third of the SARs granted upon the VWAP of the Common Shares on the NYSE American equalling or exceeding US$5.00 for any continuous 90-calendar day period; as to an additional one-third of the SARs granted, upon the VWAP of the Corporation's common shares on the NYSE American equalling or exceeding US$7.00 for any continuous 90 calendar-day period; and as to the final one-third of the SARs granted, upon the VWAP of the Corporation's common shares on the NYSE American equalling or exceeding US$10.00 for any continuous 90 calendar-day period. Further, notwithstanding the foregoing vesting schedule, no SARs may be exercised by the holder for an initial period of one year from the Date of Grant; the date first exercisable being January 22, 2020. The fair value of the SARs was determined by a third-party valuation firm to be US$1.25 per SAR, based on a Monte Carlo simulation.

(3) Cash bonuses earned in a year are based on the performance during that year in accordance with the Corporation's STIP, as determined and paid in January of the following year. The amounts reflected in this table are the cash bonuses earned in the year shown, notwithstanding that they were paid in January of the following year.

(4) These amounts include retirement savings benefits contributed by the Corporation under the Corporation's 401k plan.

(5) These amounts include compensation related to automotive vehicles provided to certain qualifying executives.

(6) Mr. Chalmers joined the Corporation as COO on July 1, 2016, was promoted to President and COO effective July 1, 2017 and to President and CEO effective February 1, 2018, upon the retirement of Stephen P. Antony as CEO of the Corporation on January 31, 2018.

(7) Mr. Frydenlund was appointed to the office of CFO, General Counsel and Corporate Secretary effective March 2, 2018. Previous to such appointment, Mr. Frydenlund held the position of Senior Vice President, General Counsel and Corporate Secretary.

(8) Mr. Goranson was appointed as Executive Vice President, ISR Operations effective June 18, 2015, as Executive Vice President, Operations effective February 1, 2017 and as COO effective February 14, 2018.

(9) Mr. Tarnowski was appointed to the office of Chief Accounting Officer and Controller effective February 14, 2018. Previous to such appointment, Mr. Tarnowski held the position of Controller.

CEO Pay Ratio

We have prepared the ratio of annual total compensation of our CEO, to the median of the annual total compensation of all of our employees, excluding the CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K.

For 2019, the median of the annual total compensation of all of the employees of the Corporation and its consolidated subsidiaries, excluding the CEO, was $70,901. The annual total compensation of Mark Chalmers, our CEO, was $788,450 for 2019, which is the amount reported for Mr. Chalmers in the "Total Compensation" column of the Summary Compensation Table above. As a result, for 2019, the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees of the Corporation and its consolidated subsidiaries, other than the CEO, was approximately 11.1 to 1.

Because this is the first time the Corporation has disclosed its CEO pay ratio, we are not required to consider whether there has been a significant change in our employee population or employee compensation arrangements.

In calculating the median of the annual total compensation of all of our employees, excluding the CEO, we identified the Corporation's "median employee" by reviewing the consistently applied compensation measure of annual cash base salary, per payroll records, for all our employees, including its consolidated subsidiaries, as of December 31, 2019 which was the last pay period for the 2019 fiscal year. All of the Corporation's full time and part time employees were included in the calculation and adjustments were made to annualize base salary for any employees not employed by the Corporation for the entire fiscal year or any unpaid leave during the fiscal year. We used the annual cash base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees each fiscal year. Once the median employee was identified, we then added the median employee's cash bonus and equity awards to his or her base salary to arrive at his or her total compensation for 2019. Cash bonuses, relating to operational and safety results during 2019 and paid during 2019 were included. To be consistent with the calculations performed for the CEO, the median employee's annual cash bonus and the value of his or her equity award granted in the first quarter of 2020 were deemed to apply to 2019 and were included in the calculation of the median employee's total compensation for 2019, and all such annual bonuses paid in the first quarter of 2019 were deemed to apply to the previous year and were not included. Mr. Chalmers was excluded from these calculations.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as reported above.

Incentive Plan Awards

The table below shows the number of Options and RSUs outstanding for each NEO and their value as at December 31, 2019 based on the last trade of Common Shares on the NYSE American prior to the close of business on December 31, 2019 of US$1.91.

Outstanding Share-Based Awards and Option-Based Awards

Name	Number of Securities Underlying Unexercised Options(1)	Option Exercise Price (US$)(1)(2)	Option Expiration Date	Value of Unexercised In-the-Money Options (US$)	Number of Shares or Units of Shares that Have Not Vested (#)(3)	Market or Payout Value of Share-Based Awards that Have Not Vested (US$)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed (US$)
Mark S. Chalmers(4)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
David C. Frydenlund(5)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
W. Paul Goranson(6)	63,750 18,615	4.16 4.48	12/1/2023 6/16/2025	Nil	Nil	Nil	Nil
Curtis H. Moore	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Matthew J. Tarnowski(7)	2,400	6.97	1/23/2019	Nil	Nil	Nil	Nil

Notes:

(1) The number of Options and the exercise price of the Options have been adjusted to take into account the Consolidation of the Corporation's shares that took place in 2013.

(2) The Options were granted and are reported in Canadian dollars and were translated into U.S. dollars at the December 31, 2019 foreign exchange rate of 1 Cdn$ = 0.7699 U.S. dollars.

(3) The share-based awards were comprised of RSUs, which were granted during 2017, 2018 and 2019. One half of the RSUs vest on the first anniversary of the date of grant, another 25% vest on the second anniversary of the date of grant and the remaining 25% vest on the third anniversary of the date of grant. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration.

(4) Mr. Chalmers joined the Corporation as COO on July 1, 2016, was promoted to President and COO effective July 1, 2017 and to President and CEO effective February 1, 2018, upon the retirement of Stephen P. Antony as CEO of the Corporation on January 31, 2018.

(5) Mr. Frydenlund was appointed to the office of CFO, General Counsel and Corporate Secretary effective March 2, 2018.

(6) Mr. Goranson was appointed as Executive Vice President, ISR Operations effective June 18, 2015, as Executive Vice President, Operations effective February 1, 2017 and as COO effective February 14, 2018. From December 2, 2013 to June 18, 2015, Mr. Goranson was President of Uranerz, which became a wholly owned subsidiary of the Corporation on June 18, 2015.

(7) Mr. Tarnowski was appointed to the office of Chief Accounting Officer and Controller effective February 14, 2018. Previous to such appointment, Mr. Tarnowski held the position of Controller.

Incentive Plan Awards - Value Vested or Earned

Name	Option-Based Awards - Value Vested During the Year(US$)	Share-Based Awards - Value Vested During the Year (US$)	Non-Equity Incentive Plan Compensation - Value Earned During the Year (US$)
Mark S. Chalmers(1)	Nil	337,452	175,000
David C. Frydenlund(2)	Nil	311,035	100,491
W. Paul Goranson(3)	Nil	301,150	100,491
Curtis H. Moore	Nil	110,242	26,823
Matthew J. Tarnowski(4)	Nil	71,784	19,200

Pension Plan Benefits and Deferred Compensation Plans

The Corporation does not provide defined pension plan benefits or any other pension plans that provide for payments or benefits at, following or in connection with retirement to its directors or officers.

The Corporation does not have any deferred compensation plans relating to its NEOs.

The Corporation has a 401(k) plan for the benefit of all its employees. Under the 401(k) plan employees are entitled to contribute up to statutorily permitted amounts, and the Corporation matches 100% of contributions up to the first 3% of base salary, and 50% of contributions up to the next 2% of base salary made by each employee into his or her 401(k) plan.

Employment Agreements and Termination and Change of Control Benefits

The Corporation has employment agreements with each of its current NEOs and certain other executive officers, which were negotiated on a case-by-case basis.

A summary of the material terms of each employment agreement is set out below.

The events that trigger payment to an NEO on account of a termination or a change of control are negotiated and documented in each employment contract. These benefits attempt to balance the protection of the employee upon the occurrence of such events with the preservation of the executive base in the event such a change of control occurs. As noted below, there are certain circumstances that trigger payment, vesting of stock options, SARs and/or or RSUs, or the provision of other benefits to an NEO upon termination and change of control.

Mark S. Chalmers

Mr. Chalmers's employment agreement (the "Chalmers Agreement"), effective March 28, 2019, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Chalmers Agreement, Mr. Chalmers is paid an annual salary of US$400,000 (the "Chalmers Base Salary"), subject to review and increase at the discretion of the Corporation. Pursuant to the Chalmers Agreement, Mr. Chalmers will act as President and CEO of the Corporation.

Mr. Chalmers is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Corporation's benefit plans extended to other employees of the Corporation with a similar position or of a similar level. In addition, Mr. Chalmers has a cash bonus opportunity during each calendar year with a target equal to 50% (the "Chalmers Target Cash Bonus Percentage") of his Base Salary (the "Chalmers Target Cash Bonus"), in accordance with the Corporation's STIP, and an equity award opportunity during each calendar year with a target value equal to 100% (the "Chalmers Target Equity Award Percentage") of his Base Salary (the "Chalmers Target Equity Award"), in accordance with the Corporation's LTIP.

The Corporation may terminate the Chalmers Agreement for just cause, without just cause or in the event of a disability. Mr. Chalmers may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Chalmers Base Salary, Chalmers Target Cash Bonus Percentage or Chalmers Target Equity Award Percentage; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Chalmers's employment is terminated by the Corporation without just cause or upon a disability or by the Corporation giving a notice not to renew the Chalmers Agreement, or Mr. Chalmers elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the "Chalmers Severance Amount") equal to 2.99 times the sum of the Chalmers Base Salary and the Chalmers Target Cash Bonus for the full year in which the date of termination occurs. The estimated amount payable to Mr. Chalmers in the case of such a termination, assuming that the termination took place on December 31, 2019, would be a cash payment in the amount of the Chalmers Severance Amount of US$1,794,000.

Further, in the event that upon a change of control, Mr. Chalmers's employment is terminated and/or the successor entity does not assume and agree to perform all of the Corporation's obligations under Mr. Chalmers's employment agreement with the Corporation, then Mr. Chalmers's employment will be deemed to have been terminated without just cause and Mr. Chalmers will be entitled to receive the same Chalmers Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Chalmers's employment is terminated without just cause or for a disability, or Mr. Chalmers elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Chalmers Severance Amount, all of Mr. Chalmers' unvested RSUs will automatically vest, all of Mr. Chalmers's unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Chalmers' SARs will be exercisable during the 270-calendar day period following termination without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Chalmers in the case of termination upon a change of control would be a cash payment in the amount of US$1,794,000, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Corporation of US$1,995,011, assuming that the triggering event took place on December 31, 2019.

Mr. Chalmers' employment agreement also provides that if any of the payments or benefits provided or to be provided by the Corporation or its affiliates to Mr. Chalmers or for Mr. Chalmers' benefit pursuant to the terms of his employment agreement or otherwise as a result of a change of control ("Covered Payments") constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the "Excise Tax"), then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Chalmers' average annual compensation from the Corporation for the five years preceding the year of the change of control).

If Mr. Chalmers voluntarily retires from the Corporation at any time after the fifth anniversary of the effective date of the Chalmers Agreement, all of Mr. Chalmers' unvested stock options and RSUs will automatically vest and all of his SARs will be treated the same as in the case of a termination after a change of control.

Mr. Chalmers is subject to non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Chalmers may not solicit any business from any customer, client or business relation of the Corporation, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Corporation.

David C. Frydenlund

Mr. Frydenlund's employment agreement (the "Frydenlund Agreement"), effective March 28, 2019, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Frydenlund Agreement, Mr. Frydenlund is paid an annual salary of US$287,116 (the "Frydenlund Base Salary"), subject to review and increase at the discretion of the Corporation. Pursuant to the Frydenlund Agreement, Mr. Frydenlund will act as CFO, General Counsel and Corporate Secretary of the Corporation.

Mr. Frydenlund is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Corporation's benefit plans extended to other employees of the Corporation with a similar position or of a similar level. In addition, Mr. Frydenlund has a cash bonus opportunity during each calendar year with a target equal to 40% (the "Frydenlund Target Cash Bonus Percentage") of his Base Salary (the "Frydenlund Target Cash Bonus"), in accordance with the Corporation's STIP, and an equity award opportunity during each calendar year with a target value equal to 80% (the "Frydenlund Target Equity Award Percentage") of his Base Salary (the "Frydenlund Target Equity Award"), in accordance with the Corporation's LTIP.

The Corporation may terminate the Frydenlund Agreement for just cause, without just cause or in the event of a disability. Mr. Frydenlund may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office, provided that ceasing to be the CFO shall not constitute a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Frydenlund Base Salary, Frydenlund Target Cash Bonus Percentage or Frydenlund Target Equity Award Percentage; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Frydenlund's employment is terminated by the Corporation without just cause or upon a disability or by the Corporation giving a notice not to renew the Frydenlund Agreement, or Mr. Frydenlund elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the "Frydenlund Severance Amount") equal to 2.0 times the sum of the Frydenlund Base Salary and the Frydenlund Target Cash Bonus for the full year in which the date of termination occurs. The estimated amount payable to Mr. Frydenlund in the case of such a termination, assuming that the termination took place on December 31, 2019, would be a cash payment in the amount of the Frydenlund Severance Amount of US$803,925.

Further, in the event that upon a change of control, Mr. Frydenlund's employment is terminated and/or the successor entity does not assume and agree to perform all of the Corporation's obligations under Mr. Frydenlund's employment agreement with the Corporation, then Mr. Frydenlund's employment will be deemed to have been terminated without just cause and Mr. Frydenlund will be entitled to receive the same Frydenlund Severance Amount, as described above for a termination without just cause under the normal course. In addition, if Mr. Frydenlund's employment is terminated without just cause or for a disability, or Mr. Frydenlund elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Frydenlund Severance Amount, all of Mr. Frydenlund's unvested RSUs will automatically vest, all of Mr. Frydenlund's unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Frydenlund's SARs will be exercisable during the 270-calendar day period following termination without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Frydenlund in the case of termination upon a change of control would be a cash payment in the amount of US$803,925, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Corporation of US$967,532, assuming that the triggering event took place on December 31, 2019.

Mr. Frydenlund's employment agreement also provides that if any Covered Payments constitute "parachute payments" within the meaning of the Code and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any Excise Tax, then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Frydenlund's average annual compensation from the Corporation for the five years preceding the year of the change of control).

In addition to payment of the Frydenlund Severance Amount and other amounts in either of the circumstances set out above, in the event of any termination, the Corporation will reimburse all direct costs of relocating Mr. Frydenlund and his family to Canada, provided such relocation occurs within 14 months from the date of termination. Such reimbursement will not apply to the extent the costs contemplated are paid by another employer.

Mr. Frydenlund is subject to non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Frydenlund may not solicit any business from any customer, client or business relation of the Corporation, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Corporation.

W. Paul Goranson

Mr. Goranson's employment agreement (the "Goranson Agreement"), effective March 28, 2019, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Goranson Agreement, Mr. Goranson is paid an annual salary of US$287,116 (the "Goranson Base Salary"), subject to review and increase at the discretion of the Corporation. Pursuant to the Goranson Agreement, Mr. Goranson will act as COO of the Corporation.

Mr. Goranson is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Corporation's benefit plans extended to other employees of the Corporation with a similar position or of a similar level. In addition, Mr. Goranson has a cash bonus opportunity during each calendar year with a target equal to 40% (the "Goranson Target Cash Bonus Percentage") of his Base Salary (the "Goranson Target Cash Bonus"), in accordance with the Corporation's STIP, and an equity award opportunity during each calendar year with a target value equal to 80% (the "Goranson Target Equity Award Percentage") of his Base Salary (the "Goranson Target Equity Award"), in accordance with the Corporation's LTIP.

The Corporation may terminate the Goranson Agreement for just cause, without just cause or in the event of a disability. Mr. Goranson may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Goranson Base Salary, Goranson Target Cash Bonus Percentage or Goranson Target Equity Award Percentage; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Goranson's employment is terminated by the Corporation without just cause or upon a disability or by the Corporation giving a notice not to renew the Goranson Agreement, or Mr. Goranson elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the "Goranson Severance Amount") equal to 2.0 times the sum of the Goranson Base Salary and the Goranson Target Cash Bonus for the full year in which the date of termination occurs. The estimated amount payable to Mr. Goranson in the case of such a termination, assuming that the termination took place on December 31, 2019, would be a cash payment in the amount of the Goranson Severance amount of US$803,925.

Further, in the event that upon a change of control, Mr. Goranson's employment is terminated and/or the successor entity does not assume and agree to perform all of the Corporation's obligations under Mr. Goranson's employment agreement with the Corporation, then Mr. Goranson's employment will be deemed to have been terminated without just cause and Mr. Goranson will be entitled to receive the same Goranson Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Goranson's employment is terminated without just cause or for a disability, or Mr. Goranson elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Goranson Severance Amount, all of Mr. Goranson's unvested RSUs will automatically vest, all of Mr. Goranson's unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Goranson's SARs will be exercisable during the 270-calendar day period following termination without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Goranson in the case of termination upon a change of control would be a cash payment in the amount of US$803,925, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Corporation of US$961,043, assuming that the triggering event took place on December 31, 2019.

Mr. Goranson's employment agreement also provides that if any Covered Payments constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any Excise Tax, then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Goranson's average annual compensation from the Corporation for the five years preceding the year of the change of control).

Mr. Goranson is subject to non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Goranson may not solicit any business from any customer, client or business relation of the Corporation, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Corporation.

Curtis H. Moore

Mr. Moore's employment agreement (the "Moore Agreement"), effective October 6, 2017, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Moore Agreement, Mr. Moore is paid an annual salary of US$186,846 (the "Moore Base Salary"), subject to review and increase at the discretion of the Corporation. Pursuant to the Moore Agreement, Mr. Moore will act as Vice President, Marketing and Corporate Development of the Corporation.

Mr. Moore is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Corporation's benefit plans extended to other employees of the Corporation with a similar position or of a similar level. In addition to the Moore Base Salary, Mr. Moore will be eligible for the award of annual cash incentive compensation, at the discretion of the CEO of the Corporation. Such award is totally discretionary as determined by the CEO of the Corporation, and it is understood there is no guarantee of any award, let alone an award in any particular amount. Mr. Moore is also eligible to participate in and receive compensation under the Corporation's Omnibus Equity Incentive Compensation Plan, consistent with the terms of that Plan. Any awards under that Plan are totally discretionary as determined by the CEO of the Corporation, and it is understood there is no guarantee of any award, let alone an award in any particular amount.

The Corporation may terminate the Moore Agreement for just cause, without just cause or in the event of a disability. Mr. Moore may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Moore Base Salary; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Moore's employment is terminated by the Corporation without just cause or upon a disability or by the Corporation giving a notice not to renew the Moore Agreement, or Mr. Moore elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the "Moore Severance Amount") equal to 1.0 (the Moore Severance Factor") times the sum of the Moore Base Salary for the full year in which the date of termination occurs and an amount equal to the greater of: (A) the Moore Severance Factor multiplied by the highest total aggregate cash bonus paid to Mr. Moore in any one of the last three years; or (B) fifteen percent of the Moore Base Salary in effect at the time of such termination. The estimated Moore Severance Amount payable to Mr. Moore in the case of such a termination, assuming that the termination took place on December 31, 2019, would be a cash payment in the amount of US$216,023.

Further, in the event that upon a change of control, Mr. Moore's employment is terminated and/or the successor entity does not assume and agree to perform all of the Corporation's obligations under Mr. Moore's employment agreement with the Corporation, then Mr. Moore's employment will be deemed to have been terminated without just cause and Mr. Moore will be entitled to receive the same Moore Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Moore's employment is terminated without just cause or for a disability, or Mr. Moore elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Moore Severance Amount described above, all of Mr. Moore's unvested RSUs will automatically vest, all of Mr. Moore's unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Moore's SARs will be exercisable during the 270-calendar day period following termination without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Moore in the case of termination upon a change of control would be a cash payment in the amount of US$216,023, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Corporation of US$273,517, assuming that the triggering event took place on December 31, 2019.

Mr. Moore is subject to non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Moore may not solicit any business from any customer, client or business relation of the Corporation, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Corporation, except however, that Mr. Moore may solicit any utility customer, trading partner, intermediary, broker, investor, strategic partner, joint venture partner, or other similar entity for new business that does not conflict with any active negotiations that were ongoing by the Corporation at the time of the termination.

Matthew J. Tarnowski

Mr. Tarnowski's employment agreement (the "Tarnowski Agreement"), effective February 14, 2018, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Tarnowski Agreement, Mr. Tarnowski is paid an annual salary of US$160,000 (the "Tarnowski Base Salary"), subject to review and increase at the discretion of the Corporation. Mr. Tarnowski currently serves as Chief Accounting Officer and Controller of the Corporation.

Mr. Tarnowski is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Corporation's benefit plans extended to other employees of the Corporation with a similar position or of a similar level. In addition to the Tarnowski Base Salary, Mr. Tarnowski will be eligible for the award of annual cash incentive compensation, at the discretion of the CEO of the Corporation. Such award is totally discretionary as determined by the CEO of the Corporation, and it is understood there is no guarantee of any award, let alone an award in any particular amount. Mr. Tarnowski is also eligible to participate in and receive compensation under the Corporation's Omnibus Equity Incentive Compensation Plan, consistent with the terms of that Plan. Any awards under that Plan are totally discretionary as determined by the CEO of the Corporation, and it is understood there is no guarantee of any award, let alone an award in any particular amount.

The Corporation may terminate the Tarnowski Agreement for just cause, without just cause or in the event of a disability. Mr. Tarnowski may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Tarnowski Base Salary; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Tarnowski's employment is terminated by the Corporation without just cause or upon a disability or by the Corporation giving a notice not to renew the Tarnowski Agreement, or Mr. Tarnowski elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the "Tarnowski Severance Amount") equal to 1.0 times (the Tarnowski Severance Factor") times the sum of the Tarnowski Base Salary for the full year in which the date of termination occurs and an amount equal to the greater of: (A) the Tarnowski Severance Factor multiplied by the highest total aggregate cash bonus paid to Mr. Tarnowski in any one of the last three years; or (B) fifteen percent of the Tarnowski Base Salary in effect at the time of such termination. The estimated Tarnowski Severance Amount payable to Mr. Tarnowski in the case of such a termination, assuming that the termination took place on December 31, 2019, would be a cash payment in the amount of US$184,000.

Further, in the event that upon a change of control, Mr. Tarnowski's employment is terminated and/or the successor entity does not assume and agree to perform all of the Corporation's obligations under Mr. Tarnowski's employment agreement with the Corporation, then Mr. Tarnowski's employment will be deemed to have been terminated without just cause and Mr. Tarnowski will be entitled to receive the same Tarnowski Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Tarnowski's employment is terminated without just cause or for a disability, or Mr. Tarnowski elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Tarnowski Severance Amount described above, all of Mr. Tarnowski's unvested RSUs will automatically vest, all of Mr. Tarnowski's unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Tarnowski's SARs will be exercisable during the 270-calendar day period following termination without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Tarnowski in the case of termination upon a change of control would be a cash payment in the amount of US$184,000, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Corporation of US$225,709, assuming that the triggering event took place on December 31, 2019.

Mr. Tarnowski is subject to non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Tarnowski may not solicit any business from any customer, client or business relation of the Corporation, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Corporation, except however, that Mr. Tarnowski may solicit any utility customer, trading partner, intermediary, broker, investor, strategic partner, joint venture partner, or other similar entity for new business that does not conflict with any active negotiations that were ongoing by the Corporation at the time of the termination.

COMPENSATION COMMITTEE REPORT

Based on the Compensation Committee's review of the Compensation Discussion and Analysis and discussions with the Board and the Corporation's management, the Compensation Committee recommended that the ensuing Compensation Discussion and Analysis be included in this Circular.

Submitted by the members of the Compensation Committee of the Board:

Benjamin Eshleman III
Bruce D. Hansen
Robert W. Kirkwood, Chair

Director Compensation

Director Compensation Table

The Corporation's policy with respect to directors' compensation was developed by the Board, on recommendation of the Compensation Committee. The following table sets forth the compensation awarded, paid to or earned by the directors of the Corporation during the most recently completed financial year. Directors of the Corporation who are also officers or employees of the Corporation are not compensated for service on the Board; therefore, no fees were payable to Mark S. Chalmers for his service as a director of the Corporation in 2019.

Name(1)	Fees Earned (US$)(2)	Share-Based Awards (US$)(3)	Option-Based Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Pension Value (US$)	All Other Compensation (US$)	Total (US$)
J. Birks Bovaird	44,000	88,000	Nil	Nil	Nil	Nil	132,000
Paul A. Carroll(4)	13,607	27,542	Nil	Nil	Nil	Nil	41,149
Benjamin Eshleman III	33,734	67,468	Nil	Nil	Nil	Nil	101,202
Barbara A. Filas	36,666	73,332	Nil	Nil	Nil	Nil	109,998
Bruce D. Hansen	41,066	82,132	Nil	Nil	Nil	Nil	123,198
Dennis Higgs	33,734	67,468	Nil	Nil	Nil	Nil	101,202
Robert W. Kirkwood	36,666	73,332	Nil	Nil	Nil	Nil	109,998
Alexander G. Morrison(5)	14,141	19,465	Nil	Nil	Nil	Nil	33,606

Notes:

(1) As President and CEO, Mr. Chalmers was not paid any fees for acting as a director and is therefore not represented on the Director Compensation Table.

(2) All fees were calculated in U.S. dollars. Messrs. Bovaird, Carroll, and Higgs were then paid in Cdn$ equivalents based on rates at the time of payment.

(3) The share-based awards were comprised of RSUs, which were granted during 2019. One half of the RSUs issued in 2019 vested on January 27, 2020, another 25% will vest on January 27, 2021 and the remaining 25% will vest on January 27, 2022. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration.

(4) Mr. Carroll did not stand for re-election at the May 29, 2019 Annual Meeting of Shareholders, and all fees and share-based awards paid/granted were prorated for the number of days of service up to his departure (January 1, 2019 through May 29, 2019).

(5) Mr. Morrison was appointed to the Board effective August 1, 2019, and all fees and share-based awards paid/granted were prorated for the number of days of service from the effective date of his appointment through December 31, 2019.

Retainer and Meeting Fees

The Corporation's director compensation program is designed to enable the Corporation to attract and retain highly qualified individuals to serve as directors. Based on advice from the Harlon Group, to ensure that the compensation payable to the Corporation's directors is in line with the peer group used for determining NEO compensation, and on recommendation of the Compensation Committee, during 2019, the compensation payable to directors, which is paid only to non-employee directors, was:

• annual retainer for Board member of US$33,734;

• annual retainer for committee (other than Audit Committee) Chairs of US$36,666;

• annual retainer for Audit Committee Chair of US$41,066;

• annual retainer for Chair of the Board of US$44,000;

• reimbursement of related travel and out-of-pocket expenses; and

• no additional fees for attendance at Board or committee meetings.

Incentive Plan Awards

The table below shows the number of stock options and RSUs outstanding for each director (other than Mr. Chalmers) and their value as at December 31, 2019 based on the last trade of the Common Shares on the NYSE American prior to the close of business on December 31, 2019 of US$1.91.

Outstanding Share-Based Awards and Option-Based Awards as at December 31, 2019

Name(2)	Option-Based Awards				Share-Based Awards(1)
	Number of Securities Underlying Unexercised Options(3)	Option Exercise Price (US$)(3)	Option Expiration Date	Value of Unexercised In-the-Money Options (US$)	Number of Shares or Units of Shares that Have Not Vested	Market or Payout Value of Share-Based Awards that Have Not Vested (US$)
J. Birks Bovaird (Chair)	Nil	Nil	Nil	Nil	62,285	118,964
Benjamin Eshleman III	Nil	Nil	Nil	Nil	52,597	100,460
Barbara A. Filas(4)	Nil	Nil	Nil	Nil	39,761	75,944
Bruce D. Hansen	Nil	Nil	Nil	Nil	58,087	110,946
Dennis Higgs	8,925 17,212 17,212 27,412 18,615	5.22 7.42 5.18 4.79 4.48	01/05/2020 12/12/2021 12/16/2022 07/11/2023 01/16/2025	Nil Nil Nil Nil Nil	47,753	91,208
Robert W. Kirkwood	Nil	Nil	Nil	Nil	57,170	109,195
Alexander G. Morrison(5)	Nil	Nil	Nil	Nil	9,685	18,498

Notes:

(1) The share-based awards were comprised of RSUs, which were granted during 2017, 2018 and 2019. One half of the RSUs vest on the first anniversary of the date of grant, another 25% vest on the second anniversary of the date of grant and the remaining 25% vest on the third anniversary of the date of grant. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration;

(2) As President and CEO, Mr. Chalmers will not be paid any fees or equity grants for acting as a director

(3) The number of options and the exercise price of the options have been adjusted to take into account the Consolidation.

(4) Barbara A. Filas was appointed to the Board on March 12, 2018. Mark S. Chalmers, the current President and CEO of the Corporation, was appointed to the Board on February 1, 2018;

(5) Mr. Morrison was appointed to the Board effective August 1, 2019, and all share-based awards paid/granted were prorated for the number of days of service from the effective date of his appointment through December 31, 2019.

Incentive Plan Awards - Value Vested or Earned During the 12-Month Period Ended December 31, 2019

Name(1)	Option-Based Awards - Value Vested During the Year (US$)	Share-Based Awards - Value Vested During the Year (US$)(2)	Non-Equity Incentive Plan Compensation - Value Earned During the Year (US$)
J. Birks Bovaird	Nil	124,440	Nil
Paul A. Carroll(3)	Nil	103,698	Nil
Benjamin Eshleman III	Nil	85,825	Nil
Barbara A. Filas(4)	Nil	42,623	Nil
Bruce D. Hansen	Nil	116,484	Nil
Dennis L. Higgs	Nil	95,745	Nil
Robert W. Kirkwood	Nil	93,286	Nil
Alexander G. Morrison	Nil	Nil	Nil

Notes:

(1) Mark S. Chalmers, the current President and CEO of the Corporation, was appointed to the Board on February 1, 2018. As President and CEO, Mr. Chalmers will not be paid any fees or equity grants for acting as a director.

(2) The value of share-based awards vesting, reported herein, reflect previously granted RSUs that vested in 2019, and include the value of those shares withheld from issuance to cover the Directors' respective tax withholding obligations (with the exception of U.S.-based Directors, who are not considered employees of the Corporation).

(3) Mr. Carroll ceased being a Director on May 29, 2019.

(4) Barbara A. Filas was appointed to the Board on March 12, 2018.

(5) Mr. Morrison was appointed to the Board effective August 1, 2019.

Share Ownership Requirement

At its meeting held on January 23, 2014, the Board adopted a share ownership requirement for Board members. It provides that all non-employee directors must own a requisite number of Common Shares by the later of five years from the commencement of their directorship or the date on which the Common Share ownership requirement was adopted. Under this requirement, non-employee directors are required to own Common Shares with a value equal to twice the value of their annual director retainers. The Common Shares are valued at the higher of the price they were acquired or the year-end closing price of the Common Shares on the TSX or NYSE American for the previous year. Further, until such time as a non-employee director reaches his or her share ownership requirement, the non-employee director is required to hold 50% of all Common Shares received upon exercise of stock options (net of any Common Shares utilized to pay for the exercise price of the option and tax withholding) and shall not otherwise sell or transfer any Common Shares. This requirement does not apply to a nominee of a shareholder of the Corporation pursuant to a contractual right of the shareholder to nominate one or more directors to the Board. All of the directors of the Corporation are currently in compliance with this policy.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2019, concerning options, RSUs and SARs outstanding pursuant to the Equity Incentive Plan as well as outstanding Uranerz Replacement Options (defined below, see "Uranerz Replacement Options"), which have been approved by shareholders:

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights (US$)(1)(3)	Number of Common Shares remaining available for future issuance(1)
Energy Fuels Omnibus Equity Incentive Plan	4,505,915(2)(4)	5.77	5,567,674
Uranerz Replacement Options	462,563	5.54	Nil
Total	4,968,478	5.74	5,567,674

Notes:

(1) The number of Common Shares, and the exercise price thereof, has been adjusted to take into account the Consolidation.

(2) Includes 1,069,251 stock options and 1,580,187 RSUs. With a few exceptions, each RSU generally vests as to 50% one year after the date of grant, as to another 25% two years after the date of grant and as to the remaining 25% three years after the date of grant. Upon vesting, each RSU entitles the holder to receive one Common Share without any additional payment.

(3) 1,580,187 RSUs have been excluded from the weighted average exercise price because they have no exercise price.

(4) Includes 2,165,509 SARs Each SAR granted entitles the holder, on exercise, to a payment in cash or shares (at the election of the Corporation) equal to the difference between the market price of the Common Shares at the time of exercise and $2.92 (the market price at the time of grant) over a five-year period, but vest only upon the achievement of the following performance goals: as to one-third of the SARs granted upon the VWAP of the Common Shares on the NYSE American equalling or exceeding US$5.00 for any continuous 90-calendar day period; as to an additional one-third of the SARs granted, upon the VWAP of the Corporation's common shares on the NYSE American equalling or exceeding US$7.00 for any continuous 90 calendar-day period; and as to the final one-third of the SARs granted, upon the VWAP of the Corporation's common shares on the NYSE American equalling or exceeding US$10.00 for any continuous 90 calendar-day period. Further, notwithstanding the foregoing vesting schedule, no SARs may be exercised by the holder for an initial period of one year from the Date of Grant; the date first exercisable being January 22, 2020.

2018 Amended and Restated Omnibus Equity Incentive Compensation Plan

Summary of Equity Incentive Plan

The following is a summary of the principal terms of the Equity Incentive Plan, which is qualified in its entirety by reference to the text of the Equity Incentive Plan. The Board or a committee authorized by the Board (the "Committee") is responsible for administering the Equity Incentive Plan.

The annual burn rate under the Equity Incentive Plan, as defined by Section 613(p) of the TSX Company Manual, is the number of securities granted under the arrangement during the applicable fiscal year2 divided by the weighted average number of securities outstanding for the applicable fiscal year, for the years ended December 31, 2019, 2018 and 2017, respectively, are as follows:

	2019	2018	2017
Weighted Average Number of Securities Outstanding	95,665,367	83,475,400	70,859,107
Options Granted	296,450	442,956	738,893
RSUs Granted	731,435	1,191,132	1,390,705
SARs Granted	2,195,994	Nil	Nil
Total Securities Awarded under the Arrangement	3,223,879	1,634,088	2,129,598
Burn Rate	3.4%	2.0%	3.0%

The Equity Incentive Plan will permit the Committee to grant awards ("Awards") to eligible participants thereunder ("Participants") for non-qualified stock options ("NQSOs"), incentive stock options ("ISOs" and together with NQSOs, "Options"), SARs, restricted stock ("Restricted Stock"), RSUs, deferred share units ("DSUs"), performance shares ("Performance Shares"), performance units ("Performance Units") and stock-based awards ("SBAs") to Eligible Participants.

The number of Common Shares reserved for issuance under the Equity Incentive Plan shall not exceed 10% of the then-issued and outstanding Common Shares from time to time. Subject to applicable law, the requirements of the TSX or the NYSE American and any shareholder or other approval which may be required, the Board may in its discretion amend the Plan to increase such limit without notice to any Participants. The number of Common Shares reserved for issuance to insiders of the Corporation pursuant to the Equity Incentive Plan together with all other share compensation arrangements shall not exceed 10% of the outstanding Common Shares. Within any one-year period, the number of Common Shares issued to insiders pursuant to the Equity Incentive Plan and all other share compensation arrangements of the Corporation will not exceed an aggregate of 10% of the outstanding Common Shares.

Pursuant to the rules of the TSX, since the Equity Incentive Plan provides for a maximum number of Common Shares issuable thereunder based on a percentage of the outstanding Common Shares from time to time, the Equity Incentive Plan must be renewed by approval of the shareholders of the Corporation every three years.

Options

The exercise price for any Option granted pursuant to the Equity Incentive Plan will be determined by the Committee and specified in the Award Agreement, provided however, that the price will not be less than the fair market value (the "FMV") of the Common Shares on the day of grant (which cannot be less than the greater of (a) the volume weighted average trading price of the Common Shares on the TSX or the NYSE American for the five trading days immediately prior to the grant date; or (b) the closing price of the Corporation's Common Shares on the TSX or the NYSE American on the trading day immediately prior to the grant date), provided further, that the exercise price for an ISO granted to a holder of 10% or more of the Corporation's Common Shares (a "Significant Shareholder") shall not be less than 110% of the FMV.

_________________________
[2] For purposes of this table, all equity is reported in the year granted, not necessarily earned.

Options will expire at such time as the Committee determines at the time of grant; provided, no Option will be exercisable later than the tenth anniversary date of its grant and, provided further, no ISO granted to a Significant Shareholder shall be exercisable after the expiration of five years from the date of grant, except where the expiry date of any NQSO would occur in a blackout period or within five days after the end of a blackout period, in which case the expiry date will be automatically extended to the tenth business day following the last day of a blackout period.

SARs

A stock appreciation right or an SAR entitles the holder to receive the difference between the FMV of a Common Share on the date of exercise and the grant price. The grant price of an SAR will be determined by the Committee and specified in the Award Agreement. The price will not be less than the FMV of the Corporation's Common Shares on the day of grant.

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount representing the difference between the FMV of the underlying Common Shares on the date of exercise over the grant price. At the discretion of the Committee, the payment may be in cash, Common Shares or some combination thereof.

Restricted Stock and RSUs

Restricted Stock are awards of Common Shares that are subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or the occurrence of other events, over a period of time, as determined by the Committee. RSUs are similar to Restricted Stock but provide a right to receive Common Shares or cash or a combination of the two upon settlement.

To the extent required by law, holders of Restricted Stock shall have voting rights during the restricted period; however, holders of RSUs shall have no voting rights until and unless Common Shares are issued on the settlement of such RSUs.

DSUs

DSUs are awards denominated in units that provide the holder with a right to receive Common Shares or cash or a combination of the two upon settlement.

Performance Shares and Performance Share Units

Performance Shares are awards, denominated in Common Shares, the value of which, at the time they are payable, are determined as a function of the extent to which corresponding performance criteria have been achieved. Performance Units are equivalent to Performance Shares but are denominated in units. The extent to which the performance criteria are met will determine the ultimate value and/or number of Performance Shares or Performance Units that will be paid to the Participant.

The Committee may pay earned Performance Shares or Performance Units in the form of cash or Common Shares equal to the value of the Performance Share or Performance Unit at the end of the performance period. The Committee may determine that holders of Performance Shares or Performance Units be credited with consideration equivalent to dividends declared by the Board and paid on outstanding Common Shares.

SBAs

The Committee may, to the extent permitted by the TSX and the NYSE American, as applicable, grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Equity Incentive Plan in such amounts and subject to such terms and conditions as the Committee determines. Such SBAs may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares.

Cessation of Awards

Upon termination of the Participant's employment or term of office or engagement with the Corporation for any reason other than death: (i) any of the Options held by the Participant that are exercisable on the termination date continue to be exercisable until the earlier of three months (six months in the case of a voluntary retirement) after the termination date and the date on which the exercise period of the Option expires, and any Options that have not vested at the termination date shall immediately expire; (ii) any RSUs held by a Participant that have vested at the termination date will be paid to the Participant and any RSUs that have not vested at the termination date will be immediately cancelled unless otherwise determined by the Committee ; and (iii) the treatment for all other types of Awards shall be as set out in the applicable Award agreement.

Corporate Reorganization and Change of Control

In connection with a Corporate Reorganization, the Committee will have the discretion to permit a holder of Options to purchase, and the holder shall be required to accept, on the exercise of such Option, in lieu of Common Shares, securities or other property that the holder would have been entitled to receive as a result of the Corporate Reorganization if that holder had owned all Common Shares that were subject to the Option.

In the event of a Change of Control (as defined in the Equity Incentive Plan), subject to applicable laws and rules and regulations of a national exchange or market on which the Common Shares are listed or as otherwise provided in any Award agreement, (a) all Options and SARs shall be accelerated to become immediately exercisable; (b) all restrictions imposed on Restricted Stock and RSUs shall lapse and RSUs shall be immediately settled and payable; (c) target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based RSUs, Performance Units and Performance Shares shall be deemed to have been fully earned; (d) unless otherwise specifically provided in a written agreement entered into between the Participant and the Corporation or an Affiliate, the Committee shall immediately cause all other Stock-Based Awards to vest and be paid out as determined by the Committee, and (e) the Committee will have discretion to cancel all outstanding Awards, and the value of such Awards will be paid in cash based on the change of control price.

Notwithstanding the above, no acceleration of vesting, cancellation, lapsing of restrictions, payment of an Award, cash settlement or other payment will occur with respect to an Award if the Committee determines, in good faith, that the Award will be honored, assumed or substituted by a successor corporation, provided that such honoured, assumed or substituted Award must: (a) be based on stock which is traded on the TSX and/or the NYSE American or another established securities market in the United States; (b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award; (c) recognize, for the purpose of vesting provisions, the time that the Award has been held prior to the Change of Control; (d) have substantially equivalent economic value to such Award; and (e) have terms and conditions which provide that in the event a Participant's employment with the Corporation, and affiliate or a successor Corporation is involuntarily terminated or constructively terminated at any time within twelve months of the Change of Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to such alternative Award shall be waived or shall lapse, as the case may be.

Amending the Equity Incentive Plan

Except as set out below, and as otherwise provided by law or stock exchange rules, the Equity Incentive Plan may be amended, altered modified, suspended or terminated by the Committee at any time, without notice or approval from shareholders, including but not limited to for the purposes of:

(a) making any acceleration of or other amendments to the general vesting provisions of any Award;

(b) waiving any termination of, extending the expiry date of, or making any other amendments to the general term of any Award or exercise period thereunder provided that no Award held by an insider may be extended beyond its original expiry date;

(c) making any amendments to add covenants or obligations of the Corporation for the protection of Participants;

(d) making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, it may be expedient to make, including amendments that are desirable as a result of changes in law or as a "housekeeping" matter; or

(e) making such changes or corrections which are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

Amendments requiring the prior approval of the Corporation's shareholders are: (i) a reduction in the price of a previously granted Option or SAR benefitting an insider; (ii) an increase in the total number of Common Shares available under the Equity Incentive Plan or the total number of Common Shares available for ISOs; (iii) an increase to the limit on the number of Common Shares issued or issuable to insiders; (iv) an extension of the expiry date of an Option or SAR other than in relation to a blackout period; and (v) any amendment to the amendment provisions of the Equity Incentive Plan.

Uranerz Replacement Options

On June 18, 2015, in connection with the acquisition of Uranerz, the Corporation issued 2,048,000 stock options of the Corporation, by assuming the then-existing options granted pursuant to the Uranerz 2005 Stock Option Plan, as amended on June 10, 2009 (the "2005 Stock Option Plan"). As of the date hereof, there are 437,701 stock options outstanding under the 2005 Stock Option Plan (the "Uranerz Replacement Options"). These options are now exercisable for Common Shares of the Corporation, adjusted to take into account the share exchange ratio applicable to that acquisition. No further stock options will be granted pursuant to the 2005 Stock Option Plan. The options have varying expiry dates with the last options expiring in June 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following tables set forth information as of April 3, 2020 regarding the ownership of our Common Shares by each NEO, each director and all directors and NEOs as a group. Except as set out below, the Corporation is not aware of any person who owns more than 5% of our Common Shares.

The number of Common Shares beneficially owned and the percentage of common shares beneficially owned are based on a total of 114,996,077 Common Shares issued and outstanding as of April 3, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Common Shares subject to options that are exercisable within 60 days following April 3, 2020 are deemed to be outstanding and beneficially owned by the optionee or holder for the purpose of computing share and percentage ownership of that optionee or holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. No RSUs vest within 60 days after April 3, 2020. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole or shared voting and investment power for all Common Shares shown as beneficially owned by them.

As of April 3, 2020, there were 114,996,077 Common Shares issued and outstanding as fully paid and non-assessable and carrying a right to one vote per share. The following table sets forth certain information regarding the direct ownership of Common Shares as of April 3, 2020 by: (i) each of Energy Fuels' directors; (ii) each of Energy Fuels' NEOs; and (iii) all of Energy Fuels' NEOs and directors as a group.

Beneficial ownership

Beneficial Owner (Named Executive Officers and Directors)(1)	Shares of Common Stock Currently Owned	Shares of Common Stock Acquirable Within 60 days(2)	Total	Percent of Class(3)
J. Birks Bovaird	107,943	Nil	107,943.09%
Mark S. Chalmers	235,985	Nil	235,985.21%
Benjamin Eshleman III(4)	60,791	Nil	60,791.05%
Barbara A. Filas	34,527	Nil	34,527.03%
David C. Frydenlund	213,208	Nil	213,208.19%
W. Paul Goranson	227,895	Nil	227,895.20%
Bruce D. Hansen	137,973	Nil	137,973.12%
Dennis L. Higgs	307,970	80,451	388,421.34%
Robert W. Kirkwood(5)	472,501	Nil	472,501.41%
Curtis H. Moore	68,442	Nil	68,442.06%
Alexander G. Morrison(6)	39,242	Nil	39,242.03%
Matthew L. Tarnowski	44,788	Nil	44,788.04%
Current Directors and Named Executive Officers as a Group (12 total)(7)	1,951,265	80,451	2,031,716	1.77%

Notes:

(1) Except as otherwise indicated, the address for each beneficial owner is 225 Union Blvd., Suite 600, Lakewood, Colorado 80228.

(2) With respect to Energy Fuels' NEOs and Energy Fuels' directors, this amount includes common shares, which could be acquired upon exercise of stock options which are either currently vested and exercisable or will vest and become exercisable within 60 days after April 3, 2020. No RSUs vest within 60 days after April 3, 2020.

(3) Based on 114,996,077 Common Shares outstanding on April 3, 2020.

(4) Benjamin Eshleman III's significant reduction in beneficial ownership from the value reported for the year ended December 31, 2018 is due to the determination by the Corporation that Mr. Eshleman's previously reported indirect beneficial interests in Jones Ranch Unproven Limited Partnership, Mesteña Unproven Limited Partnership, and Mesteña, LLC do not constitute controlling interests required to be reported pursuant to Section 16(a) of the Securities Exchange Act of 1934, as there are more than three members overseeing investment decisions on behalf of those entities.

(5) Robert W. Kirkwood has an indirect beneficial interest in Common Shares of the Corporation as follows: 211,275 held by Kirkwood Son Trust #2. Mr. Kirkwood has a direct beneficial interest in the remaining 261,226 Common Shares reported. In total, this indirect beneficial interest in Common Shares represents .18% of the class.

(6) Mr. Morrison was appointed to the Board effective August 1, 2019.

(7) The percent of class of Common Shares both directly and indirectly held by the Officers and Directors of the Corporation, excluding shares of common stock acquirable within 60 days, is 1.70%.

INTEREST OF MANAGEMENT & OTHERS IN MATERIAL TRANSACTIONS

The Corporation reviews all known relationships and transactions in which the Corporation and its directors and executive officers or their immediate family members are participants to determine whether they qualify for disclosure as a transaction with related persons under Item 404(d) of Regulation S-K of the Exchange Act. We screen for these relationships and transactions through the annual circulation of a Directors and Officers Questionnaire, or a "D&O Questionnaire," to each member of the Board and each of our officers who is a reporting person under Section 16 of the Exchange Act. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Corporation and related persons. The Corporation's Code of Business Conduct and Ethics requires that any situation that presents an actual or potential conflict between a director, officer or employee's personal interest and the interests of the Corporation must be reported to the Corporation's General Counsel or, in the case of reports by directors, to the Chair of the Corporation's Audit Committee. Generally, any related-party transaction that would require disclosure pursuant to Item 404 of Regulation S-K would require prior approval. Any waivers from these requirements that are granted for the benefit of the Corporation's directors or executive officers must be granted by the Board.

Except as described in this Circular, no (i) officer, director, promoter or affiliate of the Corporation, (ii) proposed director of the Corporation, or (iii) associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction during the two fiscal years ended December 31, 2019 and 2018 or in any proposed transaction which has materially affected or would materially affect the Corporation or its subsidiaries.

On May 17, 2017, the Board appointed Robert W. Kirkwood and Benjamin Eshleman III to the Board of Directors of the Corporation.

Mr. Kirkwood is a principal of the Kirkwood Companies, including Kirkwood Oil and Gas LLC, Wesco Operating, Inc., and United Nuclear LLC ("United Nuclear"). United Nuclear, owns a 19% interest in the Corporation's Arkose Mining Venture, while the Corporation owns the remaining 81%. The Corporation acts as manager of the Arkose Mining Venture and has management and control over operations carried out by the Arkose Mining Venture. The Arkose Mining Venture is a contractual joint venture governed by a venture agreement dated as of January 15, 2008 entered into by Uranerz Energy Corporation (a subsidiary of the Corporation) and United Nuclear (the "Venture Agreement").

United Nuclear contributed $0.18 million to the expenses of the Arkose Joint Venture based on the approved budget for the twelve months ended December 31, 2019.

Mr. Benjamin Eshleman III is President of Mesteña LLC, which became a shareholder of the Corporation through the Corporation's acquisition of Mesteña Uranium, L.L.C (now Alta Mesa LLC), together with Leoncito Plant, LLC and Leoncito Project, LLC (collectively, the "Acquired Companies"), in June 2016 by way of a Membership Interest Purchase Agreement (the "Purchase Agreement") between Energy Fuels Inc., its subsidiary Energy Fuels Holdings Corp. as purchaser (the "Purchaser"), and Mesteña, LLC, Jones Ranch Minerals Unproven, Ltd. and Mesteña Unproven, Ltd. as sellers (collectively, the "Sellers"). Pursuant to the Purchase Agreement, the Corporation issued 4,551,284 of its common shares to the direction of the Sellers. In connection with the Purchase Agreement, one of the Acquired Companies, Leoncito Project, L.L.C., entered into an Amended and Restated Uranium Testing Permit and Lease Option Agreement with Mesteña Unproven, Ltd., Jones Ranch Minerals Unproven, Ltd and Mesteña Proven, Ltd. (collectively the "Grantors"), which required Leoncito Project, L.L.C., to make a payment in the amount of $0.60 million to the Grantors in June 2019 (of which up to 50% may be paid in common shares of the Corporation at the Corporation's election). As of December 31, 2019, the Corporation paid the Grantors $0.30 million in cash and $0.30 million in common stock, representing 97,786 shares. The Grantors are managed by Mesteña LLC.

Pursuant to the Purchase Agreement, the Alta Mesa Properties held by the Acquired Companies are subject to a royalty of 3.125% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price of $65.00 per pound or less, 6.25% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price greater than $65.00 per pound and up to and including $95.00 per pound, and 7.5% of the value of the recovered U3O8 from the Alta Mesa Properties sold at a price greater than $95.00 per pound. The royalties are held by the Sellers, and Mr. Eshleman and his extended family hold all of the ownership interests in the Sellers. In addition, Mr. Eshleman and certain members of his extended family are parties to surface use agreements that entitle them to surface use payments from the Acquired Companies in certain circumstances. The Alta Mesa Properties are currently being maintained on care and maintenance to enable the Corporation to restart operations as market conditions warrant. Due to the price of U3O8, the Corporation did not pay any royalty payments to the Sellers or to Mr. Eshleman or his immediate family members during the year ended December 31, 2019. Pursuant to the Purchase Agreement, surface use payments from June 2016 through December 31, 2018 were deferred until June 2019 at which time the Corporation made a payment totaling $1.03 million consisting of $0.51 million in cash and $0.51 million in common stock, representing 168,486 shares, to settle this obligation. The Corporation will now make surface use payments on an annual basis to Mr. Eshleman and his immediate family members and has accrued $0.36 million as of December 31, 2019.

AUDIT COMMITTEE DISCLOSURE

The Corporation has a separately designated standing audit committee (the "Audit Committee") which complies with Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and the requirements of the Corporation Guide. The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The directors of the Corporation have determined that each member of the Audit Committee is considered to be "independent" and "financially literate" within the meaning of National Instrument 52-110 - Audit Committees ("NI 52-110"). The Board has further determined that at least one member of the Audit Committee qualifies as a financial expert (as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act), and that each member of the Audit Committee is financially sophisticated, as determined in accordance with Section 803B(2)(iii) of the Corporation Guide, and is independent (as determined under Exchange Act Rule 10A-3 and section 803A and 803B of the Corporation Guide). The current members of the Corporation's Audit Committee are: J. Birks Bovaird, Bruce D. Hansen and Alexander G. Morrison. Bruce D. Hansen is the Chair of the Audit Committee. Mr. Hansen is a financial expert, having served as CEO and a Director of General Moly since 2007, and additionally as its CFO since May 2017. In addition, Mr. Hansen was CFO of Newmont Mining Corporation from 1999 to 2005. In addition, Mr. Morrison's qualifications as a Certified Public Accountant, together with his vast financial expertise attained through his years of work in public accounting and through numerous management and executive positions, including Vice President and Chief Financial Officer of Franco-Nevada Corporation, Vice President and Chief Financial Officer of Novagold Resources Inc. and Vice President and Controller of Homestake Mining Company, also qualifies him as a financial expert on the Corporation's Audit Committee.

The Board has adopted a Charter for the Audit Committee which sets out the Committee's mandate, organization, powers and responsibilities. A copy of the Audit Committee charter can be found on our website at www.energyfuels.com. Our Audit Committee Charter complies with Rule 10A-3 and the requirements of the NYSE American, as well as applicable requirements of the Ontario Securities Commission (the "OSC"), the Toronto Stock Exchange (the "TSX"), the SEC and the NYSE American. During the fiscal year ended December 31, 2019, the Audit Committee met six times.

The Audit Committee is a committee established and appointed by and among the Board to assist the Board in fulfilling its oversight responsibilities with respect to the Corporation. In so doing, the Audit Committee provides an avenue of communication among the external auditor, management, and the Board. The Committee's purpose is to ensure the integrity of financial reporting and the audit process, and that sound risk management and internal control systems are developed and maintained. In pursuing these objectives, the Audit Committee oversees relations with the external auditor, reviews the effectiveness of the internal audit function, and oversees the accounting and financial reporting processes of the Corporation and audits of financial statements of the Corporation.

No member of the Committee may earn fees from the Corporation or any of its subsidiaries, including any consulting, advisory or other compensatory fees, other than Directors' fees or committee member fees (which fees may include cash, options or other in-kind consideration ordinarily available to directors).

Principal Accountant Fees and Services

Year Ended	Audit Fees(1)	Audit-Related Fees(3)	Tax Fees(4)	All Other Fees(5)
December 31, 2019	$1,096,396(2)	$175,000	$23,097	Nil
December 31, 2018	$408,000	$126,000	$35,520	Nil

Notes:

(1) "Audit Fees" are the aggregate fees billed by KPMG in auditing the Corporation's annual financial statements.

(2) Audit Fees for the year ended December 31, 2019 include $656,000 for the Corporation’s first Internal Controls Over Financial Reporting (“ICFR”) audit under Section 404(b) of the Sarbanes Oxley Act of 2002, due to the Corporation ceasing to be an “emerging growth company” effective December 31, 2019 and because the Corporation did not meet the definition of “non-accelerated filer.” Had the Corporation met the definition of “non-accelerated filer”, it would have been exempt from the ICFR audit requirements for the year ended December 31, 2019. At the time the Corporation filed its Form 10-K for the year ended December 31, 2019 it was not a “smaller reporting company” because it had a public float of greater than $75 million. However, on March 12, 2020, the SEC announced changes to the definitions of “accelerated filer” and “large accelerated filer” effective as of April 27, 2020. Pursuant to these changes, companies meeting the definition of “smaller reporting company” with annual revenues of less than $100 million are not required to obtain an ICFR audit by an independent auditor. The Corporation’s year ended December 31, 2019 revenue was $5.9 million. If the Corporation’s revenue remains less than $100 million and its public float continues to be less than $700 million, both of which are expected for the year ended December 31, 2020, then there will be no requirement for an ICFR audit by an independent auditor for the year ended December 31, 2020. As a result, audit and audit-related fees for the year ended December 31, 2020 are currently expected to be closer to the audit and audit-related fees for the year ended December 31, 2018.

(3) "Audit Related Fees" are fees billed by KPMG for the assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's statements or as related to a prospectus.

(4) "Tax Fees" are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. These fees are paid Canadian dollars and were translated into U.S. dollars using the December 31, 2019 foreign exchange rate of 1 Cdn$ = 0.7699 U.S. dollars. The fees for the year ended December 31, 2019 are an estimate because the work will be performed in 2020.

(5) "All Other Fees" consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by our Audit Committee of Services Performed by Independent Auditors

Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees. All engagements and fees for the fiscal year ended December 31, 2019 were pre-approved by the Audit Committee.

The Corporation also has in place a "Policy for Hiring Members (or Former Members) of Independent Public Auditors." Such Policy mandates that the Corporation or its subsidiaries will not hire any person in a Financial Reporting Oversight Role, as defined therein, during a fiscal period unless the individual is not a Member of the Audit Engagement Team (defined as the lead partner, the concurring partner or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Corporation during the relevant period) at any time during the fiscal period and had not been a Member of the Audit Engagement Team during the one year period preceding the Initiation of the Audit (defined for a fiscal period as the day after the Form 10-K covering the previous fiscal period is filed with the SEC) for the fiscal period.

Audit Committee Report

In the course of providing its oversight responsibilities regarding the Corporation's financial statements for the year ended December 31, 2019, the Audit Committee reviewed and discussed the audited financial statements, which appear in our Annual Report on Form 10-K, with management and our independent auditors. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.

Since the commencement of our most recently completed fiscal year, our Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as superseded by Statement of Auditing Standard 114 - the Auditor's Communication with those Charged with Governance.

The Audit Committee meets regularly with the independent auditors to discuss their audit plans, scope and timing on a regular basis, without management present in executive sessions. The Audit Committee met six times during the fiscal year ended December 31, 2019. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Corporation Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2019. The Audit Committee and the Board have also recommended the appointment of KPMG LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2020.

Submitted by the Audit Committee Members:
J. Birks Bovaird
Bruce D. Hansen, Chair
Alexander G. Morrison

CORPORATE GOVERNANCE DISCLOSURE

The Board is currently comprised of eight directors, and eight are nominated for election as directors of the Corporation at the Meeting.

The Board is responsible for determining whether or not each director is independent. This assessment is made in accordance with standards set forth in Section 803 of the Corporation Guide, as well as NI 52-110, and the Corporation's corporate governance policies. Under NI 52-110, a director is considered to be unrelated and independent by the Board if the Board determines that the director has no direct or indirect material relationship with the Corporation. A material relationship is a relationship that could, in the view of the Board, be reasonably expected to interfere with the exercise of the director's judgment independent of management. With the assistance of the Governance and Nominating Committee, the Board reviews each director's independence annually and upon the appointment or election of a new director. The Board last considered this matter at its meeting on March 26, 2020.

Seven of the eight directors are considered by the Board to be independent within the meaning of NI 52-110 and Section 803A of the Corporation Guide. Mark S. Chalmers is not an independent director as he is the President and CEO of the Corporation. However, each of the remaining directors, namely, J. Birks Bovaird, Benjamin Eshleman III, Barbara A. Filas, Bruce D. Hansen, Dennis L. Higgs, Robert W. Kirkwood and Alexander G. Morrison, are independent directors of the Corporation since none have been an executive officer or employee of the Corporation during the last three years, nor has a relationship that would interfere with the exercise of independent judgement in carrying out the responsibilities as a director.

The Chair of the Board, and the Chairs of all of the Board's Committees are independent directors.

A number of directors of the Corporation are also directors of other reporting issuers. See "Particulars of Matters to be Acted Upon at the Meeting - Election of Directors."

The Chair of the Board, J. Birks Bovaird, is not a member of management and is an unrelated and independent director. One of his principal responsibilities is to oversee the Board processes so that it operates efficiently and effectively in carrying out its duties and to act as a liaison between the Board and management.

The independent directors of the Board are encouraged by the Board to hold private sessions as such independent directors deem necessary in the circumstances. In the year ended December 31, 2019, the independent directors held separate in camera sessions following seven Board meetings and had informal discussions from time to time. The four committees likewise hold in-camera sessions with their independent members on a frequent basis, as necessary for the effective governance of the Corporation.

The Board held a total of nine meetings during the year ended December 31, 2019. The following table shows the number of Board meetings each director attended during that period.

Name	Number of Board Meetings Held While a Director	Number of Board Meetings Attended
J. Birks Bovaird	9	9
Paul A. Carroll(1)	4	4
Mark S. Chalmers(1)	9	9
Benjamin Eshleman III	9	9
Barbara A. Filas	9	9
Bruce D. Hansen	9	9
Dennis L. Higgs	9	9
Robert W. Kirkwood	9	9
Alexander G. Morrison(2)	4	4

Notes:

(1) Mr. Carroll ceased to be a Director on May 29, 2019.

(2) Mr. Morrison was appointed to the Board effective August 1, 2019

During 2019, each director attended 100% of the total number of meetings of the Board (held during the period for which he or she was a director) and more than 83% of the total number of meetings held by all committees of the Board on which he or she served (during the periods he or she served).

Board members are not required, but are expected to make every effort, to attend the Annual Meeting of shareholders.

Board Mandate

The Board's mandate is set out in the Corporation's Corporate Governance Manual, a copy of which can be found on our website at www.energyfuels.com, as approved by the Board, and reviewed on an annual basis. The Board is responsible, directly and through its committees, for the supervision of the management of the business and affairs of the Corporation. The Board seeks to ensure the viability and long-term financial strength of the Corporation and the creation of enduring shareholder value. In pursuing these objectives, the Board will have regard to the best interests of shareholders and the Corporation and to the needs of its other stakeholders, including the needs of the communities in which the Corporation conducts its business and the needs of its employees and suppliers.

To assist the Board in the implementation of its mandate, it delegates some of its responsibility to committees. The Board reviews and approves the structure, mandate and composition of its committees. It also receives and reviews periodic reports of the activities and findings of those committees.

The Board selects and appoints the Corporation's President and CEO and, through him or her, other officers and senior management to whom the Board delegates certain of its power of management. The Board approves strategy, sets targets, performance standards and policies to guide them; monitors and advises management; sets their compensation and, if necessary, replaces them.

The Board reviews and approves, for release to shareholders, quarterly and annual reports on the performance of the Corporation, and certain other material public communications. The Board has implemented a Corporate Disclosure Policy, which it reviews annually, to ensure effective communication between the Corporation, its shareholders, prospective investors, the public and other stakeholders, including the dissemination of information on a regular and timely basis. The CEO has dedicated a portion of his time to communicate with shareholders and prospective investors. Through its officers, the Corporation responds to questions and provides information to individual shareholders, institutional investors, financial analysts and the media.

The Board ensures that mechanisms are in place to guide the organization in its activities. The Board reviews and approves a broad range of internal control and management systems, including expenditure approvals and financial controls. Management is required by the Board to comply with legal and regulatory requirements with respect to all of the Corporation's activities.

Position Descriptions

The Board has adopted a written position description for the CEO of the Corporation. The primary role of the CEO is to develop and recommend to the Board a long-term strategy and vision for the Corporation that leads to the creation of shareholder value, to develop and recommend to the Board annual business plans and budgets that support the Corporation's long term strategy, and to ensure that the day-to-day business affairs of the Corporation are appropriately managed, including evaluation of the Corporation's operating performance and initiating appropriate action where required. In order to fulfill this role, the CEO is expected to ensure that the Corporation has an effective management team and to have an active plan for its development and succession, and to foster a corporate culture that promotes ethical practices, encourages individual integrity and fulfills social responsibility, including ensuring that the Corporation is in compliance with its Corporate Disclosure Policy and Environment, Health and Safety Policy and internal controls and procedures. Finally, the CEO is expected to ensure that the Corporation builds and maintains strong, positive relationships with its investors, employees and the corporate and public community.

The position description for the Chair of the Board is set out in the Corporation's Corporate Governance Manual. The primary role of the Chair is to provide leadership to the Board, to ensure that the Board can function independently of management and fully discharges its duties. This involves acting as a liaison between the Board and management, working with management to schedule Board meetings and with committee chairs to coordinate scheduling committee meetings, ensuring the appropriate agendas for meetings, ensuring the proper flow of information to the Board, and reviewing the adequacy and timing of documented material in support of management's proposals. The Chair of the Board also works with the Governance and Nominating Committee to ensure proper committee structure, including assignments of members and committee Chairs, as well as chairs all meetings of the Board, and when requested by the CEO, meetings of shareholders.

The Board has developed written position descriptions for the Chair of each committee. The primary responsibilities of the Chair of each committee are: to develop the agenda for each meeting of the committee; to preside over committee meetings; to oversee the committee's compliance with its Charter; to work with management to develop the committee's annual work plan; to together with management, identify, review and evaluate matters of concern to the committee; and to report regularly to the Board.

Succession Plan

On an annual basis, management provides the Board with its "Succession Plan" identifying potential candidates for the Corporation's executive and other management roles. The Plan is presented in the form of a matrix sorted according to position, incumbent, incumbent age, potential successor and current title, whether internal, external or a consultant, the successor's age, the successor's current level of competency for the position, the period of time necessary for the successor to be ready to assume the role, and training needs. To the extent possible, the Corporation works to provide opportunities for career growth to its current employees within the Corporation, both for purposes of retention and motivation. The Plan provides all levels of decision-makers within the Corporation with a good understanding of its most crucial roles/positions, the expertise and training required for each to function adequately, and those potential candidates who show promise in the field so that current management knows where to focus any training efforts and promotional decisions. At this time, the Corporation is not aware of any upcoming vacancies and, as such, no specific succession plans for any particular positions are currently in place.

Orientation and Continuing Education

New directors are provided with a comprehensive information package on the Corporation and its management and are fully briefed by senior management on the corporate organization and key current issues. The information package includes contact information, the Corporation's organizational chart, the Articles and By-Laws of the Corporation, the Corporation's Corporate Governance Manual and certain key documents and plans such as the Corporation's Equity Incentive Plan, Shareholder Rights Plan, Directors' and Officers' Insurance Policy and Indemnity Agreement. The Corporation's Corporate Governance Manual describes the roles, responsibilities and mandates of the Board, its committees, its directors, the Chair of the Board, the Chairs of each committee and the CEO, and also includes, as appendices, the following key documents of the Corporation:

• Charter of the Audit Committee;

• Charter of the Governance and Nominating Committee;

• Charter of the Compensation Committee;

• Environment, Health and Safety Policy;

• Charter of the Environment, Health and Safety Committee;

• Corporate Disclosure Policy;

• Insider Trading Policy;

• Whistleblower Policy;

• Code of Business Conduct and Ethics;

• Excerpts from National Policy 51-201 "Disclosure Standards" Regarding Materiality;

• Procedure for Hiring Outside Counsel or Consultants;

• Share Ownership Requirements for Directors;

• Policy Regarding Loans to Directors and Officers;

• Diversity Policy;

• Policy for Hiring Members (or Former Members) of Independent Public Auditors; and

• Majority Voting Policy.

In addition, new directors are introduced to the Corporation's website, which includes the Corporation's most recent annual filings, Proxy Statements and Management Information Circulars, press releases, material change reports and other continuous disclosure documents, all of which provide the information necessary for a new director to become familiar with the nature and operation of the Corporation's business. New directors also partake in a day-long orientation program at the Corporation's head office in Lakewood Colorado, during which they are instructed on all matters relevant to the Corporation's business, assets and risks, and their roles and duties as Directors. Management is also available to answer any questions from or to provide any additional orientation for new directors that may be required. Visits to key operations may also be arranged for new directors.

Although the Corporation does not generally provide formal training programs for its directors, the Board encourages directors to participate in continuing education programs. One director has successfully completed a director certification program offered by a major Canadian university. In addition, Board members are often provided with notices and other correspondence from counsel and other advisors, which report on developments affecting corporate and securities law matters and governance generally. Any material developments affecting the ability of directors to meet their obligations as directors are brought to the attention of the Governance and Nominating Committee (the "GN Committee") by management, and appropriate actions are taken by the GN Committee to ensure that directors maintain the skill and knowledge necessary to meet their obligations.

Ethical Business Conduct

The Board has adopted a written Code of Business Conduct and Ethics (the "Code") for directors, officers, and employees of the Corporation, which is contained in the Corporation's Corporate Governance Manual. The Corporate Governance Manual is provided to each new director, and a copy of the Code is provided to each new employee. The Code is also published on the Corporation's website at www.energyfuels.com. In addition, all the directors and officers of the Corporation are required to affirm their compliance with the Code in writing annually.

The Code sets out in detail the core values and the principles by which the Corporation is governed, and addresses topics such as: conflicts of interest, including transactions and agreements in respect of which a director or executive officer has a material interest; protection and proper use of corporate assets and opportunities; confidentiality of corporate information; fair dealing with the Corporation's security holders, customers, suppliers, competitors and employees; compliance with laws, rules and regulations; and reporting of any illegal or unethical behavior. Under the Code and applicable law, any director or officer who has a material interest in a transaction or agreement is required to disclose his or her interest and refrain from voting or participating in any decision relating to the transaction or agreement.

The Corporation's management team is committed to fostering and maintaining a culture of high ethical standards and compliance that ensures a work environment that encourages employees to raise concerns to the attention of management and that promptly addresses any employee compliance concerns. Under the Code, all directors, officers, and employees must take all reasonable steps to prevent contraventions of the Code, to identify and raise issues before they lead to problems, and to seek additional guidance when necessary. If breaches of the Code occur, they must be reported promptly. The Corporation maintains appropriate records evidencing compliance with the Code. It is ultimately the Board's responsibility for monitoring compliance with the Code. The Board will review the Code periodically and review management's monitoring of compliance with the Code, and if necessary, consult with members of the Corporation's senior management team and Audit Committee, as appropriate, to resolve any reported violations of the Code. Any waivers from the Code that are granted for the benefit of the Corporation's directors or executive officers shall be granted by the Board. Violations of the Code by a director, officer or employee are grounds for disciplinary action, up to and including immediate termination and possible legal prosecution.

Where a material departure from the Code by a director or executive officer constitutes a material change, the Corporation will file a material change report disclosing the date of the departure, the parties involved in the departure, the reason why the Board has or has not sanctioned the departure, and any measures the Board has taken to address or remedy the departure. No "material change" reports have been filed and no waivers of the Code have been made since the beginning of the year ended December 31, 2019 that pertain to any conduct of a director or executive officer that constitutes a departure from the Code.

The Corporation also expects all agents, consultants and contractors to comply with the Code.

Restriction on Hedging

The Corporation has in place an Insider Trading Policy, to be reviewed and approved by the Board annually, which includes a section on "Hedging Transactions" that restricts NEOs and directors from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Governance and Nominating Committee

The Board has a Governance and Nominating Committee, which is composed entirely of independent directors, including its current Chair Benjamin Eshleman III who is an independent director. The GN Committee has the general responsibility for developing and monitoring the Corporation's approach to corporate governance issues and for identifying and recommending to the Board nominees for appointment or election as directors. The GN Committee has a charter which can be found on the Corporation's website at www.energyfuels.com. The GN Committee's responsibilities include the following: assessing the effectiveness of the Board as a whole, the Chair of the Board, the committees of the Board and the contribution of individual directors on a periodic basis; ensuring that, where necessary, appropriate structures and procedures are in place to ensure that the Board can function independently of management; periodically examining the size of the Board, with a view to determining the impact of the number of directors upon effectiveness; identifying individuals qualified to become new Board members and recommending to the Board all director nominees for election or appointment to the Board; assessing directors on an ongoing basis; and recommending to the Board the members to serve on the various committees. In addition, the GN Committee reviews the Corporation's disclosure of its corporate governance practices in the Corporation's Circular each year.

Nomination of Directors

During the year ended December 31, 2019, the GN Committee met six times and was responsible for proposing all candidates for Board nomination. In making its recommendations to the Board, the GN Committee considers what competencies and skills the Board as a whole should possess, the competencies and skills each existing director possesses, and the competencies and skills each new nominee will bring to the boardroom. The GN Committee also considers whether or not each new nominee can devote sufficient time and resources to his or her duties as a Board member.

Age and Term Limits

It is proposed that each of the persons elected as a Director at the Meeting will serve until the close of the next annual meeting of the Corporation or until his successor is elected or appointed. The Board has not adopted a term limit for directors. The Board believes that the imposition of director term limits on a board may discount the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members. The Board relies on an annual director assessment procedure in evaluating Board members and believes that it can best strike the right balance between continuity and fresh perspectives without mandated term limits. While age and tenure of a director will not be determinative, they may be considered in conjunction with that director's overall expertise, competencies and skills (as they relate to the needs of the board), contributions, independence, time and resources, and attendance, in addition to any other criteria deemed relevant by the GN Committee. Tenure considerations would generally be expected to weigh more heavily into the analysis if the average tenure of all directors on the board were to surpass 15 years or more. The Board has demonstrated the effectiveness of its approach, as six of the eight current directors, or 75% of the Board, have been appointed in 2015 or later.

Board Diversity

On January 28, 2015, the Board adopted a written diversity policy that sets out the Corporation's approach to diversity, including gender, on the Board and among the executive officers of the Corporation. The GN Committee and the Board aim to attract and maintain a Board and an executive team that have an appropriate mix of diversity, skill and expertise. All Board and executive officer appointments will be based on merit, and the skill and contribution that the candidate is expected to bring to the Board and the executive team, with due consideration given to the benefits of diversity.

Pursuant to the diversity policy, when considering the composition of, and individuals to nominate or hire to, the Board and the executive team, the GN Committee and the Board, as applicable, shall consider diversity from a number of aspects, including but not limited to gender, age, ethnicity and cultural diversity. In addition, when assessing and identifying potential new members to join the Board or the executive team, the GN Committee and the Board, as applicable, consider the current level of diversity on the Board and the executive team.

The GN Committee and the Board are responsible for developing measurable objectives to implement the diversity policy and to measure its effectiveness. The GN Committee annually considers whether to set targets based on diversity for the appointment of individuals to the Board or the executive team, recognizing that notwithstanding any targets set in any given year, the selection of diverse candidates will depend on the pool of available candidates with the necessary skills, knowledge and experience. At their January 2018 meetings, the GN Committee and the Board confirmed, as a priority, that the Corporation is committed to increasing Board gender diversity, and set measurable targets relating to obtaining and maintaining adequate gender diversity on the Board. In furtherance of this commitment, the Board specifically resolved to take proactive steps to attempt to identify a suitable woman candidate for appointment to fill an existing vacancy, or for election to the Board, as soon as reasonably possible, and set a measurable target of having a woman on the Board or putting a suitable women nominee to the shareholders for election as a director of the Corporation no later than at the Corporation's Annual Meeting of Shareholders to be held in 2019.

The Corporation is very pleased that Barbara A. Filas was elected to the Board at the Corporation's Annual and Special Meeting of Shareholders held in May 2018. Ms. Filas is currently the sole woman director or member of the executive team of the Corporation and holds a strong leadership position on the Board of the Corporation as the Chair of the Environment, Health and Safety Committee and a member of the GN Committee. The Environment, Health and Safety Committee is a critical committee for the Corporation, which is a uranium mining company regulated under comprehensive and complex rules and regulations at both the State and Federal levels. As stated in the Corporation's Environment, Health and Safety Policy, Energy Fuels is committed to the operation of its facilities in a manner that puts the safety of its workers, contractors and community, the protection of the environment and the principles of sustainable development above all else. Whenever issues of safety conflict with other corporate objectives, safety shall be the first consideration. The Environment, Health and Safety Committee's responsibilities include oversite of this critical Policy of the Corporation.

In January 2020, upon the recommendation of the GN Committee, the Board resolved to continue its dedication to Board diversity by maintaining its measurable target of maintaining at least one woman on the Board at all times and also resolved to continue to proactively attempt to identify suitable woman and minority candidates for future appointments to the Board and the Corporation's executive team as appropriate.

Majority Voting Policy

On January 25, 2013, the Board adopted a majority voting policy. Pursuant to the majority voting policy, forms of proxy for meetings of the shareholders of the Corporation at which directors are to be elected provide the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favour of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board. The GN Committee and the Compensation Committee will review any such resignation and make a recommendation to the Board regarding whether or not such resignation should be accepted. The Board will determine whether to accept the resignation within 90 days following the shareholders' meeting. If the resignation is accepted, subject to any corporate law restrictions, the Board may (i) leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Corporation, (ii) fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders, or (iii) call a special meeting of the shareholders of the Corporation to consider the election of a nominee recommended by the Board to fill the vacant position. The majority voting policy applies only in the case of an uncontested shareholders' meeting.

Compensation Committee

The Corporation has a Compensation Committee, which is comprised entirely of independent directors within the meaning of Section 805(c) of the Corporation Guide. The Compensation Committee has been delegated the task of reviewing and recommending to the Board the Corporation's compensation policies and reviewing such policies on a periodic basis to ensure they remain current, competitive and consistent with the Corporation's overall goals. The Compensation Committee also has the authority and responsibility to review and approve corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those corporate goals and objectives, and making recommendations to the Board with respect to the CEO's compensation level (including salary incentive compensation plans and equity-based plans) based on this evaluation, as well as making recommendations to the Board with respect to any employment, severance or change of control agreements for the CEO. The ultimate decision relating to the CEO's compensation rests with the Board, taking into consideration the Compensation Committee's recommendations, corporate and individual performance, and industry standards. The Compensation Committee has also been delegated the task of reviewing and approving for NEOs, other than the CEO, all compensation (including salary, incentive compensation plans and equity-based plans) and any employment, severance or change of control agreements, although the ultimate decision relating to any stock option or other equity grants rests with the Board. The experience of Board and committee members who are also involved as management of, or board members or advisors to, other companies also factor into decisions concerning compensation. The Compensation Committee has a charter which can be found on the Corporation's website at www.energyfuels.com.

The Compensation Committee is also responsible for making recommendations to the Board with respect to the adequacy and form of compensation payable to and benefits of directors in their capacity as directors (including Board and committee retainers, meeting and committee fees, incentive compensation plans, and equity-based plans), so as to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director. Additional responsibilities of the Compensation Committee include: (i) considering the implications of the risks associated with the Corporation's compensation policies and practices and the steps that may be taken to mitigate any identified risks; (ii) reviewing executive compensation disclosure before the Corporation publicly discloses such information; and (iii) reviewing, and approving periodically management's succession plans for executive management, including specific development plans and career planning for potential successors, and recommending them to the Board.

During the year ended December 31, 2019, the Compensation Committee met seven times and was responsible for administering the executive compensation program of the Corporation. For further information regarding how the Board determines the compensation for the Corporation's directors and officers please see "Executive Compensation" in this Circular.

Environment, Health and Safety Committee

The mining industry, by its very nature, can have an impact on the natural environment. As a result, environmental planning and compliance must play a very important part in the operations of any company engaged in these activities. The Corporation takes these issues very seriously and has established the Environment, Health and Safety Committee ("EHS Committee"), which it considers a key committee to the responsible management of the Corporation, to assist the Board in fulfilling its oversight responsibilities for environmental, health and safety matters. The mandate of the EHS Committee is to oversee the development and implementation of policies and best practices relating to environmental, health and safety issues in order to ensure compliance with applicable laws, regulations and policies in the jurisdictions in which the Corporation and its subsidiaries carry on business. Due to the complexity of uranium exploration, mining, recovery and milling, the Board determined that it was appropriate that a member of management sit on the EHS Committee to ensure that technical expertise is properly brought before the EHS Committee. The fact that all of the members of the EHS Committee are not independent is balanced by the fact that a majority of the members of the EHS Committee and the Chair of the EHS Committee are independent, and that the key recommendations of the EHS Committee are considered by the full Board. During 2019, the EHS Committee met four times.

Assessments

Annual Board Assessment

The GN Committee distributes, receives and reviews the results of written Board effectiveness assessments each year. The assessments question members of the Board as to their level of satisfaction with the functioning of the Board, its interaction with management, and the performance of the standing committees of the Board. The assessments also include peer reviews of all other directors and a self-assessment as to each director's effectiveness and contribution as a Board member. After the assessments are reviewed, the GN Committee reports the results to the Board on an anonymous basis and makes any recommendations to the Board to improve the Corporation's corporate governance practices. This process occurs prior to the consideration by the GN Committee of nominations for Board member elections at the Annual Meeting of Shareholders each year.

Annual Audit Committee Effectiveness Assessment

Per the terms of the Audit Committee Charter, the Audit Committee reviews, discusses and assesses on an annual basis its own performance, as well as its roles and responsibilities. To help accomplish this, each member of the Audit Committee is requested to evaluate the role and responsibilities of the Committee as set out in the Committee's Charter, the effectiveness of the Committee as a whole, the effectiveness of the Chair of the Committee, the contribution of individual members, the policies and procedures observed by the Committee, and the quality of the relationship between the Committee and the Corporation's external auditor for discussion during the January meeting of the Committee. Each year each member of the Audit Committee completes an Annual Audit Committee Effectiveness Assessment Questionnaire.

The resulting Assessment is presented in eight parts: (i) the roles and responsibilities of the Committee; (ii) Committee structure and process; (iii) Committee effectiveness; (iv) Committee oversight; (v) management and auditors; (vi) Committee culture; (vii) self-assessment; and (viii) effectiveness and contribution of individual members. After the completed Assessments are returned and reviewed, the Audit Committee reports the results to the Board on an anonymous basis and makes any recommendations to the Board to improve the Corporation's corporate governance practices.

SHAREHOLDER PROPOSALS

To be included in the proxy materials for our 2021 annual meeting of shareholders, proposals of shareholders must be received by us no later than December 17, 2020, which is 120 calendar days prior to the first anniversary of the expected mailing date of this proxy statement. To be included in the proxy materials for our 2021 annual meeting of shareholders, in accordance with our bylaws, director nominations must be received by us not less than 35 nor more than 65 days prior to the date of our 2021 annual meeting of shareholders. Proposals to be included in our proxy materials must comply with the requirements established by the SEC for such proposals, which are set forth in Rule 14a-8 under the Exchange Act.

PRINCIPAL EXECUTIVE OFFICE

Our principal executive office is located at 225 Union Boulevard, Suite 600, Lakewood, Colorado, USA 80228.

OTHER MATTERS

We do not know of any business other than that described in this Circular that will be presented for consideration or action by the shareholders at the Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting of Energy Fuels Inc.

To Be Held on Wednesday, May 27, 2020.

Dear Investor:

Please find attached your form of proxy (the "Form of Proxy") for the Annual Meeting of shareholders of Energy Fuels Inc. (the "Corporation") to be held on Wednesday, May 27, 2020 at 10:00 a.m. (Denver Time) (the "Meeting").  Due to recent health and safety risks related to the novel coronavirus ("COVID-19"), the Meeting will be conducted solely as a virtual meeting of shareholders via a live audio webcast with integrated slides and real-time balloting through Lumi/AST Virtual AGM. You can attend the Meeting online at https://web.lumiagm.com/131967582 using the password "fuels2020" (case-sensitive) and your unique 13-digit control number, which appears on your Form of Proxy. You will have the ability to submit questions during the Meeting via the Meeting platform.

If you choose to vote at the virtual Meeting rather than through the use of your Form of Proxy and below instructions, or should you desire to vote at the virtual Meeting after completing and submitting your Form of Proxy, thereby overriding your selections contained therein, you are able to cast your vote on the Meeting platform when the voting portion of the Meeting opens. Your results will be instantaneously tabulated and included in the final Scrutineer's Report, which will become available to the Corporation once the voting portion of the virtual Meeting has closed. Please see "Instructions for the Virtual Meeting" on page 4 of the management information circular of the Corporation dated April 7, 2020 (the "Management Information Circular") for further details on voting at the virtual Meeting.

The following matters will be reviewed and voted upon at the Meeting:

  Election of directors, as detailed on pages 5 through 11 of the Management Information Circular;
  Appointment and remuneration of KPMG, LLP of Denver, Colorado, an independent registered public accounting firm, as auditors of the Corporation for 2020, as detailed on page 11 of the Management Information Circular;
  Vote on a non-binding, advisory proposal to approve the compensation of the named executive officers ("Say-on-Pay"), as detailed on pages 11 and 12 of the Management Information Circular; and
  Vote on a non-binding, advisory proposal regarding the frequency with which shareholders will vote on Say-on-Pay proposals in the future ("Say-on-Frequency"), as detailed on pages 12 and 13 of the Management Information Circular. The Say-on-Frequency vote consists of three voting options denoted by proposals 4 (one (1)-year frequency), 5 (two (2)-year frequency) and 6 (three (3)-year frequency) on the Form of Proxy. Each voting option is mutually exclusive, meaning that shareholders should only vote "FOR" on one of the three options and should vote "AGAINST" or "ABSTAIN" on the other two options.

Pursuant to applicable United States and Canadian securities rules, companies are no longer required to distribute physical copies of certain annual meeting related materials such as management information circulars and annual financial statements to their investors.  Instead, they may post electronic versions of such material on a website for investor review. This process, known as "notice-and-access," directly benefits the Corporation through a substantial reduction in both postage and material costs and also helps the environment through a decrease in paper documents that are ultimately discarded.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Electronic copies of investor materials related to the Meeting, including the Management Information Circular, may be found at, and downloaded from www.meetingdocuments.com/astca/EFR or from the Corporation's webpage on EDGAR at www.sec.gov or on SEDAR at www.sedar.com. Investors are reminded to review the Management Information Circular before voting at the Meeting.

You have a number of options to vote your proxy:

  By telephone, call 1-888-489-5760;
  Fax your signed proxy to 1-866-781-3111 (toll-free) or 416-368-2502;
  Online by visiting www.astvotemyproxy.com;

  Return your signed proxy by mail using the enclosed business reply envelope; or
  Scan and send your signed proxy to proxyvote@astfinancial.com

However you choose to vote, we must receive your vote by no later than 12:00 p.m. (Toronto Time) on May 25, 2020, or if the Meeting is adjourned, by 12:00 p.m. (Toronto Time) on the second business day preceding the day to which the Meeting is adjourned. We also strongly encourage you to first review the matters under discussion for the Meeting as described in the Management Information Circular at www.meetingdocuments.com/astca/EFR.

Should you wish to receive paper copies of investor materials related to the Meeting free of charge, including the Form of Proxy and the Management Information Circular, the Corporation's audited financial statements or its Annual Report on Form 10-K, or if you have any questions, please contact us at 1-888-433-6443 or fulfilment@astfinancial.com prior to May 15, 2020 and we will send them within three business days, giving you sufficient time to vote your proxy. Following the Meeting, the documents will remain available at the website listed above for a period of one year.

If you intend to vote at or participate in the virtual Meeting, we encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 9:00 a.m. (Denver time) on May 27, 2020. The Meeting will begin promptly at 10:00 a.m. (Denver time) on May 27, 2020. If you encounter any difficulties with the Virtual Platform on the day of the Meeting, please go to https://go.lumiglobal.com/faq for frequently asked questions and click on the support button for assistance or please call AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America). Support will be available starting at 7 am (Denver time) on May 27, 2020 and will remain available until the Meeting has finished.

Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Energy Fuels Inc. (the "Corporation"), hereby appoint: Mark S. Chalmers, President and Chief Executive Officer, or, failing him, David C. Frydenlund, Chief Financial Officer, or                                                     .  Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxyholder of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxyholder sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation (the "Meeting"). Further details regarding the Meeting, the matters to be voted on at the Meeting and how to vote can be found in the Management Information Circular of the Corporation dated April 7, 2020 (the "Management Information Circular"). Please vote "FOR" on only one of items 4.-6. and "AGAINST" or "ABSTAIN" on the other two of items 4.-6., below, each as set out on pages 12 and 13 of the Management Information Circular.

The shares represented by this proxy are specifically directed to be voted as indicated below. Please use a dark black pencil or pen.

1. Election of Directors	FOR	WITHHOLD		FOR	WITHHOLD
1. J. Birks Bovaird	☐	☐	5. Bruce D. Hansen	☐	☐
2. Mark S. Chalmers	☐	☐	6. Dennis L. Higgs	☐	☐
3. Benjamin Eshleman III	☐	☐	7. Robert W. Kirkwood	☐	☐
4. Barbara A. Filas	☐	☐	8. Alexander G. Morrison	☐	☐

2. Appointment of Auditors

Appointment of KPMG LLP of Denver, Colorado, an independent registered public accounting firm, as the auditors of the Corporation for 2020, as set out on page 11 of the Management Information Circular.

				FOR ☐	WITHHOLD ☐

3. Say-On-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve the Corporation's named executive officer compensation through an advisory resolution, commonly referred to as a "Say-on-Pay" vote, as set out on pages 11 and 12 of the Management Information Circular.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Frequency of Say-On-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve a one (1)-year frequency for the Corporation's "Say-on-Pay"  vote, commonly referred to as a "Say-on-Frequency" vote; or

				FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Frequency of Say-On-Pay Advisory Vote Vote on a non-binding, advisory "Say-on-Frequency" proposal to approve a two (2)-year frequency for the Corporation's "Say-on-Pay" vote; or				FOR ☐	AGAINST ☐	ABSTAIN ☐

6. Frequency of Say-On-Pay Advisory Vote Vote on a non-binding, advisory "Say-on-Frequency" proposal to approve a three (3)-year frequency for the Corporation's "Say-on-Pay" vote.				FOR ☐	AGAINST ☐	ABSTAIN ☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted "FOR" for proposals 1, 2, 3 and 6, and "AGAINST" for proposals 4 and 5 by management's appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Print Name

Signature(s)

Date

Please sign exactly as your name(s) appear on this proxy.  Please see reverse for instructions.  All proxies must be received by 12:00 p.m. (Toronto Time) on Monday May 25, 2020.

Proxy Form - Annual Meeting of Shareholders of Energy Fuels Inc. to be held on
May 27, 2020

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. You have the right to appoint a person other than as designated herein to represent you at the Meeting by striking out the names of the persons designated above and inserting such other person's name in the blank space provided and delivering the completed proxy to AST Trust Company (Canada) in the envelope provided.

To do so, you must carefully follow the instructions in the Management Information Circular and on this Form of Proxy or other voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, AST Trust Company (Canada), after submitting this Form of Proxy or other voting instruction form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a control number to participate in the virtual Meeting and only being able to attend as a guest. Guests will be able to listen to the virtual Meeting but will not be able to vote.

You must complete the additional step of registering the proxyholder by calling AST at 1-866-751-6315 (within North America) or 212-235-5754 (outside of North America) by no later than 12:00 pm (Toronto time) on May 25, 2020.

4. This Proxy is solicited by management of the Corporation.

5. If you appoint the management nominees, they will vote in accordance with your instructions or, if no instructions are provided, they will vote "FOR" for proposals 1, 2, 3 and 6, and "AGAINST" for proposals 4 and 5 set out above. If you appoint someone other than one of the management nominees, they will also vote in accordance with your instructions or if no instructions are provided, they will vote in their discretion.

6. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to any amendments or variations proposed to the matters set out in this proxy or to any new business properly submitted before the Meeting.

7. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Management Information Circular and will need to vote separately as a registered and beneficial holder.  Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

8. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy. All holders should refer to the Management Information Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting. This proxy is solicited by and on behalf of Management of the Corporation.

HOW TO VOTE

TELEPHONE

Use any touch-tone phone, call toll free in Canada and the United States
1-888-489-5760 and follow the voice instructions

To vote by telephone you will need your control number. If you vote by telephone, do not return this proxy.

MAIL, FAX or EMAIL

Complete and return your signed proxy in the envelope provided or send to:

AST Trust Company (Canada)

P.O. Box 721

Agincourt, ON  M1S 0A1

You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and the United States to 1-866-781-3111 or scan and email to proxyvote@astfinancial.com.

An undated proxy is deemed to be dated on the day it was received by AST Trust Company (Canada).

If you wish to receive investor documents electronically in the future, please visit https://ca.astfinancial.com/edelivery to enroll.

INTERNET PRIOR TO MEETING

To vote online, visit www.astvotemyproxy.com, enter your control number and follow the prompts to place your vote.

INTERNET AT VIRTUAL MEETING

To vote at the virtual Meeting during the audio webcast, log into the virtual Meeting platform online at https://web.lumiagm.com/131967582.

Registered shareholders: Click "I have a control number" and enter your unique 13-digit control number and the password "fuels2020" (case-sensitive). The 13-digit number located on this Form of Proxy is your control number. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.

Duly appointed proxyholders: Click "I have a control number" and then enter your unique 13-digit control number and the password "fuels2020" (case sensitive). Proxyholders who have been duly appointed and registered with AST as described in this circular will receive a control number by email from AST after the proxy voting deadline has passed (see Note 3, above, for details).

If you encounter any difficulties with the Virtual Platform, please go to https://go.lumiglobal.com/faq and click on the support button for assistance, or please call AST at 1-866-751-6315 (within North America) or 1-212-235-5754 (outside of North America).

All proxies must be received by 12:00 p.m. (Toronto Time), on Monday, May 25, 2020, or if the Meeting is adjourned, by 12:00 p.m. (Toronto Time) on the second business day preceding the day to which the Meeting is adjourned.

ENERGY FUELS INC.

(the "Corporation")

ANNUAL REQUEST FOR FINANCIAL STATEMENTS

TO: REGISTERED AND BENEFICIAL SHAREHOLDERS

In accordance with National Instrument 51-102, shareholders (including beneficial owners) may elect annually to have their names added to the Supplemental Mailing List of the Corporation.  If you wish to receive the Form 10-K, annual financial statements and management's discussion and analysis ("MD&A") for the annual financial statements, the interim financial statements and MD&A for the interim financial statements of the Corporation, or both, you must complete this form and forward it, either with your proxy or separately, to our transfer agent:

AST Trust Company (Canada)

P.O. Box 700, Postal Station B

Montreal, QC  H3B 3K3

Fax: 1-888-249-6189

E-mail: inquiries@astfinancial.com

I hereby certify that I am a shareholder of the Corporation.  Please put my name on your Supplemental Mailing List for the Corporation and send me the documents as indicated below:

Form 10-K, Annual Financial Statements and Annual MD&A of the Corporation	☐
Interim Financial Statements and Interim MD&A of the Corporation	☐

Copies of these documents may also be found on SEDAR at www.sedar.com, on EDGAR at www.sec.gov, or on the Corporation's website at www.energyfuels.com.

You can submit your request online at: https://ca.astfinancial.com/InvestorServices/Financial-Statements?lang=en, Company Code Number: 7733A.  Do not return this card if you have submitted the request online.

Check this box if you want to receive your documents electronically

❏ Yes, I want to receive the Company's documents electronically

DATED the _____ day of ______________, 2020.

First Name and Surname

Number and Street	Apartment/Suite

City	Province/State	E-mail address

Postal/Zip Code	Country	Signature of Shareholder